                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                             Dated as of May 6, 2003

                                      among

                               KMART CORPORATION,

                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

             as Administrative Agent, Co-Collateral Agent and Lender

                        GECC CAPITAL MARKETS GROUP, INC.

                     as Co-Lead Arranger and Co-Book Runner

                           FLEET RETAIL FINANCE INC.,

             as Co-Syndication Agent, Co-Collateral Agent and Lender

                             FLEET SECURITIES, INC.,

                     as Co-Lead Arranger and Co-Book Runner

                             BANK OF AMERICA, N.A.,

                       as Co-Syndication Agent and Lender

                         BANC OF AMERICA SECURITIES LLC,

                     as Co-Lead Arranger and Co-Book Runner

                          GMAC COMMERCIAL FINANCE LLC,

                            as Co-Documentation Agent

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                            as Co-Documentation Agent

================================================================================

                               INDEX OF APPENDICES

Annex A (Recitals)              -        Definitions
Annex B (Section 1.2)           -        Letters of Credit
Annex C (Section 1.8)           -        Cash Management System
Annex D (Section 2.1(a))        -        Closing Checklist
Annex E (Section 4.1(a))        -        Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))        -        Collateral Reports
Annex G (Section 6.10)          -        Financial Covenants
Annex H (Section 9.9(a))        -        Lenders' Wire Transfer Information
Annex I (Section 11.10)         -        Notice Addresses
Annex J (from Annex A-
  Commitments definition)       -        Commitments as of Closing Date
Annex K (Section 1.1)                    Reserves/Other Changes to the Borrowing Base

Exhibit 1.1(a)(i)               -        Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)              -        Form of Revolving Note
Exhibit 1.1(c)(ii)              -        Form of Swing Line Note
Exhibit 3.4(b)                  -        Business Plan
Exhibit 3.19                    -        Form of Letter of Direction
Exhibit 1.5(e)                  -        Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                  -        Form of Borrowing Base Certificate
Exhibit 9.1(a)                  -        Form of Assignment Agreement
Exhibit B-1                     -        Application for Standby Letter of Credit
Exhibit B-2                     -        Application for Documentary Letter of Credit
Exhibit C-1                     -        Form of Control Agreement
Exhibit C-2                     -        Form of Investment Account Control Agreement
Exhibit D-2                     -        Form of ESL Notes
Exhibit D-2                     -        Form of ESL Guarantee
Exhibit E-1                     -        Form of Plan of Reorganization
Exhibit E-2                     -        Form of Disclosure Statement
Exhibit E-3                     -        Form of Confirmation Order
Exhibit F-1                     -        Form of Landlord Waiver
Exhibit F-2                     -        Form of Bailee/Warehouseman Waiver
Exhibit G-1                     -        Form of Supplement to Subsidiary Guaranty
Exhibit G-2                     -        Form of Supplement to Security Agreement

Schedule 1.1                    -        Agent's Representatives
Schedule 1.2                    -        Existing Letters of Credit
Disclosure Schedule  1.4        -        Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.2        -        Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(a)     -        Financial Statements
Disclosure Schedule  3.4(b)     -        Projections
Disclosure Schedule  3.6        -        Real Estate and Leases
Disclosure Schedule  3.7        -        Labor Matters

Disclosure Schedule  3.8        -        Ventures, Subsidiaries and Affiliates; Outstanding
                                         Stock
Disclosure Schedule  3.11       -        Tax Matters
Disclosure Schedule  3.12       -        ERISA Plans
Disclosure Schedule  3.14       -        Brokers
Disclosure Schedule  3.15       -        Intellectual Property
Disclosure Schedule  3.18       -        Insurance
Disclosure Schedule  3.19       -        Deposit and Loan Proceeds Accounts
Disclosure Schedule  3.20       -        Top 10 Vendors
Disclosure Schedule  5.1        -        Trade Names
Disclosure Schedule  5.15(b)    -        Franchise Tax Jurisdictions
Disclosure Schedule  6.2        -        Investments
Disclosure Schedule  6.3        -        Indebtedness
Disclosure Schedule  6.4(a)     -        Transactions with Affiliates
Disclosure Schedule  6.6        -        Guaranteed Indebtedness
Disclosure Schedule  6.7        -        Existing Liens
Disclosure Schedule  6.8        -        Stores and DCs to be Closed

                  This CREDIT AGREEMENT (this "Agreement"), dated as of May 6, 2003 among KMART CORPORATION, a Michigan corporation ("Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Administrative Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

                  WHEREAS, Borrower has requested that Lenders extend a revolving credit and letter of credit facility to Borrower of up to Two Billion Dollars ($2,000,000,000.00) in the aggregate for the purpose of funding a portion of the payments to be made by Borrower and the other Credit Parties under the Plan of Reorganization on the terms set forth herein, to fund certain fees and expenses incurred by Borrower in connection with this Agreement and to provide (a) working capital financing for Borrower and the other Credit Parties,
(b) funds for other general corporate purposes of Borrower and the other Credit Parties and (c) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

                  WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Administrative Agent, for the benefit of Administrative Agent and the other Secured Parties, a security interest in and Lien upon all of its existing and after-acquired Inventory and certain categories of personal property relating thereto; and

                  WHEREAS, certain Subsidiaries of Borrower are willing to jointly and severally guarantee all of the obligations of Borrower to Administrative Agent and the Secured Parties under the Loan Documents and to secure such guarantees by granting to Administrative Agent, for the benefit of Administrative Agent and the Secured Parties, a security interest in and Lien upon all of their respective existing and after-acquired Inventory and certain categories of personal property relating thereto; and

                  WHEREAS, Kmart Holding Corporation, a Delaware corporation ("Holdings") is willing to guarantee all of the obligations of Borrower to Administrative Agent and the Secured Parties under the Loan Documents; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

         1.1      Credit Facilities.

                  (a)      Revolving Credit Facility.

                           (i)      Subject to the terms and conditions hereof,
each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed, after giving effect to the use of proceeds thereof, Borrowing Availability at such time. Each Revolving Credit Advance shall be (A) in an aggregate principal amount not less than $1,000,000 and multiples of $100,000 in excess thereof (or such other amount as may be required to repay any Swing Line Loan required to be repaid pursuant to the terms hereof) and (B) made on notice by Borrower to one of the representatives of Administrative Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (A) noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (B) noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.5(e). Any voluntary prepayments of Revolving Credit Advances shall be in an aggregate principal amount not less than $1,000,000 and multiples of $100,000 in excess thereof.

                           (ii)     Except as provided in Section 1.12, Borrower
shall execute and deliver to each Revolving Lender a promissory note to evidence the Revolving Loan Commitment of that Revolving Lender. Each promissory note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share (subject to Section 9.9) of the aggregate unpaid principal amount of the Revolving Loan made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                           (iii)    Any provision of this Agreement to the
contrary notwithstanding, at the request of Borrower, in its discretion Administrative Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrower on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the

Borrowing Base (less the Swing Line Loan, the Synthetic Loan and the amount set forth in paragraph (c) of Annex G) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided that (A) no such event or occurrence shall cause or constitute a waiver of Administrative Agent's, the Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, (B) no Overadvance shall result in a Default or Event of Default based on Borrower's failure to comply with Section 1.3(b) for so long as Administrative Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance and (C) such Overadvances shall only be made to protect and preserve the Collateral. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. The authority of Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $50,000,000 at any time, shall not cause the Loans to exceed the Maximum Amount, may be revoked prospectively by a written notice to Administrative Agent signed by the Requisite Lenders and may only be advanced and outstanding for sixty (60) days in each one hundred twenty (120) day period occurring through the Commitment Termination Date.

                  (b)      Intentionally Omitted.

                  (c)      Swing Line Facility.

                           (i)      Administrative Agent shall notify the Swing
Line Lender upon Administrative Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of (1) the Maximum Amount less the outstanding balance of the Loans at such time and (2) except for Overadvances, the Borrowing Base less the outstanding balance of the Loans at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Administrative Agent in accordance with Section 1.1(a). Any such notice must be given no later than 1:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Credit Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Administrative Agent; provided that Administrative Agent shall make reasonable efforts, so long as no Event of Default then exists, to manage any such demand for payment to enable Borrower to refinance such Swing Line Loan with the proceeds of a Revolving Credit Advance; provided further that if an Event of Default then exists and Borrower does not have sufficient cash or Cash Equivalents to repay such Swing Line Loan, then no Cash Dominion Event shall occur solely as a result of the failure to repay such Swing Line Loan.

                           (ii)     Borrower shall execute and deliver to the
Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                           (iii)    The Swing Line Lender, at any time and from
time to time no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Administrative Agent, on behalf of the Swing Line Lender, its Pro Rata Share of a Revolving Credit Advance prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                           (iv)     If, prior to refunding a Swing Line Loan
with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

                           (v)      Each Revolving Lender's obligation to make
Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of any Default or Event of Default, (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender or Borrower, together with interest thereon for each day from the date of nonpayment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Index Rate thereafter.

                  (d) Reliance on Notices. Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary.

         1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower and the other Credit Parties.

         1.3      Prepayments.

                  (a) Voluntary Reductions in Revolving Loan Commitments. Borrower may at any time and from time to time on at least five (5) Business Days' prior written notice to Administrative Agent permanently reduce (but not terminate) the Revolving Loan Commitment without penalty or premium (except as provided in Section 1.13(b) to the extent applicable); provided that (A) any such reductions shall be in a minimum amount of $50,000,000 and integral multiples of $25,000,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan and Swing Line Loan then outstanding and (C) after giving effect to such reductions, Borrower shall comply with Section 1.3(b). In addition, Borrower may at any time on at least five (5) Business Days' prior written notice to Administrative Agent (or such shorter period as Administrative Agent may agree to) terminate the Commitments without penalty or premium (except as provided in Section 1.13(b) to the extent applicable); provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the accrued but unpaid Unused Line Fee on the amount of the Revolving Loan Commitment so reduced or terminated, as applicable, through the date of such termination or reduction, as applicable, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances or Swing Line Advances, or to request that Letter of Credit Obligations be incurred on its behalf or on behalf of any other Credit Party shall simultaneously be permanently reduced. A permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit; provided that if the Revolving Loan Commitment is reduced to an amount less than the L/C Sublimit, then the L/C Sublimit shall be reduced to an amount equal to (or, at Borrower's option, less than) the Revolving Loan Commitment. Upon any termination of the Commitments, Borrower's right to request Revolving Credit Advances or Swing Line Advances, or to request that Letter of Credit Obligations be incurred on its behalf (or on behalf of any other Credit Party) shall be simultaneously terminated. Upon any termination of the Commitments which results in a termination of any Lender's Synthetic Loan Commitment, Agent shall promptly remit to each Synthetic Loan Lender its pro rata share of the amount of such reduction from the Synthetic Loan Credit-Linked Deposit Account.

                  (b) Mandatory Prepayments. If at any time the aggregate outstanding balances of the Loans exceed the lesser of (i) the Maximum Amount and (ii) the Borrowing Base (any such excess amount, the "Overage"), Borrower shall immediately repay (to the extent required to eliminate the Overage) first, the aggregate outstanding Swing Line Advances and second, the aggregate outstanding Revolving Credit Advances. If any such Overage remains after repayment in full of the aggregate outstanding Swing Line Advances and Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such Overage and, in the absence of a Default or Event of Default, any such cash collateral in excess of the amount required pursuant to Annex B to eliminate the Overage shall be promptly returned to Borrower on a weekly basis. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

                  (c)      Reduction in Commitments for Dispositions under
Section 6.8(i). Upon the earlier to occur of (i) the date upon which the exception provided by Section 6.8(g) is no longer available and (ii) the date upon which the five hundredth (500th) Store is sold under Section 6.8, Borrower shall permanently reduce the Commitments, without premium or penalty, to the extent, and in the amounts, required pursuant to Section 6.8(i)(Y) and all such reductions in the Commitments shall be made pro rata to the Revolving Loan Commitments and the Synthetic Loan Commitments; provided that after giving effect to such reductions, Borrower shall comply with Section 1.3(b).

         1.4 Use of Proceeds. Borrower (a) may utilize the proceeds of the Loans as of the Closing Date solely for the following purposes: (i) to repay certain post-petition secured Indebtedness on the Effective Date, (ii) to otherwise enable Borrower to consummate the Plan of Reorganization (excluding payments of pre-petition Claims in cash other than payments (A)(1) to a class of convenience Claims in an amount not to exceed $20,000,000 in the aggregate and
(2) in respect of any pre-petition letters of credit that have not been replaced or backstopped with a Letter of Credit in an amount not to exceed $16,500,000 in the aggregate; provided that in no event shall payments permitted under this clause (A) exceed $30,000,000 in the aggregate, (B) in respect of pre-petition Claims and cure payments in respect of assumed executory contracts in an amount not to exceed $80,000,000 and (C) in respect of pre-petition Claims otherwise entitled to payment in cash or priority pursuant to the Bankruptcy Code or prior Bankruptcy Court order, in each case, to the extent reflected in the Business
Plan) and (iii) to fund certain fees and expenses associated with this Agreement and (b) may, on or after the Closing Date, utilize the proceeds of the Loans solely for (i) Borrower's and the other Credit Parties' working capital requirements, (ii) Borrower's and the other Credit Parties' general corporate purposes (including, without limitation, obligations incurred after the filing of the Chapter 11 Cases and Capital Expenditures permitted hereunder) and (iii) other purposes permitted hereunder; provided that in no event may Borrower utilize the proceeds of the Loans to make Investments pursuant to clauses (j), (k) or (l) of Section 6.2. Disclosure Schedule (1.4) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

         1.5      Interest and Applicable Margins.

                  (a) Borrower shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

                  During the period from the Closing Date through the first anniversary thereof, the Applicable Margins shall be based on Level I (regardless of EBITDA during such period). Thereafter, the Applicable Margins may be adjusted (up or down) by reference to the following grid:

----------------------------------------------------------------------
                                                        LEVEL OF
         IF LTM EBITDA IS:                         APPLICABLE MARGINS:
----------------------------------------------------------------------
          < $350,000,000                                Level I
----------------------------------------------------------------------
> or = $350,000,000 but < $550,000,000                  Level II
----------------------------------------------------------------------
> or = $550,000,000                                     Level III
----------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                     APPLICABLE MARGINS
-------------------------------------------------------------------------------------------
                                                    LEVEL I        LEVEL II       LEVEL III
-------------------------------------------------------------------------------------------
Applicable Revolver Index Margin                     2.50%          2.25%           2.00%
-------------------------------------------------------------------------------------------
Applicable Revolver LIBOR Margin                     3.50%          3.25%           3.00%
-------------------------------------------------------------------------------------------
Applicable Revolving L/C Margin                      3.50%          3.25%           3.00%
-------------------------------------------------------------------------------------------
Applicable Synthetic L/C Margin                      3.50%          3.25%           3.00%
-------------------------------------------------------------------------------------------

                  Any such adjustments in the Applicable Margins shall be implemented quarterly on a prospective basis on the fifth (5th) day following the delivery of Financial Statements in accordance with paragraphs (b) or (d), as applicable, of Annex E evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Administrative Agent and Lenders a certificate, signed by a Financial Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the fifth (5th) day following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the third (3rd) Business Day following the date on which such Event of Default is waived or ceases to continue, as the case may be.

                  (b) If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest based on the LIBOR Rate or calculated by reference to clause
(b) of the definition of Index Rate shall be made by Administrative Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. If the Index Rate is calculated by reference to clause (a) of the definition thereof, then computation of such interest shall be made by Administrative Agent on the basis of a 365/6-day year, as applicable, for the actual number of days occurring in the period for which such interest is payable. The Index Rate is a floating rate determined for each day. Each determination by Administrative Agent of interest rates and Fees hereunder shall be conclusive, final and binding on Borrower, absent manifest error.

                  (d) So long as either (i) an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i), or (ii) so long as any other Event of Default has occurred and is continuing and, in the case of this clause (ii), at the election of Administrative Agent (or upon the written request of the Majority Lenders) confirmed by written notice from Administrative Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is waived or ceases to continue, as the case may be, and shall be payable upon demand.

                  (e) So long as no Event of Default has occurred and is continuing, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Credit Advances from Index Rate Loans to LIBOR Loans, or (iii) continue all or any portion of any Revolving Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Revolving Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Borrower shall have the option to convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, irrespective of whether an Event of Default has occurred. Any Revolving Credit Advances or group of Revolving Credit Advances having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by noon (New York time) on the third (3rd) Business Day prior to (A) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (B) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (C) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by noon (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Administrative Agent in writing, including by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). In furtherance of the foregoing, to the extent that any Loans are made as or converted into LIBOR Loans on or after the Closing Date but prior to the earlier of (i) forty-five
(45) days after the Closing Date and (ii) the completion of primary syndication as determined by Administrative Agent, Borrower acknowledges and agrees that to the extent additional Lenders become parties to this Agreement during such period Borrower will, at the request of Administrative Agent, be required to repay any such outstanding LIBOR Loans prior to the end of the related Interest Period (which may be repaid with the proceeds of a new Revolving Credit Advance) and will pay any associated breakage costs as provided in Section 1.13(b).

                  (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate and any amounts received by any Lender hereunder in excess of the Maximum Lawful Rate shall be applied to the reduction of the principal amount of the Loans on a pro rata basis and not refunded to Borrower; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

         1.6      Intentionally Omitted.

         1.7 Imposition of Reserves, etc. Administrative Agent shall have the right, at any time and from time to time after the Closing Date (with the consent of the respective Lenders required under Section 11.2, if any) to (a) establish, modify or eliminate Reserves solely in accordance with Annex K and
(b) (i) adjust any of the criteria set forth in the definitions of "Eligible Inventory Amount" and "Eligible L/C Inventory Amount" or establish new criteria, and (ii) reduce advance rates, in each of the foregoing cases, either (x) in Administrative Agent's reasonable and customary credit judgment upon ten (10) Business Days' notice to Borrower or (y) in Administrative Agent's reasonable and customary credit judgment without notice if a Trigger Event has occurred.

         1.8 Cash Management Systems. On or prior to the Closing Date, the Credit Parties will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

         1.9      Fees.

                  (a) Borrower shall pay to each of GE Capital, FRFI and BofA, individually, the Fees specified in the Fee Letter at the times specified for payment therein.

                  (b) As additional compensation for the Revolving Lenders, Borrower shall pay to Administrative Agent, for the ratable benefit of such Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date, as required pursuant to Section 1.3(a) and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to 0.75% per annum multiplied by the difference between (x) the Revolving Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due (such fee, the "Unused Line Fee").

                  (c) Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.

         1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

         1.11     Application and Allocation of Payments.

                  (a) All payments and prepayments of principal and interest in respect of the Revolving Loan and Swing Line Loan (except as provided in Sections 1.13, 1.15 and 1.16) shall be applied ratably to the portion thereof held by each Revolving Lender as determined by its Pro Rata Share. All payments and repayments of Synthetic Loan Reimbursement Amounts and interest or earnings in respect of the Synthetic Loan Credit-Linked Deposits shall be applied pro rata among the Synthetic Loan Lenders in accordance with the Synthetic Loan Participations of such Synthetic Loan Lenders. Except as set forth below in clauses (i) and (ii) of this Section 1.11(a) or as set forth in
Section 1.3, Borrower shall have the right to direct the application of all payments made by it toward Revolving Loans, Swing Line Loans, Synthetic Loan Reimbursement Amounts, interest, fees, expenses or any other Obligations. As to any payment the application of which is not so directed, and as to all payments made when an Event of Default or a Cash Dominion Event has occurred and is continuing (and, in respect of such Cash Dominion Event, no corresponding Cash Dominion Termination Event has occurred), or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all funds on deposit in the Collection Account, the Synthetic Loan Credit-Linked Deposit Account, the Cash Collateral Account and/or, in the case of a Cash Dominion Event or an acceleration of the Obligations, the Concentration Account or any other proceeds of Collateral and all payments received from or on behalf of Borrower or any Guarantor, and Borrower hereby irrevocably agrees that Administrative Agent shall have the exclusive right to apply any and all such funds on deposit in the Collection Account, the Synthetic Loan Credit-Linked Deposit Account, the Cash Collateral Account, and/or, in the case of a Cash Dominion Event or an acceleration of the Obligations, the Concentration Account or any other proceeds of Collateral and all payments against the Obligations in the following order: (i) in the event the Obligations have been accelerated or following the Commitment Termination
Date: (A) to Fees and Administrative Agent's and each Co-Syndication Agent's expenses reimbursable hereunder, (B) to accrued but unpaid interest on the Swing Line Loan, (C) to principal payments on the Swing Line Loan until paid in full,
(D) pro rata to accrued but unpaid interest on the Revolving Credit Advances and Synthetic Loans, (E) pro rata to the outstanding principal amount of the Revolving Loans (and applied, with respect to the Revolving Loans, ratably between the Revolving Credit Advances and the cash collateralization of the Revolving Loan Letters of Credit in accordance with Annex B), the outstanding principal amount of the Synthetic Loan (or, if not then due and payable, to cash collateralize the Synthetic Loan Letters of Credit in accordance with Annex B) and to the outstanding Obligations constituting Pari Passu Cash Management Obligations, (F) to all other Obligations (other than the Cash Management Obligations) including expenses of Lenders to the extent reimbursable under
Section 11.3, (G) to the Cash Management Banks ratably in an amount not to exceed the outstanding Obligations constituting Subordinated Cash Management Obligations and (H) any surplus shall be remitted to Borrower or any other Person lawfully entitled thereto and (ii) on each Business Day in the event either an Event of Default has occurred and is continuing or a Cash Dominion Event has occurred (and no corresponding Cash Dominion Termination Event has occurred), in each case, other than as described in clause (i) above: (A) to Fees and Administrative Agent's and each Co-Syndication Agent's expenses reimbursable hereunder, (B) to accrued but unpaid interest on the Swing Line Loan, (C) to principal payments on the Swing Line Loan until paid in full, (D) pro rata to accrued but unpaid interest on the Revolving Credit Advances and Synthetic Loans, (E) pro rata to the outstanding principal amount of the Revolving Credit Advances and the Synthetic Loan, (F) pro rata to the cash collateralization of the Revolving Loan Letters of Credit and the Synthetic Loan Letters of Credit, in each case, in accordance with Annex B, (G) to all other Obligations (other than the Cash Management Obligations) then due and payable including expenses of Lenders to the extent reimbursable under Section 11.3 and
(H) any surplus shall be remitted to Borrower or any other Person lawfully entitled thereto.

                  (b) Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, reimbursable costs (including insurance premiums in accordance with Sections 5.4(a) and (b)) and interest and principal, other than principal of the Revolving Credit Advances, owing by Borrower under this Agreement or any of the other Credit Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time, but in no event in an amount in excess of the Overadvance amount permitted under Section 1.1(a)(iii), provided that after making such election Administrative Agent shall use reasonable efforts to give Borrower written notice of such election, but the failure of Administrative Agent to so give any such written notice shall not affect the validity of such charges to the Loan Account. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder, but such charge shall not constitute a waiver of Section 1.3(b).

         1.12 Loan Account and Accounting. Administrative Agent, acting as agent for Lenders and solely for the purpose of Treasury Regulation Section 5f.103-1(c) under this Section 1.12, shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all Synthetic Loan Credit-Linked Deposits, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations, and Borrower and Administrative Agent shall treat each Lender whose name is entered in the Loan Account as a Lender for all purposes hereunder, and amounts due and owing to Administrative Agent and Lenders by Borrower will be paid only to those Lenders entered in the Loan Account as such. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Administrative Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Administrative Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall (absent manifest error) be presumptive evidence as to all matters reflected therein. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender.

         1.13     Indemnity.

                  (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Administrative Agent, Lenders, the L/C Issuer and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and out-of-pocket expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and reasonable out-of-pocket legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from
(i) that Indemnified Person's gross negligence or willful misconduct or (ii) any dispute among or between Lenders pertaining to the Loan Documents but only so long as Administrative Agent or any Credit Party is not also a party to such dispute. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT AND THE ADMINISTRATION OF SUCH CREDIT, AND IN CONNECTION WITH OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THEREUNDER AND ANY ACTIONS OR FAILURES TO ACT IN CONNECTION THEREWITH.

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Credit Loan Document or occurs as a result of acceleration, by operation of law or otherwise), (ii) Borrower shall default in payment when due of the principal amount of any LIBOR Loan, (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including an amount equal to the excess, if any, of (x) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Advances provided for herein (excluding, however, the Applicable Margin included therein, if any) over (y) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Section 1.13(b), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.13(b). This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this
Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

         1.14 Access. Without limiting Section 4.3, each Credit Party that is a party hereto shall, during normal business hours, from time to time upon reasonable prior notice as frequently as Administrative Agent reasonably requests: (a) provide Administrative Agent and any of its officers, employees and agents (including any Consultants) access to its properties, facilities, advisors (with the opportunity for an officer to participate), officers and employees (having direct responsibility for the matters being reviewed in connection with such inspection) of each Credit Party and to the Collateral and
(b) permit Administrative Agent, and any of its officers, employees and agents (including the Consultants), to inspect, audit and make extracts from any Credit Party's books and records. If a Default or an Event of Default has occurred and is continuing or if access is reasonably necessary to preserve or protect the Collateral as determined by Administrative Agent, each such Credit Party shall provide such access to Administrative Agent and its officers, employees and agents (including the Consultants) at all times and without advance notice. Subject to any applicable confidentiality obligations affecting books and records which do not pertain to the Collateral which either (x) exist on the Closing Date or (y) thereafter, have been previously consented to by Administrative Agent, each Credit Party shall make available to Administrative Agent and its counsel reasonably promptly originals or copies of all books and records that Administrative Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Administrative Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party. Representatives of the Collateral Agents may accompany Administrative Agent's representatives on regularly scheduled audits.

         1.15     Taxes.

                  (a) Any and all payments by Borrower or any other Credit Party hereunder, under the Notes or under any other Loan Document shall be made, in accordance with this Section 1.15, free and clear of and without deduction for or on the account of Taxes or Other Taxes. If Borrower or any other Credit Party shall be required by law to deduct any Taxes or Other Taxes from or in respect of any sum payable hereunder, or under the Notes or under any other Loan Document, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions Administrative Agent, the L/C Issuer or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower or such other Credit Party shall make such deductions, and (iii) Borrower or such other Credit Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. Administrative Agent, the L/C Issuer and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section 1.15.

                  (b) In addition, Borrower and each Credit Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes"). Within thirty (30) days after the date of any payment of Other Taxes, Borrower or such Credit Party shall furnish to Administrative Agent the original or certified copy of a receipt evidencing payment thereof.

                  (c) Borrower and each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within twenty (20) days of demand therefor (which demand shall be made in writing as promptly as practicable after the date the officer of Administrative Agent, the L/C Issuer or Lender, as appropriate, who is administering this Agreement learns of the written demand for payment of such Taxes or Other Taxes from the relevant Governmental Authority), pay Administrative Agent, the L/C Issuer and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Administrative Agent, the L/C Issuer or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

                  (d) If Administrative Agent, the L/C Issuer, or any Lender, as the case may be, shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes paid by Borrower pursuant to this Section 1.15, including Taxes or Other Taxes as to which it has been indemnified by Borrower, or with respect to which Borrower or a Credit Party that is a signatory hereto has paid additional amounts pursuant to this Section 1.15, it shall promptly notify Borrower of the availability of such refund claim and, if Administrative Agent, the L/C Issuer, or such Lender, as the case may be, determines in good faith that making a claim for refund will not have any adverse consequence to its taxes or business operations, shall, within thirty (30) days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at Borrower's expense.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") and each Lender, other than a Foreign Lender, that is not a domestic corporation within the meaning of Section 7701(a)(30) of the IRC (a "Non-Corporate Domestic Lender", and a Foreign Lender or a Non-Corporate Domestic Lender, each a "Certifying Lender") represents that all payments to be made under this Agreement, the Notes or any other Loan Documents to it are exempt from United States withholding tax (including backup withholding tax) under an applicable statute or tax treaty and shall provide to Borrower and Administrative Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or Form W-9 (as applicable) or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Lender's entitlement to such exemption (a "Certificate of Exemption"). Each foreign Person and each Person, other than a foreign Person, that is not a domestic corporation within the meaning of Section 7701(a)(30) of the IRC (a "Non-Corporate Domestic Person") that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Administrative Agent prior to becoming a Lender hereunder and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office with respect to its obligations under this Agreement. No foreign Person and no Non-Corporate Domestic Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender. In addition, each Certifying Lender, as applicable, shall provide, prior to any previously delivered Certificate of Exemption expiring, becoming incorrect or incomplete in any material respect or becoming obsolete, and from time to time if requested by Borrower or Administrative Agent, a new Certificate of Exemption. Notwithstanding any provision herein contained to the contrary, each Certifying Lender, as applicable, shall not be required to deliver a Certificate of Exemption pursuant to this Section 1.15(e) after the time such Lender has become a Lender hereunder if such Lender is not legally able to deliver such Certificate of Exemption due solely to a change in applicable law occurring after the time such Lender has become a Lender hereunder.

                  (f) Borrower shall not be required to pay additional amounts to any Foreign Lender or any Non-Corporate Domestic Lender pursuant to this Section 1.15 (or to make an indemnification payment pursuant to this Section 1.15) to the extent that the obligation to pay additional amounts (or indemnify) would not have arisen but for the failure of such Lender to comply with Section 1.15(e).

         1.16     Capital Adequacy; Increased Costs; Illegality.

                  (a) If any Lender shall have determined that any applicable law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves (other than reserves reflected in the LIBOR Rate) or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Administrative Agent shall, absent manifest error, be conclusive, final and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any applicable law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost (other than Taxes, which shall be governed by Section 1.15) to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Administrative Agent by such Lender, shall, absent manifest error, be conclusive, final and binding for all purposes. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this
Section 1.16(b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any applicable law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental

Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall be suspended until such time it is lawful to fund or maintain such LIBOR Loan and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans of such Lender into Index Rate Loans.

                  (d) Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Event of Default has occurred and is continuing, Borrower, with the consent of Administrative Agent (such consent not to be unreasonably withheld), may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Administrative Agent. If Borrower obtains a Replacement Lender within ninety
(90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued and unpaid interest and Fees with respect thereto and all unpaid expense reimbursement, breakage costs and other amounts to which such Affected Lender is entitled hereunder through the date of such sale and such assignment shall not require the payment of an assignment fee to Administrative Agent; provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

         1.17 Change of Lending Office. Each Lender shall use its best efforts to designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in Sections 1.15 or 1.16 so long as such designation would not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

         1.18 Single Loan. All Loans to Borrower and all of the other Obligations of the Credit Parties arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Credit Parties secured, until the Termination Date, by all of the Collateral.

2.       CONDITIONS PRECEDENT

         2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Administrative Agent, or waived in writing, duly executed and delivered by Administrative Agent and Lenders:

                  (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Administrative Agent and Lenders; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions listed in the Closing Checklist attached hereto as Annex D, each in form and substance (unless indicated otherwise) satisfactory to Administrative Agent.

                  (b) Satisfaction with Plan of Reorganization. The terms of each of (a) the Plan of Reorganization shall be substantively the same in all material respects as Exhibit E-1 or shall otherwise be in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents and (b) the Disclosure Statement shall be substantively the same in all material respects as Exhibit E-2 or shall otherwise be in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents.

                  (c) Confirmation of Plan of Reorganization. The Plan of Reorganization shall have been confirmed by a final order entered by the Bankruptcy Court (the "Confirmation Order") substantively the same in all material respects as Exhibit E-3 or shall otherwise be in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents in all material respects, and which has not been stayed by the Bankruptcy Court or by any other court having jurisdiction to issue any such stay. The Confirmation Order shall have been entered upon proper notice to all parties to be bound by the Plan of Reorganization, all as may be required by the Bankruptcy Code, the Bankruptcy Rules, order of the Bankruptcy Court, and any applicable local bankruptcy rules. Moreover, (i) the time to appeal the Confirmation Order or to seek review, rehearing or certiorari with respect to the Confirmation Order shall have expired, (ii) unless otherwise waived by Administrative Agent, no appeal or petition for review, rehearing or certiorari with respect to the Confirmation Order may be pending and (iii) the Confirmation Order must otherwise be in full force and effect.

                  (d) Effective Date. The Effective Date shall have occurred or shall occur concurrently with the Closing Date. All conditions to the Effective Date shall have been satisfied or waived and Administrative Agent and Co-Syndication Agents shall have received reasonably satisfactory evidence thereof.

                  (e) Approvals. Administrative Agent shall have received reasonably satisfactory evidence that the Credit Parties have obtained all required consents, waivers and approvals, if any, of all Persons (including all requisite Governmental Authorities), to the execution, delivery and performance of this Agreement and the other Credit Loan Documents and the consummation of the Related Transactions.

                  (f) Excess Availability. As of the Closing Date, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses being paid in the ordinary course of business, in each case consistent with past practices) there shall be Excess Availability of at least $1,300,000,000. For purposes of this Section 2.1(f) only, "Excess Availability" shall be deemed to include unrestricted cash, Cash Equivalents and short-term investments of the Approved Credit Parties as of the Closing Date (less the Closing Date Store Cash), but only to the extent no Advances have been or will be made as of the Closing Date.

                  (g) Payment of Fees and Expenses. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the Fee Letter), and shall have reimbursed the Commitment Letter Parties for all fees, costs and expenses (i) as specified in the Commitment Letter and (ii) of each such party under Borrower's debtor-in-possession financing (including reasonable legal fees and expenses), in each case, presented as of three (3) Business Days prior to the Closing Date.

                  (h) Indebtedness. As of the Closing Date, there shall not have been any increase in the long-term Indebtedness of the Credit Parties (exclusive of the ESL Notes, the ESL Note Guarantee, any Revolving Credit Advance, and any Indebtedness consisting of intercompany loans and advances made by Kmart HQ to any Subsidiary Credit Party, or by any Subsidiary Credit Party to Kmart HQ or any other Subsidiary Credit Party, or by any Subsidiary that is not a Credit Party to another Subsidiary that is not a Credit Party) in excess of $150,000,000 over the long-term Indebtedness projected in the January Business Plan.

                  (i) Business Plan. As of the Closing Date, Borrower shall have delivered a final business plan (the "Business Plan") that is consistent in all material respects with the January Business Plan (it being understood that the March 25, 2003 business plan attached hereto as Exhibit 3.4(b) is consistent in all material respects with the January Business Plan and therefore constitutes the "Business Plan" as defined above).

                  (j) Due Diligence. Administrative Agent (and its counsel) shall have completed its business and legal due diligence, as set forth in Schedules 1 and 2 to the Commitment Letter, respectively, and shall be satisfied with the result thereof.

                  (k) No Adverse Change in the Syndication Market. There shall not have been, since the date of the Commitment Letter, any material adverse change in the lending market for facilities of this nature that in the Co-Arrangers' (as defined in the Commitment Letter) reasonable judgment would impair syndication of the Loans.

         2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance (excluding conversions of any LIBOR Loan into an Index Rate Loan) or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) any representation or warranty by any Credit Party contained herein or in any other Credit Loan Document is untrue or incorrect as of the Closing Date or untrue or incorrect in any material respect as of any other date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Administrative Agent or the Majority Revolving Lenders have determined not to make such Advance, or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

                  (b) (i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Administrative Agent or the Majority Revolving Lenders shall have determined not to make any Advance, or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

                  (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations) and the use of the proceeds thereof, the outstanding principal amount of (i) in the case of Revolving Credit Advances, Swing Line Advances or Revolving Loan Letter of Credit Obligations, the sum of Loans would exceed the lesser of the Borrowing Base and the Maximum Amount, (ii) in the case of Synthetic Loan Letter of Credit Obligations, the Synthetic Loan Letter of Credit Obligations would exceed the aggregate amount of Synthetic Loan Credit-Linked Deposits, (iii) in the case of Letter of Credit Obligations, the L/C Sublimit and (iv) in the case of Swing Line Advances, the Swing Line Commitment.

The request and acceptance by Borrower of the proceeds of any Advance or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Administrative Agent's Liens, on behalf of itself and the Secured Parties, pursuant to the Loan Documents.

3.       REPRESENTATIONS AND WARRANTIES

                  To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Administrative Agent and each Lender with respect to Holdings and each of its Subsidiaries, each and all of which shall survive the execution and delivery of this Agreement.

         3.1 Corporate Existence; Compliance with Law. Each of Holdings and its Subsidiaries (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect, (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted, (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable, and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is (and its respective properties are) in compliance with all applicable provisions of law, except where the failure to comply with such laws, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2 Executive Offices, Collateral Locations, FEIN. Disclosure Schedule (3.2) sets forth, as of the Closing Date, each Credit Party's name as it appears in official filings in its state of incorporation or organization, state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and its federal employer identification number. As of the Closing Date, the location of each Credit Party's chief executive office and the warehouses and premises at which substantially all of the Collateral (which in any event includes all Stores, DC's and other locations at which Collateral included in the Eligible Inventory Amount is located) which is not in transit is located are set forth in Disclosure Schedule (3.2).

         3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power, (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement, as applicable, (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself and the Secured Parties, pursuant to the Loan Documents, and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Sections 2.1(c) and (e), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.4 Financial Statements and Projections. All Financial Statements concerning Borrower and its Subsidiaries that are referred to in clause (a) below have been prepared in accordance with GAAP, consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on or prior to the Closing Date:

                           (i)      The audited consolidated balance sheet at
January 29, 2003 and the related statements of income and cash flows of Borrower and its Subsidiaries for such period ended, certified by PriceWaterhouseCoopers LLP.

                           (ii)     The unaudited consolidated balance sheet(s)
at January 29, 2003 and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for the four (4) Fiscal Quarters then ended.

                  (b) Business Plan. Each of the Projections delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by or on behalf of the Credit Parties for the five (5) year period beginning in February 2003, and presented on a month-by-month basis for the Fiscal Year 2003, on a year-by-year basis thereafter, and, with respect to the projected balance sheet of Holdings and its consolidated Subsidiaries, on a monthly basis through April 2006. Borrower believes that the estimates and assumptions stated in the Projections are reasonable and fair in light of conditions and facts known to Borrower at the time of the preparation thereof and the Projections reflect Borrower's estimates (which were made in good faith and believed to be reasonable at the time made) of the future financial performance of Borrower and its Subsidiaries for the period(s) set forth therein. The Projections are not a guaranty of future performance, and actual results may differ from the Projections.

         3.5 Material Adverse Effect. Between January 29, 2003 and the Closing Date, (a) neither Holdings nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Projections and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any of Holdings nor any of its Subsidiaries or has become binding upon such Person's assets and no law or regulation applicable to any of Holdings or any of its Subsidiaries has been adopted, in either case, that has had or could reasonably be expected to have a Material Adverse Effect and (c) neither Holdings nor any of its Subsidiaries is in default and to the best of each Credit Party's knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since January 29, 2003 no event (other than the termination of the Fleming Contract) has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes substantially all of the real property owned, leased or subleased by Holdings or its Subsidiaries but in any event includes all Stores, DC's and other locations at which Collateral included in the Eligible Inventory Amount is located. Except where the failure of such could not reasonably be expected to have a Material Adverse Effect, each of Holdings and its Subsidiaries owns good and indefeasible (subject to

Permitted Liens) fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all leases pertaining to DC's have been delivered to Administrative Agent. Each of Holdings and its Subsidiaries also has good title to, or valid leasehold interests in, all of its material personal property and assets. As of the Closing Date, after giving effect to the Related Transactions, none of the properties and assets of any Credit Party (other than the Collateral) are subject to any Liens other than Permitted Liens. The Collateral is not subject to any Liens other than Permitted Encumbrances. As of the Closing Date, no material portion of any Real Estate of Holdings or its Subsidiaries has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all permits required to have been issued or appropriate to enable the Real Estate where any Collateral is located to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except as such which could not reasonably be expected to have a Material Adverse Effect.

         3.7 Labor Matters. Except where such could not reasonably be expected to have a Material Adverse Effect: (a) no strikes, work stoppages, slowdowns, lockouts or other labor disputes against any of Holdings or its Subsidiaries are pending or, to any Credit Party's knowledge, threatened by or involving any employee of Holdings or its Subsidiaries, (b) hours worked by and payment made to employees of each of Holdings and its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters, (c) all payments due from any of Holdings or its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such Person, (d) neither Holdings nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (provided all of such material agreements existing as of the Closing Date are set forth on Disclosure Schedule (3.7), and, if requested by Administrative Agent, true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Administrative Agent on or prior to the Closing Date), (e) neither Holdings nor any of its Subsidiaries is represented by a labor organization and there are no organizing activities involving any of Holdings or its Subsidiaries pending or, to any Credit Party's knowledge, threatened by any labor organization or group of employees, (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened in writing to be filed with the National Labor Relations Board, and no labor organization or group of employees of any of Holdings or its Subsidiaries has made a pending demand for recognition and (g) there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any of Holdings or its Subsidiaries pending or, to the knowledge of any Credit Party, threatened in writing to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of Holdings or its Subsidiaries.

         3.8 Ventures and Subsidiaries; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, neither Holdings nor any of its Subsidiaries has any Subsidiaries or is engaged in any joint venture or partnership with any other Person. As of the Closing Date, all of the issued and outstanding Stock of each of Borrower and its Subsidiaries is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). As of the Closing Date, except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any of Borrower or its Subsidiaries may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each of Holdings and its Subsidiaries as of the Closing Date is permitted under Section 6.3 (including Disclosure Schedule (6.3)) and Section
6.6 (including Disclosure Schedule (6.6)).

         3.9 Government Regulation. Neither Holdings nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10 Margin Regulations. Neither Holdings nor any of its Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board.

         3.11 Taxes. All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any of Holdings or its Subsidiaries have been filed with the appropriate Governmental Authority, and all Taxes have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, excluding (i) Taxes being contested in accordance with Section 5.2(b), (ii) Taxes to the extent that the failure to so file or pay could not reasonably be expected to result in Taxes, fines, penalties or interest in excess of $50,000,000 in the aggregate, and (iii) Taxes that are priority tax claims pursuant to section 507 of the Bankruptcy Code and that are to be treated pursuant to the Plan of Reorganization, as implemented by the Confirmation Order. Proper and accurate amounts have been withheld by each of Holdings and its Subsidiaries from its respective employees for all periods in material compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any of Holdings or its Subsidiaries' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding, other than assessments or threatened assessments with respect to Taxes that are priority tax claims pursuant to section 507 of the Bankruptcy Code and that are to be treated pursuant to the Plan of Reorganization, as implemented by the Confirmation Order. Except as described in Disclosure Schedule (3.11), as of the Closing Date, neither Holdings nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes. Except as described in Disclosure Schedule (3.11), as of the Closing Date, none of Holdings or its Subsidiaries and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements other than tax sharing agreements between Holdings and its Subsidiaries) or (b) to each Credit Party's knowledge, as a transferee. Neither Holdings nor any of its Subsidiaries has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect, except for any adjustment under Section 481(a) of the IRC, resulting from a request for an accounting method change currently pending with the IRS.

         3.12     ERISA.

                  (a) Disclosure Schedule (3.12) lists as of the Closing Date, all material Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and all material Welfare Plans, including all Retiree Welfare Plans. If requested by Administrative Agent, copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to Administrative Agent. Except where such could not reasonably be expected to result in liability in excess of $50,000,000, individually or in the aggregate, with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, except to the extent that any such non-compliance with any of the foregoing could not, individually or in the aggregate, reasonably be expected to result in liability in excess of $50,000,000. Neither Holdings nor any of its Subsidiaries or their respective ERISA Affiliates has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan except to the extent that any such non-compliance with any of the foregoing could not, individually or in the aggregate, reasonably be expected to result in liability in excess of $50,000,000. Neither Holdings nor any of its Subsidiaries or their respective ERISA Affiliates has engaged in a "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any of them to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC, except to the extent that any such non-compliance with any of the foregoing could not, individually or in the aggregate, reasonably be expected to result in liability in excess of $50,000,000.

                  (b) Except as set forth in Disclosure Schedule (3.12), as of the Closing Date, (i) no Title IV Plan has an Unfunded Pension Liability which could reasonably be expected to result in liability in excess of $50,000,000, (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or, to Borrower's knowledge, is reasonably expected to occur, (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan, (iv) with respect to any Multiemployer Plan, neither Holdings nor any of its Subsidiaries or their respective ERISA Affiliates has incurred any material liability as a result of a complete or partial withdrawal from any such plan that has not been satisfied in full, and neither Holdings nor any of its Subsidiaries or their respective ERISA Affiliates reasonably expects to incur any such material liability, (v) within the last five (5) years no Title IV Plan of any of Holdings, its Subsidiaries or their respective ERISA Affiliates (determined at any time within the past five years) has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any of Holdings, its Subsidiaries or their respective ERISA Affiliates (determined at such time), (vi) except in the case of any ESOP, Stock of Holdings, its Subsidiaries and their respective ERISA Affiliates makes up, in the aggregate, no more than ten percent (10%) of the fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan, and (vii) neither Holdings nor any of its Subsidiaries or any ERISA Affiliate maintains a material welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder or by applicable federal or other statutory law or regulation (whether domestic or foreign).

         3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any of Holdings or its Subsidiaries, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder or (b) that could reasonably be expected to have a Material Adverse Effect.

         3.14 Brokers. Except as set forth on Disclosure Schedule (3.14) as of the Closing Date, no broker or finder acting on behalf of any of Holdings or its Subsidiaries brought about the obtaining, making or closing of the Loans or the Related Transactions, and neither Holdings nor any of its Subsidiaries thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15 Intellectual Property. Each of Holdings and its Subsidiaries owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or presently proposed to be conducted by it, and each material registered Patent, material registered Trademark and material registered Copyright owned or licensed by any of Holdings or its Subsidiaries as of the Closing Date, as applicable, is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Except in such instance which could not reasonably be expected to have a Material Adverse Effect, each of Holdings and its Subsidiaries conducts its business and affairs without infringement of or interference with any intellectual property (including patents, trademarks and copyrights and any licenses of the foregoing) of any other Person. Except as set forth in Disclosure Schedule (3.15), as of the Closing Date, neither Holdings nor any of its Subsidiaries is aware of any material pending or threatened infringement claim by any other Person with respect to any Intellectual Property.

         3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any of Holdings and its Subsidiaries to Administrative Agent or any Lender pursuant to the terms of this Agreement contains or will contain (taken as a whole) any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrower believed at the time made to be reasonable and fair in light of conditions and facts known to Borrower as of such date, and reflect Borrower's estimates (which were made in good faith and believed to be reasonable at the time made) of the future financial performance of Borrower and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. Assuming the filing of financing statements in appropriate form in the jurisdictions set forth on Disclosure Schedule (3.2)(which financing statements will be filed within ten
(10) days of the Closing Date), the Liens granted to Administrative Agent, on behalf of itself and the Secured Parties, pursuant to the Loan Documents (other than the Liens pertaining to the Depository Accounts, other Deposit Accounts not required to be subject to a Control Agreement pursuant to the Credit Loan Documents and Store Cash) will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances having priority under applicable law.

         3.17     Environmental Matters.

                  (a) Except with respect to facts or circumstances in the following clauses (i) through (v) that could not reasonably be expected to have a Material Adverse Effect: (i) Holdings and each of its Subsidiaries are and, except for matters that have been resolved by a final, non-appealable consent order, consent decree or judicial order, have been in compliance with all Environmental Laws, (ii) Holdings and each of its Subsidiaries have obtained, and, except for matters that have been resolved by a final, non-appealable consent order, consent decree or judicial order, are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, and all such Environmental Permits are valid, uncontested and in good standing,
(iii) neither Holdings nor any of its Subsidiaries is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Person, (iv) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses, injunctive relief against, or that alleges criminal misconduct by, any of Holdings or its Subsidiaries, (v) except for matters that have been resolved by a final, non-appealable consent order, consent decree or judicial order, no notice has been received by any of Holdings or its Subsidiaries identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of Holdings or its Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes and (vi) Holdings and each of its Subsidiaries has provided to Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party that are in such Credit Party's possession (or in the possession of its representatives or agents) and only to the extent requested by Administrative Agent.

                  (b) Each Credit Party hereby acknowledges and agrees that neither Administrative Agent nor any Lender (i) is now, or has ever been, in control of any of the Real Estate or any of Holdings' or its Subsidiaries' affairs, or (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any of Holdings' or its Subsidiaries' conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18 Insurance. Disclosure Schedule (3.18) lists (a) all insurance policies maintained as of the Closing Date with respect to the Collateral and
(b) all other material insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each of Holdings and each of its Subsidiaries, as well as a summary of the terms of each such policy.

         3.19 Deposit and Loan Proceeds Accounts. Part A of Disclosure Schedule (3.19) lists all banks and other financial institutions at which Holdings and each of its Subsidiaries maintains deposit or other accounts (other than the Collection Account and Loan Proceeds Account) as of the Closing Date, including any disbursement accounts and Part B of Disclosure Schedule (3.19) lists all banks and other financial institutions at which Holdings and each of its Subsidiaries maintains concentration accounts (or accounts having a similar function), and such Schedule correctly identifies (other than immaterial clerical errors), as of the Closing Date, the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         3.20 Vendor and Trade Relations. Disclosure Schedule (3.20) sets forth, as of the Closing Date, the names, addresses and telephone numbers of the Credit Parties' ten (10) largest vendors.

         3.21 Solvency. After giving effect to (a) (i) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date, (ii) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (iii) the consummation of the other Related Transactions and (iv) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries, on a consolidated basis, are and will be Solvent and (b) both before and after giving effect to (i) any Loans and Letter of Credit Obligations to be made or incurred after the Closing Date, (ii) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (iii) the consummation of the other Related Transactions and (iv) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries, on a consolidated basis, are and will be Solvent.

         3.22 Status of Holdings. Prior to the Closing Date, Holdings will not have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Related Transactions Documents and this Agreement and the other Credit Loan Documents to which it is a party).

         3.23 Subordinated Debt. As of the Closing Date, Borrower has delivered to Administrative Agent a complete and correct copy of all ESL Note Documentation. All Obligations, including the Letter of Credit Obligations, constitute Indebtedness entitled to the benefits of the subordination provisions contained in the ESL Note Documentation.

         3.24 Obligations of Non-Credit Parties. Except as otherwise permitted by this Agreement, as of the Closing Date, none of Holdings and its Subsidiaries has any obligation or liability (whether primary or contingent, direct or indirect or matured or unmatured) in respect of any Indebtedness, liability or other obligation of any Affiliate or Subsidiary of any Credit Party which is not also a Credit Party.

4.       FINANCIAL STATEMENTS AND INFORMATION

         4.1      Reports and Notices.

                  (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver, or shall cause to be delivered, to Administrative Agent or to Administrative Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver, or shall cause to be delivered, to Administrative Agent or to Administrative Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates) at the times, to the Persons and in the manner set forth in Annex F.

         4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes Administrative Agent to communicate directly with its independent certified public accountants, including PriceWaterhouseCoopers LLP, and authorizes and shall instruct those accountants and advisors to communicate to Administrative Agent information relating to any Credit Party or its Subsidiaries with respect to the business, results of operations and financial condition of any Credit Party or its Subsidiaries; provided that, so long as no Event of Default has occurred and is continuing, one or more of the senior officers of Borrower has been given prior notice and an opportunity to attend (if a meeting) or otherwise participate in such communications; provided further that, subject to compliance with the foregoing, the actual attendance or participation of such senior officers shall not be required prior to any communications by Administrative Agent with such accountants.

         4.3 Collateral Monitoring and Review. At any time upon the request of Administrative Agent and, so long as no Event of Default then exists, upon reasonable prior notice to Borrower, each Credit Party shall permit (i) Administrative Agent and any Consultants to review and evaluate Borrower's practices in the computation of the Borrowing Base, including a field audit exam and (ii) Abacus, or other appraisers retained by Administrative Agent after consultation with Co-Syndication Agents and Borrower (it being understood and agreed that the consent of Borrower to the appointment of such new appraiser is not required), to conduct appraisals of (and make test verifications and counts with respect to) the assets included in the Borrowing Base and pay the reasonable fees and out-of-pocket expenses in connection with each of clauses (i) and (ii) hereof; provided that so long as no Event of Default has occurred and is continuing, Administrative Agent shall not order, at Borrower's expense, appraisals more often than once per Fiscal Quarter during the period from the Closing Date through the first anniversary thereof, and thereafter, not more frequently than every six months. In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, Borrower shall make such adjustments to the Borrowing Base as Administrative Agent shall reasonably require based upon and subject to the terms of this Agreement as a result of such collateral monitoring, review or appraisal.

5.       AFFIRMATIVE COVENANTS

                  Each Credit Party executing this Agreement jointly and severally agrees as to Holdings and each of its Subsidiaries that from and after the date hereof and until the Termination Date:

         5.1 Maintenance of Existence and Conduct of Business. Each of Holdings and its Subsidiaries shall: (a) other than as permitted under Section
6.1 do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in its jurisdiction of formation or organization, as applicable, and its rights and franchises, except to the extent the failure to maintain its rights and franchises could not reasonably be expected to have a Material Adverse Effect, (b) do or cause to be done all things necessary to preserve and keep in full force and effect its qualification as a foreign entity in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification, except to the extent the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, (c) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, at all times maintain, preserve and protect all of its material assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, and
(d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) or as supplemented in accordance with Section 5.6 and Annex E.

         5.2      Payment of Charges.

                  (a) This Section 5.2(a) shall not require a Credit Party to pay Taxes that are priority tax claims pursuant to section 507 of the Bankruptcy Code and that are to be treated pursuant to the Plan of Reorganization, as implemented by the Confirmation Order. Additionally, subject to Section 5.2(b), each of Holdings and its Subsidiaries shall pay and discharge or cause to be paid and discharged promptly before any of the following shall become past due (it being understood that any Taxes that relate to a tax period (or portion thereof) ending on or before the commencement of the Chapter 11 Cases that are not priority tax claims pursuant to section 507 of the Bankruptcy Code and are addressed in the Plan of Reorganization shall not be considered past due unless any scheduled payment in respect thereof is not paid when due): (i) all federal Taxes and all other material Taxes imposed upon it, its income and profits, or any of its property (real, personal or mixed) and (ii) lawful claims for labor and materials, or otherwise, except, in the case of this clause (ii), where the failure to pay or discharge such Charges (A) would not result in a Lien on the Collateral (other than Liens arising in the ordinary course of business in favor of (x) landlords to secure the payment of rent for Stores in an amount not to exceed five percent (5%) of the monthly base rent due for the immediately preceding calendar month then ended in respect of Stores, which amounts shall not be more than thirty
(30) days overdue unless contested in accordance with Section 5.2(b), unless otherwise agreed by Administrative Agent and (y) carriers', warehousemen's or other similar possessory liens arising by operation of law securing liabilities not yet due and payable or which are being contested in good faith in accordance with Section 5.2(b) unless otherwise agreed by Administrative Agent and for which Reserves have been established therefor in accordance with Annex K if deemed necessary by Administrative Agent) or (B) in the case of assets other than Collateral could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of Holdings and its Subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any Taxes, other Charges or claims; provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Person, in accordance with GAAP, (ii) no Lien shall be imposed or otherwise arise to secure payment of such Charges that is superior to any of the Liens securing the Obligations (other than Liens in favor of warehousemen and bailees, constituting Permitted Encumbrances) and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) no portion of the Collateral exceeding $50,000,000 individually or in the aggregate would be subject to forfeiture or loss as a result of any such contest or contests at any time and (iv) such Person shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, if such contest is terminated or discontinued adversely to such Person or the conditions set forth in this
Section 5.2(b) are no longer met and, at the request of Administrative Agent, shall deliver to Administrative Agent evidence reasonably acceptable to it of the foregoing.

         5.3 Books and Records. Each of Holdings and its Subsidiaries shall keep adequate books and records consistent with past practices with respect to its business activities in which proper entries, reflecting all financial transactions, are made in a manner sufficient to enable the preparation of consolidated financial statements in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

         5.4      Insurance; Damage to or Destruction of Collateral.

                  (a) The Credit Parties shall, at their sole cost and expense, maintain insurance policies with respect to the Collateral as is customary (giving effect to self insurance for Commercial General Liability, hereinafter "Self-Insurance") for companies of the same or similar size in the same or similar businesses and in the same geographic area, which such policies, together with any endorsements thereto, shall (i) provide that the Inventory constituting Collateral is insured at one hundred percent (100%) of the replacement value thereof and

(ii) name Administrative Agent, for the benefit of itself and the Secured Parties, as loss payee and additional insured with respect to insurance proceeds for losses with respect to the Collateral, subject to Section 5.4(e).

                  (b) The Credit Parties shall, at their sole cost and expense, maintain additional policies of insurance as are customary (after giving effect to Self-Insurance) for companies of the same or similar size in the same or similar businesses and in the same geographic area.

                  (c) The policies of insurance described in clauses (a) and (b) above (or the loss payable and additional insured endorsements delivered to Administrative Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Administrative Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy and, except as otherwise agreed by Administrative Agent, shall not be invalidated or suspended: (i) by any error, omission, or change respecting the ownership, description, possession, or location of the subject of the insurance or the interest therein, or the title thereto; or (ii) by any breach of warranty, act, omission, neglect, or non-compliance with any of the provisions of such policies, including any and all riders now or hereafter attached thereto, by the named insured, or any one else, whether before or after a loss, which under the provisions of such policies of insurance or any rider or endorsement attached thereto would invalidate or suspend the insurance as to the named insured, excluding therefrom, however, any acts or omissions of Administrative Agent or any other Lender, arising to the level of willful misconduct while exercising active control and management of the property. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Administrative Agent in accordance with Section 11.3 and shall be additional Obligations hereunder secured by the Collateral.

                  (d) Administrative Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Administrative Agent's reasonable opinion, adequately protect both Administrative Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary (after giving effect to Self-Insurance) for companies of the same or similar size in the same geographic area. If reasonably requested by Administrative Agent, each Credit Party shall deliver to Administrative Agent from time to time a report of a reputable insurance broker reasonably satisfactory to Administrative Agent, with respect to its insurance policies.

                  (e) Each Credit Party shall deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, certificates of insurance with respect to (i) all "All Risk" insurance naming Administrative Agent, on behalf of itself and Lenders, as loss payee, with respect to Collateral and (ii) all general liability and other liability policies naming Administrative Agent, on behalf of itself and the Secured Parties, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds in respect of the Collateral exceed $10,000,000, as each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims relating to the Collateral under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $10,000,000 or more, whether or not covered by insurance. After deducting from such insurance proceeds of $10,000,000 or more (i) the expenses incurred by Administrative Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances which are prior to the Liens granted to Administrative Agent under the Loan Documents (such net proceeds, the "Net Insurance Proceeds"), Administrative Agent shall apply such Net Insurance Proceeds to the repayment of the Loans (including cash collateralization of the Letters of Credit if then required pursuant to Section 1.3(b)) and if no Loans are then outstanding and no Event of Default is then continuing, as Borrower shall direct.

         5.5 Compliance with Laws. Each of Holdings and its Subsidiaries shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those related to PACA, PASA, ERISA, employee benefits and labor matters, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, (a) would not cause a breach or violation of Sections 3.11, 3.12, 5.2 and 5.13 or (b) otherwise could not reasonably be expected to have a Material Adverse Effect.

         5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Administrative Agent, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Credit Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and the Majority Lenders in writing.

         5.7      Intellectual Property. Each of Holdings and its Subsidiaries
(a) will conduct its business and affairs without infringement of or interference with any intellectual property (including patents, trademarks and copyrights and any licenses of the foregoing) of any other

Person if such infringement or interference could reasonably be expected to have a Material Adverse Effect and (b) shall comply in all material respects with the terms of its Licenses material to the conduct of its business subject to its rights to amend or otherwise modify, dispute a claim under or terminate such License, in each case in the ordinary course of business and, as determined by such Person to be necessary in such Person's commercially reasonable business judgment; provided that, to the extent such Person terminates such License, Administrative Agent shall have received prior notice thereof and shall make such adjustments to the Borrowing Base (including, without limitation, the imposition or modification of Reserves in accordance with Annex K) as Administrative Agent, in its reasonable credit judgment, deems necessary as a result of such termination.

         5.8 Environmental Matters. Each of Holdings and its Subsidiaries shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect, (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate, except to the extent that non-compliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect, (c) notify Administrative Agent promptly after such Person becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $50,000,000 individually or in the aggregate, and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000,000 individually or in the aggregate in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any of Holdings or its Subsidiaries or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, or after an Event of Default in connection with the exercise of rights and remedies under the Credit Loan Documents by Administrative Agent, then each Credit Party shall, upon Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agent and shall be in form and substance reasonably acceptable to Administrative Agent and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent reasonably deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Administrative Agent on demand in accordance

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

with Section 11.3 for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall, from and after the Closing Date, use commercially reasonable efforts to obtain a landlord's consent, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located (other than in respect of those locations set forth in Disclosure Schedule (3.6) as of the Closing Date), which agreement or letter shall be substantially in the form attached hereto as Exhibit F-1 or F-2, as applicable, or otherwise in form and substance reasonably satisfactory to Administrative Agent.

         5.10 Further Assurances. (a) Each Credit Party executing this Agreement agrees that it shall and shall cause the Subsidiary Credit Parties to, at such Credit Party's expense and upon the reasonable request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to create, perfect and maintain the priority of the Liens on the Collateral contemplated by the Credit Loan Documents or to enable Administrative Agent or Lenders to exercise their rights and remedies under the Credit Loan Documents.

                  (b) With respect to any domestic Subsidiary created or acquired after the Closing Date by any Credit Party, including any Acquired Entity, such Credit Party shall promptly cause such Subsidiary to (i) deliver to Administrative Agent a supplement to the Subsidiary Guaranty, in substantially the form attached hereto as Exhibit G-1, pursuant to which such Subsidiary becomes a Guarantor and Credit Party, (ii) deliver to Administrative Agent a supplement to the Security Agreement, in substantially the form attached hereto as Exhibit G-2, and to take such other actions necessary or advisable to grant to Administrative Agent for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral, other than Liens pertaining to the Depository Accounts, other Deposit Accounts not required to be subject to a Control Agreement pursuant to the Credit Loan Documents and Store Cash and subject to Permitted Encumbrances, with respect to such new Subsidiary, including without limitation, the filing of financing statements under the UCC and in such jurisdictions as may be required by this Agreement or by law or as may be reasonably requested by Administrative Agent and (iii) deliver to Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to Administrative Agent, and any other documentation reasonably requested by Administrative Agent in connection with the matters described above.

                  (c) In no event shall any Credit Party's or its Subsidiaries' compliance with this Section 5.10 (i) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this
Section 5.10 if such transaction was not otherwise expressly permitted by this Agreement or (ii) constitute or be deemed to constitute, with respect to any Subsidiary Credit Party (or any other assets acquired by any Approved Credit Party after the Closing Date), an approval of such Person as an "Approved Credit Party" or permit the inclusion of such acquired assets in the computation of the Borrowing Base.

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

         5.11 Compliance with Material Agreements. Holdings and each of its Subsidiaries shall comply with the terms and conditions of each of (a) the following agreements: the ESL Subordination Agreement and each of the Qualified Trade Credit Documents (if, in the case of the Trust Agreement (as defined in the Vendor Intercreditor Agreement), such noncompliance would result in an event of default (as defined therein)) and (b) except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, its material contractual obligations.

         5.12 Letters of Direction. With respect to any Depository Account opened by any Credit Party after the Closing Date, such Credit Party shall, simultaneously with the opening of any such account, obtain a Letter of Direction executed by such Credit Party and the Depository Bank at which such Depository Account is maintained and shall deliver such executed Letter of Direction to Administrative Agent within five (5) Business Days following the opening of any such account.

         5.13 ERISA. Each Credit Party and its Subsidiaries shall pay and discharge, and shall cause each other Credit Party and each ERISA Affiliate to pay and discharge, when due (including any permissible extensions) any material liability imposed upon it pursuant to the provisions of Title IV of ERISA.

         5.14 Disbursement of Third Party Funds. All Third Party Funds on deposit in any Concentration Account have been or will be remitted to the segregated accounts identified on Part C of Disclosure Schedule (3.19) on a basis consistent with past practices (but in any event no less frequently than weekly) or as otherwise approved by Administrative Agent and then remitted from such segregated accounts to the Persons entitled thereto on a basis consistent with past practices (but in any event no less frequently than weekly) or as otherwise approved by Administrative Agent.

         5.15 Post-Closing Items. (a) Borrower shall cause to be delivered to Administrative Agent, no later than thirty (30) days after the Closing Date (or such later date as Administrative Agent may agree), a duly executed original of opinion of counsel for the Credit Parties in Indiana, in form and substance reasonably satisfactory to Administrative Agent and its counsel and Co-Syndication Agents and their respective counsel.

                  (b) Borrower and its Subsidiaries shall pay all delinquent franchise taxes owing by each of them in each jurisdiction set forth on Disclosure Schedule (5.15(b)) and deliver certificates of good standing from each such jurisdiction, in each case, no later than one hundred twenty (120) days after the Closing Date, or such later date as Administrative Agent shall agree.

                  (c) Borrower shall cause to be delivered to Administrative Agent, no later than fifteen (15) days after the Closing Date (or such later date as Administrative Agent may agree but not to exceed an additional fifteen (15) days without the consent of Administrative Agent and each Co-Syndication Agent), a duly executed Control Agreement by and among (i) Bank of America, N.A., Borrower and Administrative Agent and (ii) The Bank of New York, Borrower and Administrative Agent.

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

6.       NEGATIVE COVENANTS

                  Each Credit Party executing this Agreement jointly and severally agrees as to Holdings and each of its Subsidiaries that from and after the date hereof until the Termination Date:

         6.1 Mergers. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise, merge or consolidate with or into any Person other than (a)(i) mergers and consolidations among Borrower and the Subsidiary Guarantors (other than a Restricted Entity) which are not consummated in connection with a Permitted Acquisition, (ii) mergers and consolidations between or among non-Credit Party Subsidiaries of Borrower, (iii) mergers and consolidations of Subsidiaries of Borrower with and into any Subsidiary Guarantor (other than a Restricted Entity) and (b) mergers and consolidations in connection with any Permitted Acquisition between any Subsidiary Credit Party or Subsidiary Credit Parties created or formed in connection with such Permitted Acquisition, any Restricted Entity or any Subsidiary which is not a Credit Party on the one hand and the Person or Persons to be acquired on the other hand; provided that (y) in the case of mergers or consolidations involving Borrower, Borrower shall be the surviving entity and (z) in connection with any merger or consolidation contemplated by clauses (a)(iii) or (b) above, the surviving entity shall be a Subsidiary Credit Party (or shall become one simultaneously with such merger or consolidation).

         6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6.2, no Credit Party shall, nor shall it permit any of its Subsidiaries to, make or permit to exist any investment in, or make, accrue or permit to exist any loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (each of the foregoing, an "Investment", and collectively, the "Investments"), except that:

                  (a) Borrower and its Subsidiaries may hold Investments comprised of notes payable, or stock or other securities issued by Account Debtors in complete or partial settlement of such Account Debtor's accounts receivable or other obligations in the ordinary course of business;

                  (b) Borrower and its Subsidiaries may acquire and hold trade receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of Borrower or such Subsidiary;

                  (c) Holdings and its Subsidiaries may hold the Investments held by them on the Closing Date (which Investment in any Person which is not a Credit Party or which is a Restricted Entity or Investment by any Subsidiary that is not a Credit Party or which is a Restricted Entity in Holdings or any other Credit Party is described on Disclosure Schedule (6.2)); provided that any additional Investments made with respect thereto shall be permitted only if independently permitted under the other provisions of this
Section 6.2;

                  (d) Cash, Cash Equivalents and Marketable Securities; provided that any cash, Cash Equivalents and/or Marketable Securities, other than with respect to any Store Cash, must be (i) maintained in a Concentration Account, Investment Account or Excluded Account, as applicable or (ii) otherwise invested in accordance with this
Section 6.2; provided, that Marketable Securities may be maintained in an investment account not covered by an Investment Account Control Agreement for a period not to exceed fifteen (15) days after the Closing Date;

                  (e) Without duplication, Investments permitted as Capital Expenditures pursuant to Annex G;

                  (f) Investments by (i) Kmart HQ in any Wholly Owned Subsidiary Credit Party (other than a Restricted Entity) and (ii) any Subsidiary of Kmart HQ in Kmart HQ or any Wholly Owned Subsidiary Credit Party (other than a Restricted Entity); provided that, in the case of clause (ii), any repayment of or return on such Investments shall be subordinated to the indefeasible payment in full of the Obligations;

                  (g) Other Investments by Kmart HQ and the Subsidiary Credit Parties to or in Subsidiaries of Kmart HQ that are (i) not Subsidiary Credit Parties or (ii) Restricted Entities which, when taken together with amounts expended pursuant to Section 6.3(a)(iv)(E) and obligations incurred pursuant to Section 6.6(d) (without duplication), do not exceed $100,000,000 at any one time outstanding (net of dividends, returns of capital and repayments of loans and advances received after the Closing Date);

                  (h)      Guaranteed Indebtedness permitted by Section 6.6;

                  (i) Travel, relocation and similar advances or loans made by the Credit Parties and their Subsidiaries to their respective officers and employees in the ordinary course of business to the extent permitted by Section 6.4(b); and

                  (j) During any Fiscal Quarter, Borrower and its Subsidiaries may use Surplus Cash as calculated for the immediately preceding Fiscal Quarter (to the extent not otherwise utilized pursuant to clauses (k) or (l) below) to make Investments in Marketable Instruments; provided that no Default or Event of Default has occurred and is continuing at the time of such Investment (or would result therefrom);

                  (k) During any Fiscal Quarter, Borrower and its Subsidiaries may use Surplus Cash as calculated for the immediately preceding Fiscal Quarter (to the extent not otherwise utilized pursuant to clause (j) above or clause (l) below), Indebtedness permitted under Section 6.3, the cash proceeds of any issuance of Stock of Holdings and Stock of Holdings to make Investments constituting Permitted Acquisitions; provided that (i) no Default or Event of Default has occurred and is continuing at the time of such Investment (or would result therefrom), (ii) the total consideration in the aggregate during the term of the Agreement to be paid by Borrower or any of its Subsidiaries (including (other than Acquisition Indebtedness) any (x) Indebtedness issued or incurred by Borrower or its Subsidiaries (other than the Acquired Entity) pursuant to Section 6.3 in connection therewith (the amount thereof to be calculated in accordance with GAAP), (y) the Market Value of any Stock of Holdings issued in connection therewith and (z) the cash proceeds of any issuance of Stock of Holdings) in connection with Acquisitions pursuant to this clause (k) shall not exceed $450,000,000, and (iii) no Inventory acquired pursuant to any Permitted Acquisition shall become eligible for inclusion in the Borrowing Base until Administrative Agent has completed an appraisal and audit thereof (both at Borrower's expense and upon its request) and approved such inclusion in writing as determined by Administrative Agent in its sole and absolute discretion; and

                  (l) During any Fiscal Quarter, Borrower and its Subsidiaries may use Surplus Cash as calculated for the immediately preceding Fiscal Quarter (to the extent not otherwise utilized pursuant to clauses (j) and (k) above), to make Investments constituting Capital Expenditures in excess of those permitted pursuant to Annex G;

provided, however, that

                                    (A)      for purposes of clause (d) above,
                  any Investment which complies with the requirements of the definition of the term "Cash Equivalent" or "Marketable Securities" on the date such Investment is made may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                                    (B)      no new Investment otherwise
                  permitted by clauses (g) or (l) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default shall have occurred and be continuing; and

                                    (C)      no proceeds of Advances may be
                  utilized to make Investments described in clauses (j), (k) and
                  (l) above.

         6.3      Indebtedness.

                  (a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication) the following:

                           (i)      Indebtedness of Borrower and its
Subsidiaries secured by purchase money security interests and Capital Leases permitted as Capital Expenditures pursuant to Annex G and refinancings thereof;

                           (ii)     the Loans and the other Obligations;

                           (iii)    existing Indebtedness of Borrower and its
Subsidiaries described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof (other than for accrued interest, fees and expenses), or changing the amortization thereof (other than to extend the same);

                           (iv)     Indebtedness consisting of unsecured
intercompany loans and advances made by:

                                    (A) Kmart HQ to Holdings in respect of the
                           taxes and actual out of pocket expenses permitted to be paid under Section 6.13(g);

                                    (B) any Subsidiary Credit Party to Kmart HQ
                           or any other Subsidiary Credit Party (other than a Restricted Entity);

                                    (C) any Subsidiary to Holdings in respect of
                           the taxes and actual out of pocket expenses permitted to be paid under Section 6.13(g);

                                    (D) any Subsidiary that is not a Subsidiary
                           Credit Party or which is a Restricted Entity to any other Subsidiary that is not a Subsidiary Credit Party or which is a Restricted Entity;

                                    (E) Kmart HQ or any other Subsidiary Credit
                           Party, on the one hand, to any Subsidiary of Kmart HQ which is not a Credit Party or which is a Restricted Entity, on the other hand, to the extent permitted by
                           Section 6.2(g);

                                    (F) any Subsidiary of Kmart HQ which is not
                           a Credit Party or which is a Restricted Entity to Kmart HQ or any Subsidiary Credit Party (other than a Restricted Entity);

                                    (G) Holdings to Kmart HQ or any Wholly-Owned
                           Subsidiary Credit Party (other than a Restricted Entity); and

                                    (H) Kmart HQ to any Subsidiary Credit Party
                           (other than a Restricted Entity);

provided that the repayment of any Indebtedness set forth in this clause (iv) shall be subordinated to the indefeasible payment in full of the Obligations; provided further, that Holdings and its Subsidiaries shall record all intercompany transactions to which they are a party on their respective books and records;

                           (v)      Indebtedness of Borrower and its
Subsidiaries incurred after the Closing Date in an amount not to exceed $250,000,000 in the aggregate at any time outstanding and, if such Indebtedness is secured, secured solely by Liens on Real Estate, Fixtures and/or Equipment and refinancings thereof;

                           (vi)     Indebtedness owed to banks or other
financial institutions in the ordinary course of business in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

                           (vii)    Indebtedness of Borrower and its
Subsidiaries in respect of surety, appeal or customs bonds incurred in the ordinary course of business of such Person;

                           (viii)   other unsecured Indebtedness of Borrower and
its Subsidiaries in an aggregate amount not to exceed at any time outstanding $100,000,000 and refinancings thereof;

                           (ix)     obligations with respect to Inventory
consigned to Borrower or any Subsidiary;

                           (x)      Subordinated Debt of Borrower or any other
Credit Party on terms and conditions satisfactory to Administrative Agent (A) in an aggregate principal amount not to exceed $250,000,000 (including, without limitation and duplication, the ESL Notes and the ESL Note Guarantee) and (B) after the occurrence and during the continuance of any Event of Default and upon the receipt of Administrative Agent's prior written approval (which may be given or withheld in its sole and absolute discretion), additional Subordinated Debt owing by Holdings to ESL;

                           (xi)     non-speculative Hedging Obligations in the
ordinary course of business to the extent permitted by Section 6.18;

                           (xii)    Acquisition Indebtedness; and

                           (xiii)   Indebtedness in respect of obligations under
sale/leaseback arrangements permitted under Section 6.12 hereof;

provided, however, that no new Indebtedness incurred in reliance on clauses (i),
(v), (viii), (x)(A) or (xii) shall be permitted if, after giving effect to the incurrence thereof, any Event of Default shall have occurred and be continuing.

                  (b) No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness for borrowed money prior to the stated maturity thereof, other than (i) the Obligations, (ii) Indebtedness secured by Permitted Liens if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8, (iii) Indebtedness permitted by Sections 6.3(a)(iii) and (iv)(other than, upon the occurrence and during the continuance of an Event of Default, Indebtedness permitted under Section 6.3(a)(iv)(F)) and Section 6.3(a)(vi), (iv) Indebtedness upon any refinancing thereof permitted by Section 6.3, (v) other Indebtedness permitted hereunder (excluding Subordinated Debt) in a principal amount not in excess of $50,000,000 and (vi) Indebtedness constituting revolving Indebtedness permitted under Section 6.3(a)(viii) or Section 6.3(a)(xii) (so long as, in the case of any such Indebtedness which also constitutes Subordinated Debt, such repayment is expressly permitted by the Subordination Agreement relating thereto).

         6.4      Employee Loans and Affiliate Transactions.

                  (a)      Except as otherwise expressly permitted in this
Section 6 with respect to Affiliates, no Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into or be a party to any transaction with any Affiliate thereof that is not a Credit Party except in the ordinary course of, and pursuant to the reasonable requirements of such Person's, business and upon fair and reasonable terms that are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Person; provided that the foregoing shall not prohibit Holdings and its Subsidiaries from entering into employment arrangements with its officers and retention and other agreements with officers and directors pursuant to the reasonable requirements of its business, on fair and reasonable terms and similar to those entered into by similarly situated companies. All such material transactions existing as of the Closing Date are described in Disclosure Schedule (6.4(a)).

                  (b) No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any lending or borrowing transaction with any directors, officers or employees of any Credit Party or its Subsidiaries, except loans to its respective directors, officers or employees on an arm's-length basis in the ordinary course of business for a similarly situated company for business expenses, relocation costs and similar purposes.

                  (c) No Credit Party shall enter into a management or consulting agreement with any Affiliate except (i) agreements among the Credit Parties, (ii) agreements between any Credit Party and its Subsidiaries which are not Credit Parties to the extent payments thereunder are made by such non-Credit Party Subsidiaries to such Credit Party, (iii) agreements with officers and directors permitted under clause (a) above and (iv) other agreements on terms and conditions satisfactory to Administrative Agent.

         6.5 Capital Structure and Business. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend its charter or bylaws in a manner that could materially adversely affect Administrative Agent or Lenders or any Credit Party's duty or ability to repay the Obligations. No Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses currently engaged in by it or businesses reasonably related, ancillary or complementary thereto.

         6.6 Guaranteed Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Guaranteed Indebtedness except:

                  (a) by endorsement of instruments or items of payment for deposit to the general account of such Person;

                  (b) Guaranteed Indebtedness in respect of Indebtedness incurred by any Credit Party for the benefit of Borrower or any Subsidiary Credit Party if the primary obligation is expressly permitted by this Agreement (other than any such obligation constituting (i) Subordinated Debt or (ii) Acquisition Indebtedness);

                  (c) to the extent existing on the Closing Date and described on Disclosure Schedule (6.6); provided that any renewal or extension of any such Guaranteed Indebtedness shall be permitted only if independently justified under the other provisions of this Section 6.6;

                  (d) Guaranteed Indebtedness incurred by any Credit Party for the benefit of any Subsidiary which is not a Credit Party or which is a Restricted Entity, but only to the extent that such Guaranteed Indebtedness does not exceed the amount set forth in Section 6.2(g);

                  (e) Guaranteed Indebtedness incurred by any Subsidiary which is not a Credit Party for the benefit of any Credit Party (other than a Restricted Entity); provided that any indemnification of or rights of subrogation in favor of such non-Credit Party Subsidiary is subordinated to the indefeasible payment in full of the Obligations;

                  (f) Guaranteed Indebtedness incurred by any Subsidiary which is not a Credit Party or which is a Restricted Entity for the benefit of any other Subsidiary which is not a Credit Party or which is a Restricted Entity;

                  (g) Guaranteed Indebtedness (other than in respect of Indebtedness) incurred by any Credit Party for the benefit of Borrower or any Subsidiary Credit Party (other than a Restricted Entity) in the ordinary course of business and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (h) Guaranteed Indebtedness by Borrower or any Subsidiary of Borrower for the benefit of Persons who are not Affiliates of the Credit Parties and who are vendors of Borrower or any Subsidiary of Borrower outstanding at any one time in an aggregate amount not to exceed $25,000,000;

                  (i) other Guaranteed Indebtedness in an aggregate amount outstanding at any one time not to exceed $2,500,000; and

                  (j) Guarantees of Subordinated Debt so long as such Guaranteed Indebtedness is subordinated to the Obligations in a manner and form satisfactory to Administrative Agent in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

         6.7 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to (a) the Collateral, (b) its right, title and interest in or to any leasehold interest in respect of Real Estate and (c) Marketable Instruments, except in each case for Permitted Encumbrances, and, with respect to clause (b), Liens created under the Leasehold Subordination Arrangements and Permitted Liens. In addition, no Credit Party nor its Subsidiaries shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of the Collateral in favor of Administrative Agent, on behalf of itself and the Secured Parties, or require a pari passu Lien on any of the Collateral in favor of any Person other than Administrative Agent and the Secured Parties.

         6.8 Sale of Stock and Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its accounts receivable, other than:

                  (a) the sale of Inventory by Borrower and its Subsidiaries in the ordinary course of business;

                  (b) the sale or other disposition by Borrower and its Subsidiaries of surplus assets in the ordinary course of business;

                  (c) the sale or other disposition by Borrower and its Subsidiaries of assets (other than Collateral) that are obsolete or no longer used or useful in such Person's business, in such Person's reasonable judgment;

                  (d) transfers or other dispositions of assets (i) by and among Kmart HQ and the Subsidiary Credit Parties (other than any Restricted Entity), (ii) by and among Subsidiaries of Kmart HQ that are not Credit Parties,
(iii) by and among Restricted Entities, and (iv) by any Subsidiary Credit Party to any Restricted Entity of (A) assets (other than Collateral) so long as such Subsidiary Credit Party retains its rights to use such assets to the extent necessary to allow Administrative Agent and Lenders to exercise the rights and remedies set forth in Section 8 of the Security Agreement and (B) Inventory to the extent such transfer is either permitted under Section 6.2(g) (with the cost of such Inventory (or the portion thereof not received in cash) to be counted in such basket thereunder) or the consideration paid in respect thereof is no less than one hundred percent (100%) of the cost of such Inventory in cash; provided that, in the case of this clause (iv), Administrative Agent shall have the right, notwithstanding anything to the contrary contained in this Agreement, at its option (and at Borrower's expense), at any time prior to such transfer or thereafter, to (x) have an appraisal conducted of the Inventory remaining at the Stores after giving effect to such transfer and (y) subject to the consent of Lenders under Section 11.2, if necessary, make such adjustments to the Borrowing Base (including, without limitation, the imposition or modification of Reserves in accordance with Annex K) as Administrative Agent, in its reasonable credit judgment, deems necessary as a result of such transfer in each case, in the ordinary course of business;

                  (e) sales by Kmart HQ and its Subsidiaries of Real Estate and Equipment in conjunction with permitted sale/leaseback transactions permitted under Section 6.12;

                  (f) sales by Borrower and its Subsidiaries of Stores and DCs identified on Disclosure Schedule (6.8) and the related Inventory and other assets located in such Stores or DCs;

                  (g) other dispositions by Borrower and its Subsidiaries of assets with an aggregate book value not exceeding $450,000,000, and to the extent that such disposition is a disposition of Collateral, such Person shall receive an amount not less than fair value as determined by Borrower in good faith in respect thereof, and, after giving effect to such disposition and the use of proceeds in respect thereof, there is no Default or Event of Default in existence; provided that, in the case of dispositions of Stores in excess of twenty-five (25) Stores individually or fifty (50) Stores in the aggregate effected pursuant to this clause (g), Borrower shall deliver to Administrative Agent at least twenty (20) days prior to the commencement or closing date thereof, as applicable, a revised business plan demonstrating that Borrower, on a pro forma basis, at such time as the Inventory subject to such disposition is no longer eligible for inclusion in the Borrowing Base, is and will be in compliance with each of the covenants set forth on Annex G through the end of the term of this Agreement;

                  (h) the sale or discounting by Borrower and its Subsidiaries, in each case without recourse and in the ordinary course of business, of accounts receivable more than ninety (90) days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of accounts receivable);

                  (i) from and after the date upon which the exception provided by clause (g) above is no longer available to Borrower and its Subsidiaries, other dispositions by Borrower and

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

its Subsidiaries of assets in conjunction with the sale of Stores (including the related Inventory and other assets located in such Stores) as a going concern (each, a "Going Concern Sale") or pursuant to Store Closure Sales so long as:

                           (V) no Default or Event of Default has occurred and
                  is continuing as of the date of such asset disposition (or would result therefrom);

                           (W) Borrower and its Subsidiaries receive fair market
                  value for such Stores and all assets relating thereto (as reasonably determined by (x) Borrower for the first twenty-five (25) Stores and (y) Borrower's Board of Directors for all Stores in excess thereof) and, in the case of a Going Concern Sale, the amount of the cash purchase price allocated to Inventory sold as part of such sale shall not be less than ninety percent (90%) of the cost of the Eligible Inventory included in such Inventory;

                           (X) 100% of the consideration for such disposition
                  (other than with respect to the Store leases subject to such disposition) is payable in cash and, in the case of a Going Concern Sale, either (i) the purchaser of such assets assumes all of the obligations (whether as lessee, guarantor or otherwise) of Borrower and its Subsidiaries under the Store leases or (ii) Borrower or the applicable Subsidiary subleases such leased Stores to the purchaser of such assets on the same economic terms as the primary Store lease being subleased; provided that such purchaser may assume or sublease, as applicable, less than all of the obligations under such Store leases and Borrower or such Subsidiary may remain primarily obligated for such obligations not so assumed or subleased (the "Remaining Lease Obligations") to the extent such Remaining Lease Obligations do not exceed $25,000,000 in aggregate annual rental expenses;

                           (Y) the Commitments shall be simultaneously and
                  permanently reduced on a dollar-for-dollar basis by an amount equal to the consideration payable in respect of the Collateral sold pursuant to such disposition and the gross cash proceeds in respect thereof shall be used to make any prepayment required as a result of such reduction in accordance with Section 1.3(b); and

                           (Z) Borrower has delivered to Administrative Agent at
                  least twenty (20) Business Days prior to the commencement of a Store Closure Sale or anticipated closing date, in the case of a Going Concern Sale a (1) notice describing the material terms of such disposition (including, without limitation, the anticipated sale date or dates, the consideration to be received or expected to be received by Borrower or its Subsidiaries, as applicable, and the location of the Store or Stores being disposed of) and (2) revised business plan demonstrating that Borrower, on a pro forma basis both (x) after giving effect to such disposition and (y) at such time as the Inventory is no longer eligible for inclusion in the Borrowing Base, is and will be in compliance with each of the covenants set forth on Annex G through the end of the term of this Agreement;

provided that Administrative Agent shall have the right, notwithstanding anything to the contrary in this Agreement, at its option (and at Borrower's expense), and at any time prior to the anticipated closing date of such disposition or thereafter, to (a) have an appraisal conducted of the Inventory remaining at the Stores after giving effect to such disposition and (b) subject to the consent of Lenders under Section 11.2, if necessary, make such adjustments to the Borrowing Base (including, without limitation, the imposition or modification of Reserves in accordance with Annex K) as Administrative Agent, in its reasonable credit judgment, deems necessary as a result of such disposition; provided further in no event shall a disposition be permitted under this Section 6.8(i) that would, after taking into account Going Concern Sales or Store Closure Sales effected pursuant to any provision of this Agreement, result in the total number of Stores owned or operated by Borrower and its Subsidiaries being less than 1,013; and

                  (j) transfers resulting from casualty or condemnation so long as Borrower complies with Section 5.4(e);

                  (k)      Restricted Payments permitted by Section 6.13; and

                  (l) transfers or other dispositions of assets among the Credit Parties and their Subsidiaries as contemplated by the Plan of Reorganization.

         6.9 ERISA. No Credit Party shall, or shall cause or permit any of its Subsidiaries or its ERISA Affiliates to:

                  (a) cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA; or

                  (b) cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to result in taxes, penalties and other liability in excess of $50,000,000 individually or in the aggregate; or

                  (c) engage in any transaction in connection with which a Credit Party or any ERISA Affiliate could be reasonably expected to be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the IRC which, in each case, could reasonably be expected to result in liability in excess of $50,000,000 either individually or in the aggregate; or

                  (d) adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the IRC which could reasonably be expected to result in liability in excess of $50,000,000 either individually or in the aggregate; or

                  (e) terminate any Pension Plan under Section 4041(c) of ERISA without the prior consent of Administrative Agent which could reasonably be expected to result in liability in excess of $50,000,000 either individually or in the aggregate; or

                  (f) fail in any material respect to make payment when due (including permissible extensions) of all amounts which, under the provisions of any Plan, or

Multiemployer Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the IRC) which could reasonably be expected to result in liability in excess of $50,000,000 either individually or in the aggregate; or

                  (g)      enter into a new agreement or agreements that would
(i) obligate a Credit Party or any ERISA Affiliate to make contributions to a Multiemployer Plan subject to subtitle (e) of Title IV of ERISA in excess of $50,000,000 per year, (ii) to create, extend or increase an obligation to provide health or medical benefits for retirees of a Credit Party or an ERISA Affiliate that would increase the accumulated post retirement benefit obligation by more than $50,000,000 in the aggregate during the term of this Agreement.

         6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants.

         6.11 Hazardous Materials. No Credit Party shall, nor shall it cause or permit any of its Subsidiaries to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         6.12 Sale-Leasebacks. No Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets except (a) in the case of new Stores, sale-leaseback transactions involving no more than forty (40) new Stores in the aggregate during the term of this Agreement, (b) in the case of Stores owned as of the Closing Date, sale-leaseback transactions not to exceed $100,000,000 in the aggregate during the term of this Agreement and (c) with respect to Equipment, sale-leaseback transactions in respect of such Equipment entered into within 90 days of the acquisition of such Equipment for the purpose of providing permanent financing of such Equipment, in each case, so long as such lease obligations, if the same constitute Indebtedness, are otherwise permitted by Section 6.3(a).

         6.13 Restricted Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any Restricted Payment, except:

                  (a) intercompany loans and advances between Kmart HQ and its Subsidiaries to the extent permitted by Section 6.3;

                  (b) (i) dividends or distributions by Subsidiaries of Kmart HQ paid to Kmart HQ or any Subsidiary Credit Party (other than a Restricted Entity), (ii) management fees to Kmart HQ from its Subsidiaries,
(iii) dividends or distributions by a non-Subsidiary Credit Party or a Restricted Entity paid to any non-Subsidiary Credit Party or a Restricted Entity, (iv) dividends or distributions by a Restricted Entity to Kmart HQ or any Subsidiary Credit Party and (v) Restricted Payments of the type set forth in clause (f) of the definition thereof to the extent otherwise permitted under Sections 6.3 and 6.8;

                  (c) loans and advances by Holdings and its Subsidiaries permitted under Section 6.4(b);

                  (d) scheduled payments of principal and interest with respect to Subordinated Debt to the extent permitted pursuant to the related Subordination Agreement (and dividends or distributions by Borrower to Kmart HQ and by Kmart HQ to Holdings to enable Holdings to make such payments);

                  (e) to the extent that any Person makes a capital contribution to Holdings (which is in turn immediately contributed to Kmart HQ and thereafter immediately contributed to Borrower) following the Closing Date (each, a "Post-Closing Contribution"), a capital distribution by Borrower to Kmart HQ, and by Kmart HQ to Holdings (immediately followed by a corresponding capital distribution by Holdings directly or indirectly to such Person) in an amount not to exceed the aggregate of any such Post-Closing Contributions, but only to the extent that both: (i) the Liquidity Threshold is (A) greater than $1,000,000,000 for the thirty (30) consecutive days immediately prior to the date of such proposed capital distribution and (B) projected to exceed $1,000,000,000 for the ninety (90) consecutive days immediately after giving effect to such capital distribution and (ii) no Event of Default has occurred, both before and after giving effect to the payment of and immediate distribution to such capital distribution;

                  (f) to the extent Borrower delivers to Administrative Agent an officer's certificate executed by a Financial Officer together with its audited Financial Statements demonstrating that, as of the last day of the immediately preceding Fiscal Year, Borrower and its consolidated Subsidiaries had positive Excess Cash Flow as of such date, then Borrower shall be permitted to use fifty percent (50%) of such Excess Cash Flow during the then-current Fiscal Year, to make a one-time cash distribution to Kmart HQ (which in turn directly or indirectly makes an immediate distribution to Holdings) to enable Holdings to either (i) make a one-time repayment or prepayment of the ESL Notes, if any or (ii) make a distribution to its Stockholders; provided that no distributions or payments may be made pursuant to this clause (f) unless (A) the Liquidity Threshold is (x) greater than $1,000,000,000 for the thirty (30) consecutive days immediately prior to the date of such payment or distribution and (y) projected to exceed $1,000,000,000 for the ninety (90) consecutive days immediately after giving effect to such payment or distribution and (B) no Event of Default has occurred, both before and after giving effect to any such payment or distribution; and

                  (g) dividends or distributions by Kmart HQ to Holdings and payments by Subsidiaries of Holdings to Holdings under tax sharing agreements, the proceeds of which shall be applied by Holdings directly to pay
(i) actual taxes and (ii) actual out-of-pocket expenses in respect of accounting and legal services rendered in the ordinary course of business and compensation of officers and directors pursuant to the reasonable requirements of its business, on fair and reasonable terms and similar to the compensation paid by similarly situated companies.

         6.14 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other

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

organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization or (d) change its state of incorporation or organization, in each case without at least thirty (30) days prior written notice to Administrative Agent. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year.

         6.15 No Impairment of Intercompany Transfers. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that would (currently or upon the occurrence of any contingency or otherwise) directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower or by Holdings to Borrower or any Subsidiary of Borrower, other than customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the capital Stock or assets of any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary which is to be (or whose assets are to be) sold and such sale is otherwise permitted hereunder.

         6.16     Changes Relating to Subordinated Debt; Material Contracts.

                  (a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate on such Subordinated Debt, (ii) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates, (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt, (iv) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith, (v) grant any security or collateral to secure payment of such Subordinated Debt, (vi) change the terms of the subordination of such Subordinated Debt or (vii) change or amend any other term if such change or amendment would materially increase the obligations of such Person thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any such Person, Administrative Agent or any Lender.

                  (b) No Credit Party shall, nor shall it permit any of its Subsidiaries to, change or amend the terms of (i) the ESL Subordination Agreement or (ii) any of the Qualified Trade Credit Documents.

                  (c) No Credit Party shall, nor shall it permit any of its Subsidiaries to, change or amend the terms of any other material document or agreement to the extent such changes or amendments could reasonably be expected to materially and adversely affect the rights or remedies of Administrative Agent or Lenders under the Credit Loan Documents.

         6.17 Holdings. Holdings shall not directly engage in any trade or business (other than through its Subsidiaries) or own any assets (other than the Stock of Kmart HQ and cash, as and when necessary, for purposes of paying amounts permitted to be paid by it under Section 6.13) or incur any Indebtedness or Guaranteed Indebtedness (other than as permitted pursuant to Sections 6.3 and 6.6, respectively).

         6.18 No Speculative Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any transaction involving commodity options, futures contracts or similar transactions for speculative purposes.

7.       TERM

         7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

         7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Administrative Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Administrative Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Borrower (i) fails to make any payment of principal in respect of Loans or reimbursement obligations in respect of Letter of Credit Obligations when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of the Loans or Commitments within five (5) Business Days following the date upon which such interest or Fees were due and payable or
(iii) fails to pay or reimburse Administrative Agent or Lenders for any expense reimbursable hereunder or under any other Credit Loan Document within fifteen
(15) Business Days following Administrative Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a), 5.15(c) or 6, or any of the provisions set forth in Annexes C or G, respectively.

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

                  (c) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.14, Section 4.1, Section 4.3 or
Section 5.4(b) or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for five (5) Business Days or more.

                  (d) (i) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Credit Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more after receipt of written notice thereof from Administrative Agent, (ii) a default or breach by any Person other than Administrative Agent occurs under the Vendor Intercreditor Agreement or (iii) an event of default shall occur under and as defined in the Trust Agreement.

                  (e) (i) A default or breach occurs under any other agreement, document or instrument to which any Credit Party or any of its Subsidiaries is a party that is not cured within any applicable grace period therefor, and such default or breach involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party or any of its Subsidiaries in excess of $50,000,000 in the aggregate (including amounts owing to all creditors under any combined or syndicated credit arrangements) and such failure is a failure to pay at maturity such Indebtedness or causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $50,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof as a result of such default, in each case, regardless of whether such right is exercised, by such holder or trustee or (ii) an "Event of Default" occurs under, and as defined in, any ESL Note.

                  (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect and an Overage occurs as a result thereof, or any representation or warranty herein or in any Credit Loan Document or in any written statement, report, financial statement or certificate made or delivered to Administrative Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) (i) Assets of any Credit Party or any of its Subsidiaries with a fair market value, individually or in the aggregate, of $50,000,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party or any of its Subsidiaries and such condition continues for thirty (30) days or more or
(ii) any assets of any Credit Party or any of its Subsidiaries is attached, seized, levied upon or subjected to a writ or distress warrant and such event could reasonably be expected to have a Material Adverse Effect.

                  (h) A case or proceeding is commenced against any Credit Party or any of its Subsidiaries seeking a decree or order in respect of such Credit Party or any of its Subsidiaries (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Person, and such case or proceeding shall remain undismissed or unstayed for forty-five (45) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

                  (i) Any Credit Party or any of its Subsidiaries (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of any such Person's assets, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

                  (j)      Any Credit Party or any Subsidiary thereof fails to
(i) make any termination payment under a Specified Hedging Agreement or (ii) fails to make any payment due under any Bank Product Agreement in excess of $5,000,000 in the aggregate and such default continues for fifteen (15) days following the date upon which such payment was due.

                  (k) A final judgment or judgments for the payment of money in excess of $50,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties or any of their respective Subsidiaries (but only to the extent such judgments are not covered by insurance policies as to which liability has not been denied by the insurance carrier in writing), and the same are not, within sixty (60) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

                  (l) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Holdings or any of its Subsidiaries or ESL shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (m) The Confirmation Order is reversed or modified or stayed in a manner adverse to the rights or remedies of Administrative Agent or the Lenders as determined by Administrative Agent and the Co-Syndication Agents in their sole and absolute discretion.

                  (n)      Any Change of Control occurs.

         8.2      Remedies.

                  (a) If any Event of Default has occurred and is continuing, Administrative Agent may (and at the written request of the Majority Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit

Obligations shall be made or incurred in the sole discretion of the Majority Lenders (or, in the case of any Overadvance, the sole discretion of Administrative Agent) so long as such Event of Default is continuing. If any Event of Default has occurred and is continuing, Administrative Agent may (and at the written request of the Majority Lenders shall), without notice except as otherwise expressly provided in Section 1.5(d), increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default has occurred and is continuing, Administrative Agent may (and at the written request of the Majority Lenders shall), without notice: (i) terminate the Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations, (ii) reduce the Commitments from time to time, (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party, (iv) exercise any rights and remedies provided to Administrative Agent under the Credit Loan Documents or at law or equity, including all remedies provided under the Code and/or (v) set-off amounts in the Cash Collateral Account, the Synthetic Loan Credit-Linked Deposit Account or the Concentration Account or any other accounts maintained with Administrative Agent (or over which Administrative Agent has sole dominion and control) and apply such amounts to the obligations of the Credit Parties hereunder and in the other Loan Documents; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Administrative Agent to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

         9.1      Assignment and Participations.

                  (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Credit Loan Documents, Loans, Letter of Credit Obligations (including any Synthetic Loan Letters of Credit and its Synthetic Loan Commitment) and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall:

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

                           (i)      require the consent of Administrative Agent
(other than with respect to assignments to a Person qualifying under clause (a) of the definition of Qualified Assignee) which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee qualifying under clause
(b) of the definition thereof;

                           (ii)     require the consent of Borrower (other than
with respect to assignments to a Person qualifying under clause (a) of the definition of Qualified Assignee and so long as no Event of Default has occurred and is continuing), which consent shall not be unreasonably withheld or delayed;

                           (iii)    require the execution of an assignment
agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Administrative Agent and, if required, Borrower;

                           (iv)     be conditioned on such assignee Lender
representing to the assigning Lender, Borrower and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof;

                           (v)      after giving effect to any such partial
assignment, the assignee Lender shall have Commitments in an amount at least equal to $10,000,000 with respect to the Revolving Credit Commitment and/or Revolving Loans or $2,500,000 with respect to the Synthetic Loan and its corresponding Synthetic Loan Credit-Linked Deposits and, if such transfer relates to less than all of the assigning Lender's rights and obligations under this Agreement and the Notes, such assigning Lender shall have retained Commitments in an amount at least equal to $10,000,000 with respect to the Revolving Credit Commitment and/or Revolving Loans or $2,500,000 with respect to the Synthetic Loan and its corresponding Synthetic Loan Credit-Linked Deposits; and

                           (vi)     include a payment to Administrative Agent of
an assignment fee of $3,500.

In the case of an assignment by a Lender under this Section 9.1(a), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments and Synthetic Loan Participations or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Administrative Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this
Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Credit Loan Documents

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to a Federal Reserve Bank; provided that no such pledge to a Federal Reserve
Bank shall release such Lender from such Lender's obligations hereunder or under any other Credit Loan Document, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided that such Lender shall notify Administrative Agent of any such assignment for purposes of maintaining the Loan Account in accordance with Section 1.12 hereof, such assignment to become effective upon the recordation of such assignment in the Loan Account. Without the consent of Administrative Agent, the Synthetic Loan Credit-Linked Deposit funded by any Synthetic Loan Lender under paragraph (c) of Annex B shall not be released in connection with any assignment of its Synthetic Loan and its corresponding Synthetic Loan Credit-Linked Deposit, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied in accordance with the terms of paragraphs (c) and (d) of Annex B) pursuant to paragraph (c) of Annex B in respect of such assignee's obligations under the Synthetic Loan Credit-Linked Deposit assigned to it.

                  (b) Any participation by a Lender of all or any part of its Commitments or its Synthetic Loan and its corresponding Synthetic Loan Credit-Linked Deposit shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting:

                           (i)      any reduction in the principal amount of, or
interest rate or Fees payable with respect to, any Loan or repayment obligation with respect to any Synthetic Loan Credit-Linked Deposit in which such holder participates;

                           (ii)     any extension of the final maturity date of
any Loan in which such holder participates; and

                           (iii)    any release of all or substantially all of
the Collateral (other than in accordance with the terms of this Agreement or the other Credit Loan Documents).

Solely for purposes of Sections 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and solely for the purposes of such Sections the participant shall be considered to be a "Lender"; provided that Borrower shall not be required to pay any amount under Section 1.15 or Section 1.16 that is greater than the amount it would have been required to pay had no participation been sold. Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. In addition, each Lender granting a participation under this Section 9.1(b) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each participant, specifying such participant's entitlement to payments of principal and interest with respect to such participation, and for the avoidance of doubt, each participant shall be obligated to comply with
Section 1.15(d) as if it were a "Lender."

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                  (c)      Except as expressly provided in this Section 9.1, no
Lender shall, as between Borrower and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested to effect such transfer and the participation of management in discussions with, potential assignees.

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain for the express benefit of the Credit Parties from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) No Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under
Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with
Section 1.15(a).

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (A) with notice to, but without the prior written consent of, Borrower and Administrative Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Credit

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

Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder. In addition, each Granting Lender (1) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each SPC which has funded all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement, specifying such SPC's entitlement to payments of principal and interest with respect to such Loan and (2) shall collect, prior to the time such SPC received payments with respect to such funded Loans, from each such SPC a Certificate of Exemption described in Section 1.15(e) (and updated as required by Section 1.15(e)) as if such SPC were a Certifying Lender under Section 1.15(e).

         9.2      Appointment of Administrative Agent.

                  (a) GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Credit Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Administrative Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Credit Loan Documents (except to the limited extent provided in Section 1.12), Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of Holdings or its Subsidiaries or any other Person. Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Credit Loan Documents. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Credit Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Credit Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Credit Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  (b) If Administrative Agent shall request instructions from the Majority Lenders, Requisite Lenders, Majority Revolving Lenders, Supermajority Lenders or all affected Lenders, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from the Majority Lenders, Requisite Lenders, Majority Revolving Lenders, Supermajority Lenders, or all affected Lenders, as the case may be, and Administrative Agent shall not incur liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Credit Loan Document (i) if such action would, in the opinion of Administrative Agent, be contrary to law or the terms of this Agreement or any other Credit Loan Document, (ii) if such

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action would, in the opinion of Administrative Agent, expose Administrative
Agent to Environmental Liabilities or (iii) if Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder or under any other Credit Loan Document in accordance with the instructions of the Majority Lenders, Requisite Lenders, Majority Revolving Lenders, Supermajority Lenders or all affected Lenders, as applicable.

         9.3 Administrative Agent's Reliance, Etc. Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent: (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Administrative Agent, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or its Subsidiaries or to inspect the Collateral (including the books and records) of any Credit Party (other than the satisfaction on the Closing Date of the conditions set forth in Section 2.1), (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Administrative Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and Synthetic Loan Credit-Linked Deposits and GE Capital as Administrative Agent.

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         9.5      Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on the Financial Statements and Projections referred to in Sections 3.4(a) and (b), respectively, and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans and Synthetic Loan Credit-Linked Deposits, and expressly consents to, and waives any claim based upon, such conflict of interest.

         9.6 Indemnification. Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Credit Parties.

         9.7 Successor Administrative Agent. Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative

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Agent appointed by the Majority Lenders or Administrative Agent hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Administrative Agent under this Agreement and the other Loan Documents.

         9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Administrative Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or Secured Parties shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the (a) Swing Line Loans under Section 1.1, (b) the Revolving Loan Letter of Credit Participation, as provided in Annex B and (c) the Synthetic Loan Participation, as provided in Annex B, as applicable. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (i) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and Secured Parties and (ii) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or Secured Parties may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

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         9.9      Advances; Payments; Non-Funding Lenders; Information; Actions
in Concert.

                  (a)      Advances; Payments.

                           (i)      Revolving Lenders shall refund or
participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of
Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Administrative Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 2:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. Forthwith after receipt of such wire transfers (or, in Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii)     Not less than once during each calendar
week, more frequently at Administrative Agent's election or, in the event Administrative Agent receives payments of principal, interest and Fees in excess of $10,000,000 in the aggregate, within two (2) Business Days of receipt of such funds by Administrative Agent (each, a "Settlement Date"), Administrative Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Credit Loan Documents as of such Settlement Date, Administrative Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Administrative Agent may assume that each (i) Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance and (ii) each Synthetic Loan Lender will make its Pro Rata Share of Synthetic Loan Credit-Linked Deposits available to Administrative Agent on the Closing Date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Revolving Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall

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promptly notify Borrower and Borrower shall immediately repay such amount to
Administrative Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Credit Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

                  (c)      Return of Payments.

                           (i)      If Administrative Agent pays an amount to a
Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                           (ii)     If Administrative Agent determines at any
time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Credit Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan, Revolving Loan Letter of Credit or Synthetic Loan Participation to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Credit Loan Document or constitute a "Lender" or a "Revolving Lender", as applicable (or be included in the calculation of "Majority Lenders", "Requisite Lenders", "Majority Revolving Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Credit Loan Document, except to the extent such consent or voting right is in respect of (i) an increase in the Commitment of such Non-Funding Lender, (ii) a release of all of the Collateral, (iii) the forgiveness or release of any portion of the Obligations held by such Non-Funding Lender, (iv) an extension of the Stated Maturity Date in respect of Obligations owed to such Non-Funding Lender, or (v) a reduction of the rate of interest on the Loans held by such Non-Funding Lender. At Borrower's request, Administrative Agent or a Person acceptable to Administrative

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Agent shall have the right with Administrative Agent's consent and in
Administrative Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Revolving Loan Commitments and Synthetic Loan Credit-Linked Deposits of that Non-Funding Lender for an amount equal to the principal balance of all Loans and Synthetic Loan Credit-Linked Deposits held by such Non-Funding Lender and all accrued and unpaid interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Dissemination of Information. Administrative Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Credit Party, of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default; provided that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Administrative Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Administrative Agent and the Majority Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent or the Majority Lenders.

10.      SUCCESSORS AND ASSIGNS

         10.1 Successors and Assigns. This Agreement and the other Credit Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Administrative Agent, Lenders and their respective successors and permitted assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. Except pursuant to a merger permitted by Section 6.1, no Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Credit Loan Documents without the prior express written consent of Administrative Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Administrative Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Administrative Agent and the Secured Parties with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Credit Loan Documents.

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11.      MISCELLANEOUS

         11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter (other than the Fee Letter) or confidentiality agreement, if any, between any Credit Party and Administrative Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement other than (a) with respect to the Commitment Letter, the provisions set forth therein which by their terms expressly survive the execution and delivery of this Agreement and the other Loan Documents, (b) the Fee Letter and
(c) the Syndication Letter (as defined in the Commitment Letter), each of which shall continue to be binding obligations of the parties.

         11.2     Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Credit Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Credit Parties party to such Loan Document and by the Majority Lenders, Requisite Lenders, Majority Revolving Lenders, Supermajority Lenders or all affected Lenders, as applicable (or by Administrative Agent at the direction of the Majority Lenders, Requisite Lenders, Majority Revolving Lenders, Supermajority Lenders or all affected Lenders, as applicable). Except as set forth in clauses (b), (c) and (d) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall only require the written consent of the Majority Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definitions of Borrowing Base, Gross Available Inventory Amount or Gross Available L/C Inventory Amount or adds any new classes of assets (other than Inventory) to the Borrowing Base shall be effective unless the same shall be in writing and signed by the Supermajority Lenders (or by Administrative Agent at the direction of the Supermajority Lenders) and Borrower.

                  (c) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that would either (i) modify, amend or waive any non-discretionary component of the Borrowing Base (or any constituent definition thereof) if the result would increase the amount of the Borrowing Base or (ii) lower the dollar requirement set forth in paragraph
(c) of Annex G shall be effective unless the same shall be in writing and signed by the Requisite Lenders (or by Administrative Agent at the direction of the Requisite Lenders) and Borrower. Furthermore, Administrative Agent shall not consent to any amendment, supplement or other modification of or to the Vendor Intercreditor Agreement without the prior written consent of the Requisite Lenders.

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                  (d)      No amendment, modification, termination or waiver
shall, unless in writing and signed by Borrower and each Lender directly affected thereby (or by Administrative Agent at the direction of each Lender directly affected thereby): (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders), (ii) reduce the principal of, rate of interest on (or with respect to any Synthetic Loan Credit-Linked Deposit, the rate of return provided for in paragraph (d) of Annex B) or Fees payable with respect to any Commitment, Loan, Letter of Credit Obligations or any Synthetic Loan Credit-Linked Deposit of such affected Lender,
(iii) extend the final maturity date of the principal amount of any Loan of such affected Lender, (iv) waive, forgive, defer, extend or postpone any payment of interest (or with respect to any Synthetic Loan Credit Linked Deposit, the rate of return provided for in paragraph (d) of Annex B) or Fees as to such affected Lender, (v) release any Guaranty (other than pursuant to a transaction permitted by the Credit Loan Documents) or, release any Lien on, or permit any Credit Party to sell or otherwise dispose of, all or substantially all the Collateral or release any portion of the Synthetic Loan Credit-Linked Deposit Account of such affected Lender (except as provided in paragraph (c)(i) of Annex B), (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder, (vii) amend or waive (A) Section 1.11(a) or (B) Section 1.9(b) to the extent Section 1.9(b) requires ratable payment or disbursements to the Lenders of any Fees, and (viii) amend or waive this Section 11.2 or the definitions of the terms "Majority Lenders", "Requisite Lenders", "Majority Revolving Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent, the Swing Line Lender or L/C Issuer under this Agreement or any other Credit Loan Document shall be effective unless in writing and signed by Administrative Agent, the Swing Line Lender or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Additionally, no amendment, modification, termination or waiver affecting paragraphs (c) and (d) of Annex B shall be effective unless in writing and signed by Synthetic Loan Lenders holding Synthetic Loan Commitments in excess of 50% of the aggregate amount of all Synthetic Loan Commitments in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon Lenders and their respective successors and assigns and upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (e) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                           (i)      requiring the consent of all affected
Lenders, the consent of the Supermajority Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii) and
(iii) below being referred to as "Non-Consenting Lender");

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                           (ii)     requiring the consent of the Supermajority
Lenders, the consent of the Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained;

                           (iii)    requiring the consent of the Requisite
Lenders, the consent of the Majority Lenders is obtained, but the consent of the Requisite Lenders is not obtained;

then, so long as Administrative Agent is not a Non-Consenting Lender, at Borrower's request (which request shall be delivered within 180 days after the date of such Non-Funding Lender's failure to consent to such amendment, modification, waiver or termination) Administrative Agent, or a Person reasonably acceptable to Administrative Agent, shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Loans, Commitments and Synthetic Loan Credit-Linked Deposits of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans and Synthetic Loan Credit-Linked Deposits held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                           (iv)     On the Termination Date, and so long as no
suits, actions proceedings, or claims are pending against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, all Liens under the Loan Documents shall automatically terminate and Administrative Agent shall promptly deliver to Borrower (at Borrower's expense) to the extent reasonably requested from time to time by Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

         11.3 Fees and Expenses. Borrower shall reimburse (i) with respect to any appraisers engaged by Administrative Agent, the out-of-pocket costs and expenses of Administrative Agent incurred in connection with appraisals performed by such appraisers and (ii) Administrative Agent and Co-Syndication Agents (and, with respect to clauses (c) and (d) below, all Lenders) for all out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including Consultants and with respect to any Collateral Agent, a field examination fee of $750 per person per day plus actual out-of-pocket expenses of such Collateral Agent in connection with the conduct of such field audits) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

                  (a) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, any Credit Party or its Subsidiaries, or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith

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

or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties, their respective Subsidiaries or any other Person that may be obligated to Administrative Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

                  (c) any attempt to enforce any remedies of Administrative Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent (in its capacity as such) and Co-Syndication Agents (in their capacity as such), such reimbursement shall be limited to one counsel for all such Lenders;

                  (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent (in its capacity as such) and Co-Syndication Agents (in their capacity as such), such reimbursement shall be limited to one counsel for all such Lenders; and

                  (e) efforts by any such Person in connection with its rights under this Agreement to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties, their respective Subsidiaries or their respective affairs and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all out-of-pocket reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all out-of-pocket expenses, costs, charges and other fees incurred by such counsel and others which (except in the case of the appraisers referred to in clause (i) of the introductory paragraph of this Section 11.2) are reasonable in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, promptly after demand therefor, by Borrower to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: those of accountants, appraisers, Consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4 No Waiver. Administrative Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Administrative Agent or

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such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party or its Subsidiaries contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party or its Subsidiaries shall be deemed to have been suspended or waived by Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

         11.5 Remedies. Administrative Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Administrative Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

         11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8 Confidentiality. Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties that is either financial in nature or designated as confidential for a period of (i) five (5) years following the Termination Date with respect to any such information broken out on a store-by-store basis and (ii) three (3) years following the Termination Date with respect to any other information, except that Administrative Agent and each Lender may disclose such information (a) on a confidential basis, to Persons employed or engaged by Administrative Agent or such Lender or any Affiliate thereof, (b) to any bona fide assignee or participant or potential assignee or participant that has agreed for the benefit of the Credit Parties to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information on a confidential basis, to Persons employed or engaged by them as described in clause (a) above), (c) as required or requested by any Governmental Authority or reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process, (d) as, on the advice of Administrative Agent's or such Lender's counsel, is required by law, (e) in connection with the exercise of any right or remedy under the Credit Loan Documents or in connection with any

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Litigation to which Administrative Agent or such Lender is a party or (f) that ceases to be confidential through no fault of Administrative Agent or any Lender. Administrative Agent and Lenders agree not to share any such confidential information with competitors of Holdings and its Subsidiaries. Notwithstanding anything to the contrary set forth herein or in any other Loan Document or any other express or implied agreement, arrangement or understanding, if any, the obligations of confidentiality contained herein and therein, as they relate to the Related Transactions shall not apply to the tax structure or tax treatment of the Related Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of the Related Transactions except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. The preceding sentence is intended to cause the Related Transactions not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the Related Transactions or any tax matter or tax idea related to the Related Transactions.

         11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, ADMINISTRATIVE AGENT, THE L/C ISSUER AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED THAT ADMINISTRATIVE AGENT, THE L/C ISSUER, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF

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SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH
CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

         11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Administrative Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE

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PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR
PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or referring to this Agreement, the other Loan Documents or the Related Transaction Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to each Credit Party for review and comment prior to the publication thereof. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

         11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

         11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    KMART CORPORATION

                                    By: ______________________________________
                                    Name:  Ronald B. Hutchison
                                    Title: Vice President

                                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                                    Administrative Agent and Lender

                                    By: ______________________________________
                                    Name:  Donna Evans
                                    Title: Duly Authorized Signatory

                                    LENDERS:

                                    FLEET RETAIL FINANCE INC., as a Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    BANK OF AMERICA, N.A., as a Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    AMSOUTH BANK, as a Lender

                                    By: ______________________________________
                                    Name: Mark McNally
                                    Title: Attorney-In-Fact

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    BANK ONE, N.A., as a Lender

                                    By: ______________________________________
                                    Name: Joseph R. Heskett
                                    Title: Associate

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    THE CIT GROUP/BUSINESS CREDIT, as a Lender

                                    By: ______________________________________
                                    Name: Deborah Rogut
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    CITIGROUP INVESTMENTS CORPORATE LOAN FUND
                                    INC., as a Lender

                                    By:      TRAVELERS ASSET MANAGEMENT
                                             INTERNATIONAL COMPANY LLC

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    CONGRESS FINANCIAL CORPORATION (CENTRAL), as a Lender

                                    By: ______________________________________
                                    Name: Keith C. Chapman
                                    Title: First Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    FOOTHILL CAPITAL CORPORATION, as a Lender

                                    By: ______________________________________
                                    Name: Sanat Amladi
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    THE FOOTHILL GROUP, INC., as a Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    GMAC COMMERCIAL FINANCE LLC, as a Lender

                                    By: ______________________________________
                                    Name: Thomas Maiale
                                    Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    KZH CYPRESSTREE-1 LLC, as a Lender
                                    KZH ING-2 LLC, as a Lender
                                    KZH STERLING LLC, as a Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    LONGACRE MASTER FUND, LTD., as a Lender

                                    By: ______________________________________
                                    Name: Steven Weissman
                                    Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    MERRILL LYNCH CAPITAL, a division of Merrill
                                    Lynch Business Financial Services, Inc., as a Lender

                                    By: ______________________________________
                                    Name: T. Bukowski
                                    Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    NATIONAL CITY COMMERCIAL FINANCE, INC., as a
                                    Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    ORIX FINANCIAL SERVICES, INC., as a Lender

                                    By: ______________________________________
                                    Name: Michael J. Cox
                                    Title: Senior Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    PB CAPITAL CORPORATION, as a Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    THE PROVIDENT BANK, as a Lender

                                    By: ______________________________________
                                    Name: Marshall Stuart
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    RZB FINANCE LLC, as a Lender

                                    By: ______________________________________
                                    Name: Chistoph Hoedl
                                    Title: Vice President

                                    By: ______________________________________
                                    Name: Astrid Wilke
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    STATE OF CALIFORNIA PUBLIC EMPLOYEES'
                                    RETIREMENT SYSTEM, as a Lender

                                    By: ______________________________________
                                    Name: Thomas McDonagh
                                    Title: Portfolio Manager

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    TEXTRON FINANCIAL CORPORATION, as a Lender

                                    By: ______________________________________
                                    Name: Eric R. Hubbard
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    TRANSAMERICA BUSINESS CAPITAL CORPORATION, as a Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    THE TRAVELERS INSURANCE COMPANY, as a Lender

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    UPS CAPITAL CORPORATION, as a Lender

                                    By: ______________________________________
                                    Name: Charles G. Johnson
                                    Title: Senior Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    WHITEHALL BUSINESS CREDIT CORPORATION, as a
                                    Lender

                                    By: ______________________________________
                                    Name: Brian Kennedy
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                  The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as borrowers.

                                    KMART HOLDING CORPORATION
                                    KMART MANAGEMENT CORPORATION
                                    BIG BEAVER DEVELOPMENT CORPORATION
                                    BIG BEAVER OF FLORIDA DEVELOPMENT LLC
                                    BIG BEAVER OF GUAYNABO DEVELOPMENT
                                    CORPORATION
                                    BLUELIGHT.COM LLC
                                    BLUELIGHT.COM, INC.
                                    KBL HOLDING INC.
                                    KMART CORPORATION OF ILLINOIS, INC.
                                    KMART EXPRESS LLC
                                    KMART INTERNATIONAL SERVICES, INC.
                                    KMART OF FLORIDA LLC
                                    KMART STORES OF ILLINOIS LLC
                                    KMART OF MICHIGAN, INC.
                                    KMART OF NORTH CAROLINA LLC
                                    KMART OF NY HOLDINGS, INC.
                                    KMART OF OHIO LLC
                                    KMART STORES OF TEXAS, LLC
                                    KMART OF WASHINGTON LLC
                                    KMART OVERSEAS CORPORATION
                                    KMART SERVICES CORPORATION
                                    KMART STORES OF INDIANA, INC.
                                    KMART STORES OF TNCP, INC.
                                    MEDIA MOMENTUM, INC.
                                    STI MERCHANDISING, INC.

                                    By: ______________________________________
                                    Name: Ronald B. Hutchison
                                    Title: Executive Vice President, Vice
                                    President or President of each of the above
                                    referenced Credit Parties

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    KMART OF INDIANA
                                    KMART OF PENNSYLVANIA LP
                                    KMART OF TEXAS L.P.
                                    THE COOLIDGE GROUP LLC

                                    By: KMART CORPORATION, its sole member,
                                        partner or general partner as applicable

                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    MARIN ACCESS LLC

                                    By: ______________________________________
                                    Name: Ronald B. Hutchison
                                    Title: President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    KLC, INC.

                                    By: ______________________________________
                                    Name: Jesse Berry
                                    Title: Secretary

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    KMART TRINIDAD, INC. (FORMERLY VTA, INC.)

                                    By: _____________________________________
                                    Name: James L. Misplon
                                    Title: Assistant Treasurer

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Credit Loan Documents shall have (unless otherwise provided elsewhere in the Credit Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

                  "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an account receivable, an Account, Chattel Paper or General Intangibles (including a payment intangible).

                  "Account Party" has the meaning ascribed to it in Annex B.

                  "Accounting Changes" has the meaning ascribed thereto in Annex G.

                  "Accounts" means all "accounts," as such term is defined in the Code, arising out of the use of a credit card or charge card or information contained on or for use with such card for purchases from the Credit Parties, whether now owned or hereafter acquired by any Credit Party.

                  "Acquired Entity" means any Person acquired after the Closing Date by Borrower or any of its Subsidiaries in connection with or pursuant to a Permitted Acquisition (including any Subsidiaries of such Person).

                  "Acquisition" means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition by Kmart HQ or any of its Subsidiaries of all or substantially all of the assets of any Person or of all or substantially all of any business or division of a Person, (b) the acquisition by Kmart HQ or any of its Subsidiaries of all of the capital stock, partnership interests, membership interests or other equity interests of any Person or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than mergers or consolidations permitted pursuant to Section 6.1(a) of the Agreement).

                  "Acquisition Business Plan" has the meaning ascribed to it in the definition of Permitted Acquisition.

                  "Acquisition Indebtedness" means Indebtedness of an Acquired Entity existing at the time such Acquisition is consummated (not created or incurred in contemplation of such Person becoming an Acquired Entity); provided that such Indebtedness is recourse only to the Acquired Entity and/or the assets of such Acquired Entity and that (a) none of Holdings or any of its Subsidiaries (other than such Acquired Entity) is (or may become) directly or indirectly liable (whether as a primary obligor, surety or guarantor) for such Indebtedness and (b) none of the assets of Holdings or any of its Subsidiaries (other than those of such Acquired Entity) is (or may become) subject to any Lien securing such Indebtedness.

                  "Adjusted Eligible Inventory Amount" means an amount equal to
(a) the Eligible Inventory Amount less (b) the Inventory Reserves relating to Inventory.

                  "Administrative Agent" means GE Capital in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 9.7.

                  "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

                  "Affected Lender" has the meaning ascribed to it in Section 1.16(d).

                  "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person's officers and directors. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate", when used with respect to any Credit Party, shall specifically exclude Administrative Agent and each Lender.

                  "Affiliate Guaranty" means the guaranty of even date herewith executed by and among each of Holdings, Kmart HQ, Kmart Services and Administrative Agent, on behalf of itself and the Secured Parties.

                  "Agreement" means the Credit Agreement by and among Borrower, the other Credit Parties party thereto, GE Capital, as Administrative Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Ancillary Loan Documents" means each Bank Product Agreement, each Specified Hedging Agreement and all other agreements, instruments, documents and certificates executed and delivered by Borrower or any of its Subsidiaries to, or in favor of, any holder of Obligations in respect of any of the foregoing.

                  "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

                  "Applicable Margins" means, collectively, the Applicable Revolving L/C Margin, the Applicable Synthetic L/C Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

                  "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to
Section 1.5(a).

                  "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

                  "Applicable Revolving L/C Margin" means the per annum fee, from time to time in effect and payable with respect to outstanding Revolving Loan Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable Synthetic L/C Margin" means the per annum fee, from time to time in effect and payable with respect to outstanding Synthetic Loan Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable Trigger" means (a) with respect to the period of January through July of any Fiscal Year, Excess Availability of less than $400,000,000 for any day occurring during such period and (b) with respect to the period of August through December of any Fiscal Year, Excess Availability of less than $250,000,000 for any day (or, during the months of October, November and December, for three (3) consecutive Business Days) occurring during such period.

                  "Appraisal Inventory Value" means an amount equal to (a) Gross Inventory Value per the stockledger (b) minus, to the extent included therein (without duplication), in-transit inventory and consigned Inventory, and (c) plus or minus, as applicable, any other reconciling items, calculated in a manner consistent with the Closing Date Appraisal.

                  "Appraisal L/C Inventory Value" means an amount equal to the Gross L/C Inventory Value per the stockledger of the Approved Credit Parties as in-transit inventory which, in the case of determinations made in appraisals performed after the Closing Date, will be determined on the basis set forth in the most recent appraisal, if any.

                  "Approved Credit Parties" means collectively (a) Borrower and each other Subsidiary Credit Party as of the Closing Date (so long as such Person continues to remain a Subsidiary Credit Party) and (b) to the extent approved in writing by the Collateral Agents, any Person becoming a Subsidiary Credit Party after the Closing Date.

                  "Assignment Agreement" has the meaning ascribed to it in
Section 9.1(a).

                  "Availability Certificate" has the meaning ascribed to it in Annex F.

                  "Average Cash on Hand" means, for any Fiscal Quarter, an amount equal to the result of (a) the aggregate sum of the Weekly Cash on Hand for all calendar weeks occurring during such Fiscal Quarter divided by (b) the number of calendar weeks occurring during such Fiscal Quarter.

                  "Average Projected Cash on Hand" means, for any Fiscal Quarter, an amount equal to the result of (a) the aggregate sum of Business Plan Cash on Hand reflected in the Business Plan for the three (3) Fiscal Months occurring during such Fiscal Quarter divided by (b) three (3).

                  "Bank Product Agreements" means those certain agreements entered into from time to time by Holdings or its Subsidiaries in connection with any service or facility extended to Holdings or its Subsidiaries by any Lender or any Affiliate of any Lender in respect of credit cards or credit card processing services.

                  "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) or such other court as may have jurisdiction over the Chapter 11 Cases (as defined in the Plan of Reorganization).

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases (as defined in the Plan of Reorganization) or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  "Benchmark LIBOR Rate" means the LIBOR Rate for a LIBOR Period of one month.

                  "BofA" means Bank of America, N.A., a national banking association.

                  "Borrower" has the meaning ascribed thereto in the preamble to the Agreement.

                  "Borrower Guaranteed Obligations" has the meaning ascribed to it in Annex B.

                  "Borrowing Availability" means, as of any date of determination, the lesser of (a) the Maximum Amount and (b) the Borrowing Base, in each case, less the sum of the Loans then outstanding.

                  "Borrowing Base" means, as of any date of determination, an amount (calculated based on the most recent Borrowing Base Certificate delivered pursuant to the Agreement) that is equal to the sum at such time of the following:

                  (a) the lesser of (i) an amount equal to the result of eighty percent (80%) multiplied by the Recovery Rate multiplied by the Appraisal Inventory Value or (ii) the Net Available Inventory Amount; plus

                  (b) the lesser of (i) an amount equal to the result of sixty percent (60%) multiplied by the Recovery Rate multiplied by the Appraisal L/C Inventory Value or (ii) the Net Available L/C Inventory Amount; less

                  (c) the Primary Reserves established from time to time by Administrative Agent in accordance with Annex K.

                  "Borrowing Base Certificate" means a certificate substantially in the form attached to the Agreement as Exhibit 4.1(b) (with such changes therein as may be required by Administrative Agent in its reasonable discretion to reflect the components of and Reserves against the Borrowing Base established under the terms of this Agreement from time to time), executed and certified by a Financial Officer of Borrower, which shall include appropriate exhibits, schedules and collateral reporting requirements as referred to therein and as provided for in Annex F.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Business Plan" has the meaning ascribed to it in Section 2.1(i).

                  "Business Plan Cash on Hand" means, for any Fiscal Month, an amount equal to the positive difference between (a) Cash on Hand as reflected in the Business Plan for such Fiscal Month minus (b) the amount of outstanding Advances as reflected under the heading "Credit Facility" in the Business Plan for such Fiscal Month.

                  "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Factors Ruling" means the decision rendered by the federal district court in respect of avoidance actions under section 549 of the Bankruptcy Code in the case styled Capital Factors, Inc. v. Kmart Corporation, Case No. 02 C 1264 (N.D. Ill. 2002).

                  "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of such Person thereunder that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Capital Lease.

                  "Cash Collateral Account" has the meaning ascribed to it Annex B.

                  "Cash Dominion Event" means (a) the occurrence of an Event of Default pursuant to Section 8.1(a) or the occurrence of an Event of Default under Section 8.1(b) with respect to the financial covenants set forth on Annex G, unless, in either case, both (i) the Majority Lenders agree to waive the requirement for cash dominion pursuant to paragraph (f) of Annex C and (ii) average Excess Availability is greater than $500,000,000 for thirty (30) consecutive days immediately prior to the date of the waiver referred to in clause (i) above, (b) Excess Availability is less than the Applicable Trigger for ten (10) consecutive Business Days or (c) the occurrence and continuation of an Event of Default pursuant to Sections 8.1(h) or (i).

                  "Cash Dominion Termination Event" means, unless otherwise agreed to in a Control Agreement among the applicable Concentration Account Bank (or Loan Proceeds Account Bank), the applicable Credit Party and Administrative Agent, in the case of a Cash Dominion Event occurring pursuant to clause (b) of the definition thereof, the date upon which average Excess Availability is greater than $500,000,000 for a period of thirty (30) consecutive days, so long as no Default or Event of Default has occurred and is continuing on such date.

                  "Cash Equivalents" shall mean any of the following:

                  (a) obligations of the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States;

                  (b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia that at the time of acquisition thereof are assigned a rating not lower than A-2 by S&P or P-2 by Moody's;

                  (c) interests in any money market mutual fund which at the date of investment in such funds has (i) the highest rating by each of Moody's and S&P which has issued a rating for such fund or (ii) invests substantially all of its assets in securities of the types described in clauses
(a), (b), (d), (e) and (f) hereto;

                  (d) commercial paper which at the date of investment has ratings of not lower than A-2 by S&P or P-2 by Moody's;

                  (e) certificates of deposit, demand or time deposits, including Eurodollar time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any State thereof (or any U.S. branch or agency of a foreign bank) and subject to supervision and examination by Federal or state banking authorities, provided that the short-term unsecured deposit obligations of such depository institution or trust company (or its parent holding company) at the date of investment are then rated at least P-2 by Moody's and A-2 by S&P;

                  (f) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution, provided that the long-term unsecured debt obligations of such bank, trust company, savings bank or other savings institution are rated at the date of investment at least Aa2 by Moody's and AA- by S&P;

                  (g) investments in repurchase obligations with a term not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (e) above; and

                  (h) investments in any open-end or closed-end management type investment company or investment trust: (i) which is registered under the Investment Company Act of 1940, (ii) the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest are at least 100% collateralized by such obligations marked to market on a daily basis and (iii) the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940.

                  "Cash Management Bank" means The Bank of New York or any Lender providing cash management services to any Credit Party.

                  "Cash Management Obligations" means the amount from time to time owing by the Credit Parties to any Cash Management Bank in respect of overdrafts and related liabilities arising from treasury, depository and cash management services provided by such Cash Management Bank after the Closing Date in an amount not to exceed $150,000,000 in the aggregate or such other amount as may from time to time be approved in writing by Administrative Agent at the written request of Borrower.

                  "Cash Management Systems" has the meaning ascribed to it in
Section 1.8.

                  "Cash on Hand" means, as of any date of determination, the amount of unrestricted cash (including Store Cash) and Cash Equivalents and the fair market value of Marketable Securities on a mark-to-market basis for such date maintained by Borrower and its Subsidiaries in a Depository Account, the Concentration Accounts or an Investment Account as of such date.

                  "CERCLA" has the meaning ascribed to it in the definition of Environmental Laws.

                  "Certificate of Exemption" has the meaning ascribed to it in
Section 1.15(e).

                  "Certifying Lender" has the meaning ascribed to it in Section 1.15(e).

                  "Change of Control" means (a) the Board of Directors of Holdings shall cease to consist of a majority of the Continuing Directors, (b) any person or group of persons (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (i) other than Third Avenue Trust and ESL and their respective Affiliates shall acquire, directly or indirectly, the power to direct or cause the direction of the management or policies of Holdings, whether through the ability to exercise voting power, by contract or otherwise or (ii) shall acquire more than the percentage of the then issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances owned directly or indirectly by ESL, Third Avenue and their respective Affiliates, (c) Holdings ceases to own and control directly or indirectly all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower or Kmart HQ or (d) Borrower ceases to own and control directly or indirectly all of the economic and voting rights associated with all of the outstanding capital Stock of the Subsidiary Credit Parties of Borrower, other than in connection with a transaction permitted under the Agreement

                  "Chapter 11 Cases" has the meaning ascribed to it in the Plan of Reorganization.

                  "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges or Liens upon or relating to (a) the Collateral, (b) the employees, payroll, income or gross receipts of any Credit Party, (c) any Credit Party's ownership or use of any properties or other assets or (d) any other aspect of any Credit Party's business.

                  "Claims" has the meaning ascribed to it in the Bankruptcy
Code.

                  "Closing Date" means May 6, 2003.

                  "Closing Date Appraisal" means the appraisal delivered to Administrative Agent and Lenders pursuant to Annex D.

                  "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Credit Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "Closing Date Store Cash" means cash used to supply the Stores with cash for the cash registers or in deposit at Store Depository Accounts existing on the Closing Date in an amount deemed to be equal to $300,000,000 as of the Closing Date.

                  "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Credit Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Administrative Agent's or any Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" means the property covered by the Security Agreement and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that at any time is or becomes subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Obligations.

                  "Collateral Agents" means each of GE Capital and FRFI, together with their respective successors and assigns in such capacity.

                  "Collateral Reports" means the reports with respect to the Collateral furnished or required to be furnished by Borrower pursuant to Annex F.

                  "Collection Account" means that certain account of Administrative Agent, account number 502-328-54 in the name of Administrative Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Administrative Agent as the "Collection Account."

                  "Commitment Letter" means that certain Joint Commitment Letter dated as of January 13, 2003 by and among Borrower and the Commitment Letter Parties, as the same may be amended, modified or supplemented from time to time.

                  "Commitment Letter Parties" means each of GE Capital, GECC Capital Markets Group, Inc., Bank of America, N.A., Banc of America Securities LLC, Fleet Retail Finance Inc. and Fleet Securities, Inc.

                  "Commitment Termination Date" means the earliest of (a) the Stated Maturity Date, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations pursuant to Section 8.2,
(c) the date of prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars ($0) and (d) the date upon which all or substantially all of the assets of Kmart HQ and the Subsidiary Credit Parties are sold, transferred, leased, conveyed or otherwise disposed of, whether pursuant to a single transaction or a series of related transactions, unless Administrative Agent and Lenders have previously consented thereto in writing.

                  "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Synthetic Loan Commitment and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Synthetic Loan Commitments, which aggregate commitment shall be Two Billion Dollars ($2,000,000,000) on the Closing Date, and as to each of clauses (a) and (b), as such Commitments may be reduced, terminated or adjusted from time to time in accordance with the Agreement (other than pursuant to paragraph (c)(i) of Annex B).

                  "Compliance Certificate" has the meaning ascribed to it in Annex E.

                  "Concentration Account" has the meaning ascribed to it in Annex C.

                  "Concentration Account Bank" has the meaning ascribed to it in Annex C.

                  "Confirmation Order" has the meaning ascribed to it in Section 2.1(c).

                  "Consultants" means (a) consultants engaged by Administrative Agent to review Borrower's calculation of the Borrowing Base from time to time or (b) financial consultants engaged by Administrative Agent to review any other matter or matters relating to the condition (financial or otherwise) or operations of Borrower and its Subsidiaries (unless an Event of Default has occurred and is continuing, subject to, in the case of clause (b), the prior consent of Borrower, which consent shall not be unreasonably withheld or delayed).

                  "Continuing Directors" means the directors of Holdings who take office on the Closing Date in accordance with Section 7.5 of the Plan of Reorganization and each other director, if, in each case (a) commencing with the Closing Date and ending on the second (2nd) anniversary thereof, such other director's nomination for election to the board of directors of Holdings is recommended by (i) in the case of directors nominated by the Financial Institutions Committee (as defined in the Plan of Reorganization), a majority of the directors elected by the Financial Institutions Committee, (ii) in the case of directors nominated by the Unsecured Creditor's Committee (as defined in the Plan of Reorganization), a majority of the directors elected by the Unsecured Creditor's Committee and (iii) in the case of directors nominated by the Plan Investors (as defined in the Plan of Reorganization), a majority of the directors elected by the Plan Investors and (b) after such second (2nd) anniversary, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors.

                  "Control Agreement" means (a) those certain Deposit Account Control Agreements by and among The Bank of New York and Bank of America, N.A. and the Loan Proceeds Account Bank, Borrower and Administrative Agent and covering each Concentration Account and the Loan Proceeds Account maintained at any financial institution and (b) any other control account agreements entered into by and among any Credit Party, Administrative Agent and any financial institution from time in accordance with Annex C, in each case, substantially in the form of Exhibit C-1.

                  "Copyright License" means, as to any Person, any and all rights now owned or hereafter acquired under any written agreement granting such Credit Party the right to use any copyright (other than "shrink-wrap" licenses and licenses of Software embedded in goods acquired by such Credit Party).

                  "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party and which are reasonably necessary to enable Administrative Agent and Lenders to exercise their rights and remedies under the Credit Loan Documents with respect to the Collateral: (a) all copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Corporate Domestic Person" has the meaning ascribed to it in
Section 1.5(e).

                  "Co-Syndication Agents" means each of BofA and FRFI and their respective successors and permitted assigns.

                  "Credit Loan Documents" means the Agreement, the Security Agreement, the Notes, the Guaranties, the Control Agreements, the Investment Account Control Agreements, the ESL Subordination Agreement, any Subordination Agreements, the Master Standby Agreement, the Master Documentary Agreement, the Escrow Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered by any Credit Party to, or in favor of, Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and letter of credit agreements whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Administrative Agent, L/C Issuer or any Lender in connection with the Agreement, the Loans, the Letters of Credit, the Collateral or the transactions contemplated thereby, but in any event excluding any Ancillary Loan Document.

                  "Credit Parties" means Holdings, Kmart HQ, Kmart Services, Borrower, and each of the other Subsidiary Credit Parties.

                  "DC" means any distribution center owned or leased/rented and operated by any Credit Party.

                  "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning ascribed to it in Section
1.5(d).

                  "Depository Account" has the meaning ascribed to it in Annex
C.

                  "Depository Bank" has the meaning ascribed to it in Annex C.

                  "Disclosure Schedules" means the Schedules prepared by Borrower and denominated as Disclosure Schedules (1.4) through (6.8) in the Index to the Agreement.

                  "Disclosure Statement" means the written disclosure statement that relates to the Plan of Reorganization, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time prior to the Closing Date.

                  "Documents" means any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Dollars" or "$" means lawful currency of the United States of America.

                  "EBITDA" means, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of Holdings and its Subsidiaries for such period, plus (a) without duplication, the sum of (i) depreciation and amortization expense, (ii) amortized debt discount for such period, (iii) net total Federal, state and local income tax expense, (iv) gross interest expense for such period less gross interest income for such period, (v) extraordinary losses, (vi) any non-cash, non-recurring charge which has been deducted in the calculation of net income, (vii) non-cash restructuring charges which have been deducted in the calculation of net income, (viii) charges related to the Chapter 11 Cases in an amount not to exceed $550,000,000, (ix) UNICAP expense, (x) provision for LIFO adjustment for inventory valuation, (xi) charges arising from the grant of Stock or options to management and (xii) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities) less (b) without duplication, the sum of (i) extraordinary gains, (ii) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities) and (iii) any other non-cash gains that have been added in determining the calculation of consolidated net income of such Person for such period. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any Acquired Entity accrued prior to the date it became a subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries and (B) the income (or deficit) of any Acquired Entity (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions.

                  "EBITDA Release Date" means, with respect to any Fiscal Month occurring during or after the applicable EBITDA Trigger Date, the date upon which Borrower delivers to Administrative Agent a certificate, executed by a Financial Officer of Borrower, demonstrating (with sufficient supporting details and calculations) that: (a) Holdings and its Subsidiaries are in compliance with the EBITDA covenant set forth in clause (b) of Annex G with respect to such Fiscal Month, (b) Borrower has maintained an average Excess Availability in excess of the Applicable Trigger for five (5) consecutive Business Days after the EBITDA Trigger Date and thereafter continued to maintain daily Excess Availability in excess of the Applicable Trigger through the date of such certificate, and (c) no Default or Event of Default has occurred and is continuing on such date.

                  "EBITDA Trigger Date" means, as at any date of determination, the date upon which Excess Availability as at such date of determination is or was less than the Applicable Trigger for the period covered by such date.

                  "Effective Date" has the meaning ascribed to it in the Plan of Reorganization.

                  "Eligible Inventory" has the meaning ascribed to it in the definition of Eligible Inventory Amount.

                  "Eligible Inventory Amount" means, without duplication, the Gross Inventory Value of Inventory held for sale to third party customers of the Approved Credit Parties at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below (such non-excluded Inventory, "Eligible Inventory"). Without limiting the foregoing, to qualify as "Eligible Inventory" no Person other than an Approved Credit Party shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the particular Approved Credit Party shall be indicated on any purchase order or invoice with respect to such Inventory as having or purported to have an interest therein. Unless otherwise from time to time approved in accordance with Annex K, no Inventory shall be deemed included in the Eligible Inventory Amount if, without duplication:

                  (a) it is not owned by an Approved Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except for Liens of the type set forth in clauses (a), (b), (c), (e) or (l) of the definition of Permitted Encumbrances;

                  (b) it (i) is not located on premises owned, leased or rented by an Approved Credit Party (except for Inventory in transit between such locations), unless Administrative Agent has given its prior consent thereto,
(ii) is stored with a bailee or warehouseman unless an acknowledged bailee letter in substantially the form of Exhibit F-2 (or otherwise in form and substance reasonably satisfactory to Administrative Agent) has been received by Administrative Agent and Reserves reasonably satisfactory to Administrative Agent have been established with respect thereto, (iii) is located at an owned location subject to a mortgage in favor of a lender other than Administrative Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Administrative Agent or (iv) is located at a closed Store (except pursuant to clause (f)) or is located at a closed DC;

                  (c) it is in transit from a vendor, and (i) has not yet been received into a DC or Store and (ii) does not constitute L/C Inventory;

                  (d) it is consigned from a vendor or is at a customer location but still accounted for in the Approved Credit Party's inventory balance;
                  (e) it is identified as accrued Inventory without a receiver in the applicable Approved Credit Party's stockledger;

                  (f) it is Inventory located at a Store which is being closed; provided, however that such Inventory will be deemed eligible for the first four (4) weeks after the commencement of the Store Closure Sale for that Store;

                  (g) it is identified in the stockledger of the applicable Approved Credit Party as any of the following departments or consists of Inventory which is ordinarily classified by the applicable Approved Credit Party consistent with its historical practices as the following: bakery; dairy; deli; digital imaging, photofinishing and one hour lab; floral; gasoline; home fragrances and party supplies; live plants; meat; miscellaneous or other as classified on the applicable Approved Credit Party's stockledger; produce; books; magazines; restaurant operations; or seafood;

                  (h) it is Inventory that is packed-away and stored at a DC or a Store for future sale;

                  (i) from and after the delivery by Borrower of the first Borrowing Base Certificate after a specified holiday or event has occurred, it is Inventory (other than seasonal apparel) identified as seasonal per the applicable Approved Credit Party's stockledger for sale for such specific holiday or event;

                  (j) from and after any date that is more than four (4) weeks past a specified selling season, it is Inventory that is seasonal apparel and that the applicable Approved Credit Party has identified, in accordance in all material respects with the applicable Approved Credit Party's current or historical accounting practices, as related to such specific selling season;

                  (k) it is identified per the applicable Approved Credit Party's stockledger as candy; and the Inventory Value thereof is greater than two percent (2%) of Gross Inventory Value (but only to the extent of such excess);

                  (l) it is identified per the applicable Approved Credit Party's stockledger as Inventory on layaway, or a third party has placed a deposit on the specific Inventory;

                  (m) it is identified by the applicable Approved Credit Party as Inventory in a vending machine based on its reasonable estimate of the Inventory Value of such Inventory from time to time;

                  (n) it is identified per the applicable Approved Credit Party's stockledger as Inventory that is in a leased department;

                  (o) it is not subject to a first priority Lien in favor of Administrative Agent on behalf of itself and the Secured Parties, subject to Liens arising by operation of law in the ordinary course of business in favor of
(i) landlords to secure the payment of rent for Stores in an amount not to exceed five percent (5%) of the monthly base rent due for the immediately preceding calendar month then ended in respect of Stores, which amounts shall not be more than thirty (30) days overdue unless contested in accordance with
Section 5.2(b) or as otherwise agreed by Administrative Agent, (ii) landlords to secure the payment of rent for Stores in an amount in excess of five percent (5%) of the monthly base rent due for the immediately preceding calendar month then ended in respect of Stores, so long as such amounts are being contested, unless otherwise agreed by Administrative Agent, in accordance with Section 5.2(b) and Reserves in respect of such excess amount have been established in accordance with Annex K and (iii) carriers', warehousemen's or similar possessory Liens securing liabilities not yet due and payable or which are being contested, unless otherwise agreed by Administrative Agent, in accordance with
Section 5.2(b) and for which Reserves have been established in accordance with Annex K.

                  (p) it consists of any costs associated with "freight-in" charges relating to Inventory that is not located at a Store or DC.

                  "Eligible L/C Inventory Amount" means, without duplication, the Gross L/C Inventory Value of all finished good Inventory owned by the Approved Credit Parties which is (a) covered by documentary Letters of Credit,
(b) in transit to the Approved Credit Parties' facilities (such Inventory, the "L/C Inventory") and (c) at the time of such determination, not ineligible for inclusion in the Borrowing Base pursuant to clauses (d), (e), and (g) through
(n) or (p) of the definition of Eligible Inventory or any of clauses (i) through
(v) below (such non-excluded L/C Inventory, "Eligible L/C Inventory"). Unless otherwise from time to time approved in accordance with Annex K, no L/C Inventory shall be deemed included in the Eligible L/C Inventory Amount if, without duplication, such L/C Inventory:

                  (i)      is not owned by an Approved Credit Party;

                  (ii) is not fully insured in accordance with the requirements of Section 5.4;

                  (iii) is not subject to a first priority, perfected Lien in favor of Administrative Agent, for the benefit of itself and the Secured Parties (except for any possessory Lien upon such Inventory in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such Inventory to such Approved Credit Party);

                  (iv) is evidenced or deliverable pursuant to Documents that have not been delivered to Administrative Agent or an agent acting on its behalf or designating Administrative Agent as consignee; or

                  (v)      will be or has been in transit for more than thirty
(30) days.

                  "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, regulations and other legal requirements, now or hereafter in effect, imposing liability or standards of conduct for or relating to the regulation and protection of the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation) and the protection of human health and safety with respect to exposure to Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person relating to the protection of human health, the environment or natural resources, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

                  "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan for which the 30-day notice period has not been waived, (b) the withdrawal of any Credit Party or ERISA

Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan with respect to which such Credit Party's or ERISA Affiliate's liability has not been satisfied, (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the loss of a Qualified Plan's qualification or tax exempt status, (i) the termination of a Plan described in Section 4064 of ERISA with respect to which such Credit Party's or ERISA Affiliate's liability has not been satisfied, (j) any event for which a Credit Party or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA or (k) any event or transaction in connection with which any Credit Party or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the IRC.

                  "Escrow Agreement" means that certain Escrow Agreement dated as of the Closing Date by and among Borrower, Administrative Agent and Bankers Trust Company.

                  "ESL" means ESL Investments, Inc., a Delaware corporation.

                  "ESL Note" means the certain promissory notes held by certain Affiliates of ESL, in each case in form attached hereto as Exhibit D.

                  "ESL Note Documentation" means the ESL Notes, the ESL Note Guarantee , ESL Subordination Agreement, and including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith.

                  "ESL Note Guarantee" means the Guarantee Agreement dated as of the Closing Date, between Borrower and CRK Partners, L.P. in respect of the ESL Notes.

                  "ESL Subordination Agreement" means that certain Subordination Agreement dated as of the Closing Date by and among CRK Partners, L.P., certain Affiliates of ESL, Holdings, Borrower and Administrative Agent.

                  "ESOP" means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" has the meaning ascribed to it in Section 8.1.

                  "Excess Availability" means, as of any date of determination, an amount equal to (a) the lesser of (i) the Maximum Amount and (ii) the Borrowing Base minus (b) the sum of then-outstanding amount (without duplication) of (i) Revolving Advances, (ii) Swing Line Advances and (iii) Letter of Credit Obligations.

                  "Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of Holdings and its Subsidiaries, EBITDA minus (a) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof), minus (b) Interest Expense paid (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, minus (c) taxes paid for in cash.

                  "Excluded Account" means a Deposit Account or Securities Account as to which Borrower has presented evidence reasonably satisfactory to Administrative Agent and Co-Syndication Agents that no proceeds of Collateral were deposited therein or credited thereto and Administrative Agent has acknowledged same in writing.

                  "Existing Letters of Credit" has the meaning ascribed to it in Annex B.

                  "Existing Depository Account" has the meaning ascribed to it in Annex C.

                  "Existing Depository Bank" has the meaning ascribed to it in Annex C.

                  "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

                  "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Fee Letter" means that certain letter, dated as of January 13, 2003, between the Commitment Letter Parties and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital, FRFI and BofA.

                  "Fees" means any and all fees payable to Administrative Agent or any Lender pursuant to the Agreement, the Fee Letter or any of the other Loan Documents.

                  "Financial Covenants" means the financial covenants set forth in Annex G.

                  "Financial Officer" means, individually, the Chief Financial Officer, the Controller or the Treasurer of Borrower.

                  "Financial Statements" means the consolidated income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4(a) and paragraphs (a), (b) and (d) of Annex E.

                  "Fiscal Month" means any of the monthly accounting periods of Borrower.

                  "Fiscal Quarter" means any of the quarterly accounting periods of Borrower, ending on or about April 30, July 31, October 31 and January 31 of each year.

                  "Fiscal Year" means any of the annual accounting periods of Borrower ending on or about January 31 of each year.

                  "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

                  "Fleming Contract" means that certain supply agreement between the Fleming Companies, Inc. ("Fleming") and Borrower, pursuant to which Fleming provided food, consumables, and core pantry products for Borrower and certain of its Subsidiaries, which contract was rejected in the Chapter 11 Cases in February 2003.

                  "Foreign Lender" has the meaning ascribed to it in Section 1.15(e).

                  "FRFI" means Fleet Retail Finance, Inc., a Delaware corporation.

                  "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of Borrower, the Loans and, without duplication, payments actually made in respect of Guaranteed Indebtedness consisting of guaranties of Funded Debt of Persons other than Holdings and its Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G.

                  "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

                  "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, interests in partnerships, joint ventures and other business licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), choses in action, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Going Concern Sale" has the meaning ascribed to it in Section 6.8(i).

                  "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Granting Lender" has the meaning ascribed to in Section
9.1(g).

                  "Gross Available Inventory Amount" means an amount equal to
(a) the Adjusted Eligible Inventory Amount multiplied by (b) the advance rate of sixty-five percent (65%), as such advance rate may be modified from time to time in accordance with Section 1.7.

                  "Gross Available L/C Inventory Amount" means an amount equal to (a) Eligible L/C Inventory Amount multiplied by (b) the advance rate of fifty percent (50%), as such advance rate may be modified from time to time in accordance with Section 1.7.

                  "Gross Inventory Value" means, at the end of any period for calculation of the Borrowing Base, the Inventory Value of Inventory (other than L/C Inventory) for Stores and DCs per the Approved Credit Parties' stockledger.

                  "Gross L/C Inventory Value" means, at the end of any period for calculation of the Borrowing Base, the Inventory Value of L/C Inventory for Stores and DCs per the Approved Credit Parties' stockledger as in-transit inventory.

                  "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such primary obligation from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (A) the stated or determinable amount of the primary obligation in respect of which such

Guaranteed Indebtedness is incurred and (B) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof as determined by such Person in good faith.

                  "Guaranties" means, collectively, the Affiliate Guaranty, the Subsidiary Guaranty and any other guaranty executed by any Subsidiary of Holdings (other than Borrower) in favor of Administrative Agent, on its behalf and on behalf of the Secured Parties, in respect of the Obligations, but notwithstanding anything in such a guaranty to the contrary, no entity that is a controlled foreign corporation under Section 956 of the IRC shall guaranty or support any Obligation under the Loan Documents.

                  "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Hedging Obligations" means all obligations of any Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured.

                  "Holdings" has the meaning ascribed thereto in the recitals to the Agreement.

                  "Indebtedness" means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety, appeal and performance bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all Hedging Obligations, (h) all preferred Stock of such Person which is mandatorily redeemable prior to the first anniversary after the Stated Maturity Date (i) all Indebtedness referred to above (or Guaranteed Indebtedness) secured by (or for which the holder of such Indebtedness or Guaranteed Indebtedness (or Guaranteed Indebtedness) has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (or Guaranteed Indebtedness) and (j) the Loans and Letters of Credit.

                  "Indemnified Liabilities" has the meaning ascribed to it in
Section 1.13(a).

                  "Indemnified Person" has the meaning ascribed to it in Section 1.13(a).

                  "Index Rate" means, for any day, a floating rate equal to the higher of (a) the rate per annum publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the bank prime loan rate or its equivalent) and (b) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

                  "Initial Failure" has the meaning ascribed to it in Annex K.

                  "Initial Period" has the meaning ascribed to in Annex G.

                  "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificates of deposit (to the extent the same constitute "instruments" under the Code), and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" means any and all Patents, Copyrights, Trademarks and all Licenses.

                  "Interest Expense" means, with respect to Holdings for any fiscal period, consolidated interest expense (whether cash or non-cash) of Holdings and its Subsidiaries determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of Holdings and its Subsidiaries and interest expense for the relevant period that has been capitalized on the balance sheet of Holdings and its Subsidiaries.

                  "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that in the case of any LIBOR Period greater than three (3) months in duration, interest shall be payable at (3) three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (i) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (ii) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or are furnished or are to be furnished under a contract of service, or that constitute work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "Inventory Reserves" shall mean the following:

                  (a) a Reserve for shrink, or discrepancies that arise between Inventory quantities on hand per the Approved Credit Parties' financial book inventory balance, and physical counts of the Inventory which will be equal to the greater of (i) the weighted average of the shrink results from the past three year's physical inventories calculated consistent with past practice expressed as a percent of sales, multiplied by sales for the relevant year-to-date period and adjusted for the cost complement for the relevant year-to-date period; but only to the extent such amount exceeds reserves already netted out of the Gross Inventory Value per the stockledger or (ii) an amount established by Administrative Agent in accordance with Annex K (such Reserve for shrink to be recalculated by the tenth (10th) day after each month end and reflected on each Borrowing Base Certificate delivered by Borrower after such date until the amount of such Reserve is recalculated pursuant hereto); and

                  (b) a Reserve for intracompany profit, equal to the most recent three (3) fiscal months of capitalized cost of the foreign buying offices owned and operated by any Approved Credit Party, with the time frame subject to change based on Inventory performance or otherwise in accordance with Annex K (such Reserve for intercompany profit to be recalculated by the tenth (10th) day after each month end and reflected on each Borrowing Base Certificate delivered by Borrower after such date until the amount of such Reserve is recalculated pursuant hereto); and

                  (c) a Reserve of Inventory returned to either the return goods center ("RGC"), the vendor, given to charity, or otherwise considered non-saleable, whether defective or non-defective. This Reserve is to be calculated as the monthly average for the most recent rolling twelve (12) Fiscal Month period of return (other than as a result of reclamations) activity to the vendors, the RGC, given to charity, or otherwise considered non-saleable, whether defective or non-defective, both from the Stores and DCs, and is subject to change by Administrative Agent in accordance with Annex K (such Reserve to be recalculated by the tenth (10th) day after each month-end and to be reflected on each Borrowing Base Certificate delivered by Borrower after such date until the amount of such Reserve is recalculated pursuant hereto).

                  "Inventory Value" shall mean, with respect to any Inventory of the Approved Credit Parties, the value of such Inventory valued at cost on a basis consistent with Borrower's current and historical accounting practice per the stockledger (without giving effect to general ledger reserves for discontinued inventory, markdowns, intercompany profit, rebates and discounts, any cut off adjustments, revaluation adjustments, purchase price adjustments or adjustments with respect to the capitalization of buying, occupancy, distribution and other overhead costs reflected on the balance sheet of the Approved Credit Parties in respect of Inventory). The value of the Inventory as set forth above will, without duplication for any Inventory Reserves, be calculated net of the reserve established by the Approved Credit Parties on a basis consistent with Borrower's current and historical practice in respect of lost, misplaced or stolen Inventory at such time.

                  "Investment" has the meaning ascribed to it in Section 6.2.

                  "Investment Account" means a securities or other investment account in which Marketable Securities are maintained from time-to-time and over which Administrative Agent has a first priority perfected Lien pursuant to an Investment Account Control Agreement.

                  "Investment Account Control Agreement" means any control agreement entered into by or among any Credit Party, Administrative Agent and any Securities Intermediary in respect of any Investment Account, substantially in the form of Exhibit C-2 or otherwise in form and substance satisfactory to Administrative Agent.

                  "Investment Agreement" means that certain Investment Agreement, dated as of January 24, 2003, and amended on February 21, 2003 among ESL, Third Avenue and Borrower, as the same may be amended, modified or supplemented from time to time in accordance with the terms of the Agreement.

                  "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "January Business Plan" means that certain five-year business plan dated as of January 13, 2003 and delivered to GE Capital on January 10, 2003.

                  "Kmart Gift Card Liability Reserve" shall mean, at any fiscal week end or Fiscal Month end, as the case may be, a Reserve equal to the total value of all gift cards and cash cards outstanding (such Reserve to be reported on the same basis as is required for the delivery of the Borrowing Base Certificate).

                  "Kmart HQ" means Kmart Management Corporation, a Michigan corporation.

                  "Kmart Services" means Kmart Services Corporation, an Ohio corporation.

                  "L/C Issuer" has the meaning ascribed to it in Annex B.

                  "L/C Inventory" has the meaning ascribed to it in the definition of Eligible L/C Inventory Amount.

                  "L/C Sublimit" has the meaning ascribed to in it Annex B.

                  "Leasehold Subordination Arrangement" means the arrangement set forth in Section 7.13 of the Plan of Reorganization pursuant to which each Credit Party, each Person acquiring property under the Plan of Reorganization and any creditor and/or Stockholder of any Credit Party (other than Lenders, the L/C Issuer and the Plan Investors (as defined in the Vendor Intercreditor Agreement)) are deemed to have contractually subordinated any present or future claim, right or other interest such Person may have in and to any Proceeds received from the disposition, release or liquidation of any real properties leased by the Credit Parties to the Qualified Trade Credit Obligations (as defined in the Vendor Intercreditor Agreement) on the terms and conditions set forth in Section 7.13 of the Plan of Reorganization.

                  "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender executing and delivering an Assignment Agreement, in each case, only for so long as such Lender has outstanding Obligations.

                  "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

                  "Letter of Credit Obligations" means all outstanding obligations incurred by Administrative Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Administrative Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations with respect to any Letter of Credit at any time shall equal the maximum amount that may be payable at such time or thereafter by Administrative Agent or Lenders thereupon or pursuant thereto.

                  "Letters of Credit" means documentary or standby letters of credit issued at the request of Borrower for the account of Borrower and the other Credit Parties by any L/C Issuer, and bankers' acceptances issued by Borrower pursuant to this Agreement, for which Administrative Agent and Lenders have incurred Letter of Credit Obligations. Subject to Section 1.3, Letters of Credit shall be either (x) Synthetic Loan Letters of Credit to the extent of the first $200,000,000 of Letter of Credit Obligations in the aggregate and (y) Revolving Loan Letters of Credit to the extent of the Letter of Credit Obligations in excess of such Synthetic Loan Letters of Credit.

                  "Letter of Direction" has the meaning ascribed to it in Annex
C.

                  "LIBOR Business Day" means a Business Day on which banks in London, England are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower's irrevocable notice to

Administrative Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month; and

                  (d) Borrower shall select LIBOR Periods so that there shall be no more than fifteen (15) separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Administrative Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower.

                  "License" means any Copyright License, Patent License or Trademark License.

                  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement authorized by the debtor thereof perfecting a security interest under the Code or comparable law of any jurisdiction or the giving of any authorization in respect thereof).

                  "Liquidity" means, for any Fiscal Month, that the sum of Excess Availability and Cash on Hand on the last day of such Fiscal Month as reflected in an Acquisition Business Plan is equal to or greater than eighty percent (80%) of the sum of Excess Availability and Cash on Hand as reflected in the Business Plan on such day.

                  "Liquidity Threshold" means, on any date of determination, the sum of Excess Availability on such date plus Cash on Hand (exclusive of Store
Cash) on such date.

                  "Litigation" has the meaning ascribed to it in Section 3.13.

                  "Loan Account" has the meaning ascribed to it in Section 1.12.

                  "Loan Documents" means a collective reference to each Ancillary Loan Document and each Credit Loan Document. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Loan Proceeds Account" has the meaning ascribed to it in Annex C.

                  "Loan Proceeds Account Bank" has the meaning ascribed to it in Annex C.

                  "Loans" means the Revolving Loan, the Swing Line Loan and the Synthetic Loan.

                  "LTM EBITDA" means, with respect to any date of determination,
(a) for the first twelve (12) months occurring after the Closing Date, EBITDA for the Fiscal Month or Fiscal Months then ended since the Closing Date, and (b) thereafter, EBITDA for the period of twelve (12) Fiscal Months then ended.

                  "Majority Lenders" means Lenders having (a) Revolving Commitments and Synthetic Loan Credit-Linked Deposits representing in the aggregate more than 50% of the Commitments or (b) if the Revolving Commitments have terminated, Revolving Credit Advances, Revolving Loan Letter of Credit Obligations and Synthetic Loan Letter of Credit Obligations representing in the aggregate more than 50% of the aggregate principal amount of such Revolving Credit Advances, Revolving Loan Letter of Credit Obligations and Synthetic Loan Letter of Credit Obligations.

                  "Majority Revolving Lenders" means Lenders having (a) Revolving Commitments representing in the aggregate more than fifty percent (50%) of the Revolving Commitments or (b) if the Revolving Commitments have terminated, Revolving Credit Advances and Revolving Loan Letter of Credit Obligations representing in the aggregate more than fifty percent (50%) of the aggregate outstanding principal amount of such Revolving Credit Advances, Swingline Advances and Revolving Loan Letter of Credit Obligations.

                  "Margin Stock" has the meaning ascribed to it in Section 3.10.

                  "Market Value" means, as of any date of determination, (a) with respect to any common Stock of Holdings, the fair market value of such Stock on a mark-to-market basis for such date and (b) with respect to any preferred Stock of Holdings, the liquidation preference of such Stock for such date.

                  "Marketable Instruments" means (i) bonds issued by a corporation and freely traded on a national securities exchange, (ii) securities traded on the New York Stock Exchange, AMEX, or the NASDAQ Market System and
(iii) claims in the nature of Indebtedness against any Person with assets in excess of $350,000,000.

                  "Marketable Securities" means (i) bonds issued by a corporation with a rating of Aa2 Moody's or AA by S&P, which are unrestricted and freely traded on a national securities exchange and (ii) securities of Qualified Persons traded on the New York Stock Exchange, AMEX, or the NASDAQ Market System which are not subject to any transfer restrictions.

                  "Martha Stewart Reserve" means, as of any date of determination, a reserve equal to the current accrued and unpaid royalty in excess of $25,000,000 earned for Martha Stewart merchandise sold as reflected on the most recent Borrowing Base Certificate.

                  "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date between Borrower, as applicant, and GE Capital, as issuer.

                  "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Closing Date between Borrower, as applicant, and GE Capital, as issuer.

                  "Material Adverse Effect" means any event, circumstance or condition which, individually or in the aggregate, has or could reasonably be expected to have, as the case may be, a material adverse effect on (a) the business, operations, prospects or financial or other condition of the Credit Parties, taken as a whole, (b) the Credit Parties' ability, taken as a whole, to pay any of the Loans or otherwise perform any of the other Obligations under and in accordance with the terms of the Agreement and the other Credit Loan Documents, (c) the Collateral or Administrative Agent's Liens, on behalf of itself and the Secured Parties, on the Collateral or the priority of such Liens or (d) Administrative Agent's or any Lender's rights and remedies under the Agreement and the other Credit Loan Documents.

                  "Maximum Amount" means, as of any date of determination, an amount equal to the Commitment of all Lenders as of that date.

                  "Maximum Available Amount" has the meaning ascribed to it in Annex B.

                  "Maximum Lawful Rate" has the meaning ascribed to it in
Section 1.5(f).

                  "Moody's" means Moody's Investor Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Available Inventory Amount" means an amount equal to (a) the Gross Available Inventory Amount less (b) the sum of the Secondary Reserves.

                  "Net Available L/C Inventory Amount" means an amount equal to
(a) the Gross Available L/C Inventory Amount less (b) the sum of any Reserves designated in accordance with Annex K to be included as a Reserve pursuant to this definition.

                  "Net Insurance Proceeds" has the meaning ascribed to it in
Section 5.4(e).

                  "New Depository Account" has the meaning ascribed to it in Annex C.

                  "New Depository Bank" has the meaning ascribed to it in Annex
C.

                  "Non-Consenting Lender" has the meaning ascribed to it in
Section 11.2(d)(i).

                  "Non-Corporate Domestic Lender" shall have the meaning ascribed to it in Section 1.15(e).

                  "Non-Corporate Domestic Person" shall have the meaning ascribed to it in Section 1.15(e).

                  "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

                  "Non-GOB Inventory" means Inventory of the Approved Credit Parties which is not located at a Store that is the subject of a Store Closure Sale.

                  "Notes" means, collectively, the Revolving Notes and the Swing Line Note.

                  "Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.5(e).

                  "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

                  "Obligations" means (a) all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Administrative Agent, the L/C Issuer or any Lender (or in the case of Specified Hedge Agreements or Bank Product Agreements, any Affiliate of any Lender), and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, in each case, arising under the Agreement, any of the other Loan Documents, (b) the Pari Passu Cash Management Obligations and (c) solely to the extent there is sufficient

Collateral following satisfaction of the loans, advances, debts, liabilities and obligations set forth in clauses (a) and (b), the Subordinated Cash Management Obligations owing by any Subsidiary of Holdings to the Cash Management Banks. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, obligations under the Ancillary Loan Documents, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Other Lender" has the meaning ascribed to it in Section
9.9(d).

                  "Other Taxes" has the meaning ascribed to it in Section
1.15(b).

                  "Overadvance" has the meaning ascribed to it in Section 1.1(a)(iii).

                  "Overage" has the meaning ascribed to it in Section 1.3(b).

                  "PACA" means the Perishable Agricultural Commodities Act of 1930, as amended, 7 U.S.C. Sections 499a et. seq.

                  "Pari Passu Cash Management Obligations" means, at any time of determination, the first $25,000,000 of Cash Management Obligations owing to The Bank of New York.

                  "PASA" means the Packers and Stockyard Act of 1921, as amended, 7 U.S.C. Sections 181 et seq.

                  "Patent License" means, as to any Person, rights under any written agreement now or hereafter acquired granting any Credit Party the right with respect to any invention on which a patent is in existence.

                  "Patents" means all of the following whether now owned or hereafter acquired by any Credit Party and which are reasonably necessary to enable Administrative Agent and Lenders to exercise their rights and remedies under the Credit Loan Documents with respect to the Collateral: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Pension Plan" means a Plan described in Section 3(2) of ERISA.

                  "Permitted Acquisitions" means any Acquisition for which each of the following conditions has been satisfied: (i) the assets, business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by Borrower and its Subsidiaries on the Closing Date (or businesses reasonably related, ancillary or complementary thereto), (ii) in the case of the Acquisition of any Person, the Board of Directors of such Person (or similar governing body) and, if required, the stockholders (or similar equity owners) of such Person has approved such Acquisition, (iii) after giving effect to such Acquisition, Borrower and its Subsidiaries are (and will be) in pro forma compliance with the covenants set forth on Annex G as of the date of such Acquisition as reflected in a Compliance Certificate delivered to Administrative Agent at least ten (10) Business Days prior to the consummation of such Acquisition, (iv) immediately prior, and after giving effect, to such Acquisition Borrower and its Subsidiaries shall be Solvent on a consolidated basis, (v) Borrower shall have provided Administrative Agent with such documentation reasonably requested by Administrative Agent in connection with such Acquisition (including, without limitation, any acquisition documents, opinions of counsel, corporate documentation, etc.) at least ten (10) Business Days prior to the consummation of such Acquisition, (vi) no Indebtedness may be assumed in connection with such Acquisition unless it is Acquisition Indebtedness, (vii) no Liens (other than Permitted Encumbrances under clauses (b), (c), (e), (f), (i) and (j) of the definition thereof) may exist on any Inventory acquired in connection with such Acquisition, (viii) Borrower takes such actions as may be required or reasonably requested to ensure that all action required to be taken by Section 5.10(b) has been taken and Administrative Agent, for the benefit of the Secured Parties, has a perfected, first priority security interest in any assets required to be secured pursuant to Section 5.10(b) or any other Credit Loan Document and (ix) Borrower shall have delivered a revised Business Plan (together with the Compliance Certificate required pursuant to clause (iii) above), in form and substance reasonably satisfactory to Administrative Agent and Co-Syndication Agents, giving pro forma effect to such Acquisition (each, an "Acquisition Business Plan"), and demonstrating that for each of the first six (6) Fiscal Months following the consummation of such Acquisition Borrower and its Subsidiaries will have Liquidity.

                  "Permitted Encumbrances" means the following Liens: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable, that are priority tax claims pursuant to section 507 of the Bankruptcy Code and that are to be treated pursuant to the Plan of Reorganization, as implemented by the Confirmation Order, (b) carriers', warehousemen's, or other similar possessory Liens arising by operation of law in the ordinary course of business and securing liabilities not yet due and payable or which are being contested in good faith in accordance with Section 5.2(b) and for which Reserves have been established in accordance with Annex K if deemed necessary by Administrative Agent, (c) landlords' Liens arising in the ordinary course of business securing
(i) rents not yet due and payable, (ii) rent for Stores in an amount not to exceed five percent (5%) of the monthly base rent due for the immediately preceding calendar month then ended in respect of Stores, which amounts shall not be more than thirty (30) days overdue unless contested in accordance with
Section 5.2(b) or as otherwise agreed by Administrative Agent and (iii) rents for Stores in excess of the amount set forth in the preceding clause (ii) so long as such amounts are being contested in accordance with Section 5.2(b) and for which Reserves have been established in accordance with Annex K, (d) any attachment or judgment lien not constituting an Event of Default under Section 8.1(k), (e) presently existing or hereafter created Liens in favor of Administrative Agent, on behalf of the Secured Parties, (f) Liens and rights of set-off in favor of any cash management institutions in respect of overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds permitted by Section 6.3(a)(vi), (g) consignments and claims under PACA and PASA, (h) claims in favor of the appropriate Governmental Authorities on the proceeds from sales or services relating to hunting and fishing licenses and/or the sale of lottery tickets, (i) claims in favor of Western Union in respect of proceeds from sales or services with respect to money transfers through Western Union, (j) Liens encumbering assets of any Acquired Entity acquired in connection with a Permitted Acquisition so long as such Liens existed at the time of such Permitted Acquisition and were not created in contemplation thereof; provided that if any Lien described in this clause (j) secures Acquisition Indebtedness, such Lien may exist only on the property or assets of a Restricted Entity, (k) Liens for Taxes not yet due and payable and
(l) Liens for Taxes that relate to a tax period (or portion thereof) ending on or before the commencement of the Chapter 11 Cases that are not priority tax claims pursuant to Section 507 of the Bankruptcy Code and are addressed in the Plan of Reorganization and which are not past due on any scheduled payment in respect thereof.

                  "Permitted Liens" means each Permitted Encumbrance together with the following other Liens: (a) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially and adversely impair the use or value of such Real Estate, (b) Liens incurred or deposits (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, (c) Liens on Real Estate securing Qualified Trade Credit Obligations (as defined in the Vendor Intercreditor Agreement), (d) Liens existing as of the Closing Date and listed on Schedule 6.7, (e) Liens securing purchase money Indebtedness and Capitalized Lease Obligations to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.3(a)(i), (f) materialmen's and mechanics' Liens arising in the ordinary course of business and securing liabilities not yet due and payable or which are being contested in good faith in compliance with
Section 5.2(b), or which otherwise do not constitute a violation of Section 5.2(a) (g) licenses, sublicenses , leases or subleases granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of Borrower and its Subsidiaries, (h) Liens securing Indebtedness permitted by Section 6.3(a)(v) and (i) other Liens not prohibited under this Agreement.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" means, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time during the past seven (7) years on behalf of participants who are or were employed by any Credit Party or an ERISA Affiliate.

                  "Plan of Reorganization" means that certain Joint Plan of Reorganization of Kmart Corporation and its Affiliated Debtors and Debtors-in-Possession, filed on January 24, 2003, in the Bankruptcy Court, together with all schedules and exhibits thereto, and all amendments, modifications or supplements filed with the Bankruptcy Court after such date as the same is in effect on the Closing Date.

                  "Post-Closing Contribution" has the meaning ascribed to it in
Section 6.13(e).

                  "Primary Reserves" means any Reserve designated as a Primary Reserve pursuant to Annex K.

                  "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders or, in the event all Revolving Loan Commitments have been reduced to $0, such percentage in effect immediately prior to such reduction, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (b) with respect to the Synthetic Loan, the percentage obtained by dividing (i) the Synthetic Loan Commitment of that Lender by (ii) the aggregate Synthetic Loan Commitments of all Lenders or, in the event all Synthetic Loan Credit-Linked Deposits have been reduced to $0, such percentage in effect immediately prior to such reduction, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1,
(c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

                  "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any recoveries by any Credit Party against third parties with respect to any Litigation or dispute concerning any of the Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (d) all amounts collected on, or distributed on account of, other Collateral and (e) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                  "Projections" means, (a) as of the Closing Date, a collective reference to the Business Plan and the January Business Plan and (b) thereafter, upon delivery of the same in accordance with the Agreement, Borrower's forecasted: (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements and (iv) capitalization statements, all prepared on a consolidated basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

                  "Proposed Change" has the meaning ascribed to it in Section 11.2(e).

                  "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Administrative Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender after the Closing Date and that holds Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

                  "Qualified Person" means a Person with a market capitalization of at least $500,000,000 and, if such Person has Indebtedness for borrowed money outstanding, whose long-term unsecured indebtedness is rated at least Aa2 by Moody's and AA by S&P (or whose commercial paper is rated at least P-1 by Moody's and A-1 by S&P).

                  "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Qualified Trade Credit Documents" has the meaning ascribed to it in the Vendor Intercreditor Agreement.

                  "Real Estate" has the meaning ascribed to it in Section 3.6.

                  "Recovery Rate" means, as at any date of determination, a percentage equal to, as the case may be, (a) from the Closing Date through the date on which any subsequent appraisal obtained pursuant to Section 4.3 is delivered to Administrative Agent, the (i) estimated net retail recovery stated in Dollars as determined on a net orderly liquidation basis by the Closing Date Appraisal (including only Non-GOB Inventory as reflected therein) divided by
(ii) Appraisal Inventory Value as of the date of the Closing Date Appraisal and
(b) thereafter, the (i) estimated net retail recovery stated in Dollars as determined on a net orderly liquidation basis by the most recently completed appraisal pursuant to Section 4.3 (including only Non-GOB Inventory as reflected therein) divided by (ii) Appraisal Inventory Value as of the date of such appraisal (in each case, calculated in a manner consistent with the Closing Date Appraisal).

                  "Refunded Swing Line Loan" has the meaning ascribed to it in
Section 1.1(c)(iii).

                  "Related Person" has the meaning ascribed to it in Annex C.

                  "Related Transactions" means the initial borrowing under the Revolving Loan and the Synthetic Loan on the Closing Date, the consummation of the Plan of Reorganization, the consummation of the transactions contemplated by the Investment Agreement, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transaction Documents.

                  "Related Transactions Documents" means the Loan Documents, the Plan of Reorganization, the Disclosure Statement, the ESL Notes, if any, the Investment Agreement, and all other agreements or instruments executed in connection with the Related Transactions.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Reorganized Debtors" has the meaning ascribed to it in the Plan of Reorganization.

                  "Replacement Lender" has the meaning ascribed to it in Section 1.16(d).

                  "Requisite Lenders" means Lenders having (a) Revolving Commitments and Synthetic Loan Commitments representing in the aggregate more than sixty-six and two-thirds percent (662/3%) of the Commitments or (b) if the Revolving Commitments have terminated, Revolving Credit Advances, Revolving Loan Letter of Credit Obligations and Synthetic Loan Letter of Credit Obligations representing in the aggregate more than sixty-six and two-thirds percent (662/3%) of the aggregate outstanding principal amount of such Revolving Credit Advances, Revolving Loan Letter of Credit Obligations and Synthetic Loan Letter of Credit Obligations.

                  "Reserves" means, with respect to any component of the Borrowing Base, the Inventory Reserves, the Primary Reserves, the Secondary Reserves and any other reserves established by Administrative Agent from time to time pursuant to Annex K against any such component, in each case, as the same may be modified in accordance with Annex K.

                  "Restricted Entity" means any Acquired Entity having Acquisition Indebtedness at any time outstanding (and any direct and indirect Subsidiaries of such Person).

                  "Restricted Payment" means, with respect to any Person: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly,
(c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding, (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (f) any payment, loan, contribution, or other transfer, transfers of funds or other property to any Significant Stockholder of such Person other than (i) payment of compensation in the ordinary course of business to Significant Stockholders who are employees of such Person and (ii) payments pursuant to contractual arrangements with such Significant Stockholder which are on fair and reasonable terms that are no less favorable to such referent Person than would be obtained in a comparable arm's-length transaction with a Person who is not a Significant Stockholder of such referent Person and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Significant Stockholder of such Person or its Affiliates other than payments pursuant to contractual arrangements with such Significant Stockholder which are on fair and reasonable terms that are no less favorable to such referent Person than would be obtained in a comparable arm's-length transaction with a Person who is not a Significant Stockholder of such referent Person, except to the extent prohibited in Section 6.4(c).

                  "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(i).

                  "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

                  "Revolving Loan" means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (b) the aggregate Revolving Loan Letter of Credit Obligations incurred on behalf of Borrower and the other Credit Parties. Unless the context otherwise requires, references to the outstanding principal amount of the Revolving Loan shall include the outstanding amount of Revolving Loan Letter of Credit Obligations.

                  "Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Revolving Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and
(b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or incur Revolving Letter of Credit Obligations, which aggregate commitment shall be One Billion Eight Hundred Million Dollars ($1,800,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Revolving Loan L/C Fee" has the meaning ascribed to it in Annex B.

                  "Revolving Loan Letter of Credit Obligations" means, at any time, Letter of Credit Obligations exceeding the amount of $200,000,000 in the aggregate, subject to adjustment in accordance with Section 1.3(a).

                  "Revolving Loan Letters of Credit" means, at any time, Letters of Credit as to which the Letter of Credit Obligations exceed $200,000,000 in the aggregate, subject to adjustment in accordance with Section 1.3(a).

                  "Revolving Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

                  "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).

                  "RGC" has the meaning ascribed to it in the definition of Inventory Reserve.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                  "Secondary Reserves" means the (a) Martha Stewart Reserve, (b) the Kmart Gift Card Liability Reserve, (c) reserves in respect of royalties for other licensed Inventory and (d) any other Reserve established in accordance with Annex K and specified to be a Secondary Reserve.

                  "Secured Parties" means Administrative Agent, Lenders, the Cash Management Banks and any other Person to whom Obligations are owed from time to time pursuant to the Loan Documents.

                  "Security Agreement" means the Security Agreement of even date herewith entered into by and among Administrative Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

                  "Settlement Date" has the meaning ascribed to it in Section 9.9(a)(ii).

                  "Significant Stockholder" means any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 which, directly or indirectly, has beneficial ownership of five percent (5%) or more of the Voting Stock of Holdings or any Subsidiary thereof (other than Holdings and its Subsidiaries).

                  "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party used by any Credit Party to process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed by such Person as the amount that, in light of all the facts and circumstances existing at the time and known to such

Person, represents the amount that such Person determines in good faith can be reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning ascribed to it in Section 9.1(g).

                  "Specified Hedging Agreement" means any Hedging Agreement entered into by Borrower and any Lender or an Affiliate of any Lender.

                  "Specified Percentage" has the meaning ascribed to it in Annex B.

                  "Stated Maturity Date" means May 6, 2006.

                  "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

                  "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

                  "Store" means any store owned or leased or rented and operated by any Credit Party.

                  "Store Cash" means, at any date of determination, cash used to supply Stores with cash for the cash registers.

                  "Store Closure Sale" shall mean a store closure sale that is conducted in a manner consistent with past practices and the store closure sales conducted during the pendency of the Chapter 11 Cases.

                  "Store Depository Accounts" means those deposit accounts identified in Part D of Disclosure Schedule (3.19), as the same may be updated from time to time pursuant to paragraph (n) of Annex E.

                  "Subordinated Cash Management Obligations" means, at any time of determination, Cash Management Obligations in excess of the Pari Passu Cash Management Obligations at such time.

                  "Subordinated Debt" means the Indebtedness of Borrower evidenced by the ESL Note Documentation and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Administrative Agent in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                  "Subordination Agreement" means, with respect to any Subordinated Debt (i) a subordination agreement setting forth the terms and conditions upon which the Subordinated Debt is subordinated to the Obligations and executed and delivered by the holder of such

Subordinated Debt, the relevant Credit Party and Administrative Agent and/or
(ii) subordination provisions contained in the governing or underlying documents of such Subordinated Debt, in each case the terms of which are acceptable to Administrative Agent.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Subsidiary Credit Parties" means any Reorganized Debtor (including Borrower) as of the Closing Date, together with any other Subsidiary of Kmart HQ formed or acquired after the Closing Date (other than an entity that is a controlled foreign corporation under Section 956 of the IRC).

                  "Subsidiary Guaranty" means the Subsidiary Guaranty of even date herewith executed by each Subsidiary Credit Party of Borrower in favor of Administrative Agent, on behalf of itself and Lenders.

                  "Supermajority Lenders" means Lenders having (a) Revolving Commitments and Synthetic Loan Commitments representing in the aggregate more than eighty percent (80%) of the Commitments or (b) if the Revolving Commitments have terminated, Revolving Credit Advances, Swing Line Advances, Revolving Loan Letter of Credit Obligations and Synthetic Loan Letter of Credit Obligations representing in the aggregate more than eighty percent (80%) of the aggregate outstanding principal amount of such Revolving Credit Advances, Swingline Advances, Revolving Loan Letter of Credit Obligations and Synthetic Loan Letter of Credit Obligations.

                  "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Documents, General Intangibles or Instruments.

                  "Surplus Cash" means, with respect to any Fiscal Quarter, an amount equal to the positive difference between (a) the amount of Average Cash on Hand and (b) the amount of Average Projected Cash on Hand; provided that to the extent Average Cash on Hand for such Fiscal Quarter reflects any (x) Surplus Cash from the previous Fiscal Quarter or (y) cash proceeds of any issuance of Stock by Holdings, Administrative Agent shall retroactively deduct from such calculation an amount equal to such Surplus Cash to the extent utilized pursuant to Section 6.2(j), (k) or (l) during the Fiscal Quarter being tested; provided, further, notwithstanding anything to the contrary contained in this Agreement, no payments received by Borrower and its

Subsidiaries from their vendors as a result of the Capital Factors Ruling may be considered Surplus Cash under this Agreement until such time as a court of competent jurisdiction issues a judgment which becomes a final, non-appealable judgment affirming the Capital Factors Ruling.

                  "Swing Line Advance" has the meaning ascribed to it in Section 1.1(c)(i).

                  "Swing Line Availability" has the meaning ascribed to it in
Section 1.1(c)(i).

                  "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

                  "Swing Line Lender" means GE Capital and its successors and permitted assigns.

                  "Swing Line Loan" means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

                  "Swing Line Note" has the meaning ascribed to it in Section 1.1(c)(ii).

                  "Synthetic Loan" means, at any time, the aggregate outstanding amount of Synthetic Loan Letter of Credit Obligations incurred on behalf of Borrower on behalf of Borrower and the other Credit Parties.

                  "Synthetic Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make a Synthetic Credit-Linked Deposit on the Closing Date as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Synthetic Loan Lender and (b) as to all Synthetic Loan Lenders, the aggregate commitment of all Synthetic Loan Lenders to make Synthetic Credit-Linked Deposits on the Closing Date, which aggregate commitment shall be Two Hundred Million Dollars ($200,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement (other than pursuant to paragraph (c)(i) of Annex B).

                  "Synthetic Loan Credit-Linked Deposit" has the meaning ascribed to it in Annex B.

                  "Synthetic Loan Credit-Linked Deposit Account" means the account established by Administrative Agent under its sole and exclusive control maintained at Bankers Trust Company, designated as the "Kmart Synthetic Loan Credit-Linked Deposit Account" that shall be used solely for the purposes set forth in paragraphs (c) and (d) of Annex B.

                  "Synthetic Loan Lenders" means Lenders having a Synthetic Loan Commitment

                  "Synthetic Loan Letter of Credit Obligations" means, at any time, Letter of Credit Obligations not exceeding the amount of $200,000,000 in the aggregate, subject to adjustment in accordance with Section 1.3(a).

                  "Synthetic Loan Letters of Credit" means, at any time, all Letters of Credit as to which the Letter of Credit Obligations do not exceed $200,000,000 in the aggregate, subject to adjustment in accordance with Section 1.3(a).

                  "Synthetic Loan Participation" has the meaning ascribed to it in paragraph (c)(i) of Annex B.

                  "Synthetic Loan Reimbursement Amount" has the meaning ascribed to it in paragraph (c)(i) of Annex B.

                  "Taxes" means any and all federal, state, provincial, local, territorial, foreign (or other political subdivision thereof), income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, environmental, unemployment, disability, production, occupancy, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, withholding, and any other taxes, duties, levies, assessments or governmental charges of any kind whatsoever, together with all interest, penalties and additions imposed with respect thereto, excluding income or franchise taxes imposed on or measured by the net income of Administrative Agent, L/C Issuer or a Lender by the jurisdictions under the laws of which Administrative Agent, L/C Issuer or Lenders, as the case may be, is resident, organized, operate a lending office or otherwise conduct business or any political subdivision thereof.

                  "Termination Date" means the date on which (a) the Loans have been repaid in full, (b) all other Obligations (other than contingent indemnity obligations) under the Agreement and the other Loan Documents have been completely discharged (or otherwise collateralized to the satisfaction of Administrative Agent), (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

                  "Third Avenue" means Third Avenue Trust, on behalf of certain of its investment series.

                  "Third Party Funds" has the meaning ascribed to it in Annex C.

                  "Title IV Plan" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark License" means, as to any Person, rights under any written agreement now or hereafter acquired granting any Credit Party the right to use any trademark.

                  "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party and which are reasonably necessary to enable Administrative Agent and Lenders to exercise their rights and remedies under the Credit Loan Documents with respect to the Collateral: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Trigger Event" has the meaning ascribed to it in Annex K.

                  "Trust Agreement" has the meaning ascribed to it in the Vendor Intercreditor Agreement.

                  "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "Unused Line Fee" has the meaning ascribed to it in Section 1.9(b).

                  "Vendor Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the Closing Date by and among Administrative Agent, on its own behalf and on behalf of the Secured Parties and Mr. William Kaye, as collateral trustee for the benefit of the Qualified Trade Creditors (as defined therein).

                  "Weekly Cash on Hand" means, for each calendar week occurring during any Fiscal Quarter, the positive difference between (a) Cash on Hand for the last Business Day of such calendar week (the "Test Date") minus (b) the sum (without duplication) of the outstanding amount of Revolving Credit Advances and Swing Line Advances on the Test Date.

                  "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

                  "Wholly Owned" means, with respect to any Person, a Subsidiary all of the Stock (other than directors' qualifying shares that are required under applicable law) of which is owned by such Person or another Wholly Owned Subsidiary of such Person.

                  Rules of construction with respect to accounting terms used in the Agreement or the other Credit Loan Documents shall be as set forth in Annex
G. All other undefined terms contained in any of the Credit Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; provided that in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation." The word "or" is not exclusive. References to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Credit Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons. All references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Credit Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge of a particular fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (q) Issuance. Subject to and in accordance with the terms and conditions of the Agreement, Administrative Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's or a Subsidiary Credit Party's account, Letter of Credit Obligations by causing Letters of Credit to be issued by Administrative Agent or Co-Syndication Agents, a Subsidiary, agent or sub-agent thereof (each, an "L/C Issuer") for Borrower's or a Subsidiary Credit Party's account and each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all Revolving Loan Letters of Credit, as more fully described in paragraph (b)(ii) below. Borrower, on behalf of itself and the other Credit Parties, acknowledges and confirms that the L/C Issuers have issued, and that there are outstanding as of the Closing Date, certain letters of credit under the DIP Credit Agreement (as defined in the Plan of Reorganization) as set forth on Schedule 1.2 (the "Existing Letters of Credit"). Such Existing Letters of Credit shall, as of the Closing Date, be deemed to be outstanding pursuant to the Agreement, and Borrower, on behalf of itself and the other Credit Parties hereby represents, warrants, agrees, covenants and reaffirms that (i) it has no (and it permanently and irrevocably waives, and releases each L/C Issuer from any, to the extent arising on or prior to the Closing Date) defense, setoff, claim or counterclaim against each L/C Issuer in regard to any obligation in respect of the Existing Letters of Credit and (ii) reaffirms its obligations in respect of the Existing Letters of Credit in accordance with the terms and provisions of the Agreement and the other Credit Loan Documents. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Eight Hundred Million Dollars ($800,000,000) (the "L/C Sublimit"), which Letters of Credit shall be, subject to Section 1.3, either Synthetic Loan Letters of Credit to the extent of the first $200,000,000 of Letter of Credit Obligations in the aggregate or Revolving Loan Letters of Credit to the extent of the Letter of Credit Obligations in excess of such Synthetic Loan Letters of Credit, (ii) the Maximum Amount less the aggregate outstanding principal balance of the Loans and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Loans. No such Letter of Credit shall have an expiry date that is the earlier to occur of (A) more than one year following the date of issuance thereof or (B) more than two (2) Business Days prior to the Stated Maturity Date, unless otherwise determined by the applicable L/C Issuer and Administrative Agent, each in its sole discretion (including with respect to customary evergreen provisions), and neither Administrative Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that does not meet the foregoing criteria.

                  (r)      (i)      Advances Automatic; Participations. In the
event that any L/C Issuer shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall be deemed to be drawn under Revolving Loan Letters of Credit for so long as there are any Revolving Loan Letters of Credit and thereafter shall be deemed to be drafts drawn under Synthetic Loan Letters of Credit, and in either case shall then be deemed automatically to constitute a Revolving Credit Advance to Borrower under Section 1.1(a) regardless of whether a

Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Administrative Agent for Administrative Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

                           (ii)     If it shall be illegal or unlawful for
Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the relevant L/C Issuer an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Revolving Loan Letter of Credit Obligations in respect of all Revolving Loan Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Revolving Loan Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from the relevant L/C Issuer an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Revolving Loan Letter of Credit Obligations with respect to such Revolving Loan Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Revolving Loan Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

                  (s)      Synthetic Loan Letter of Credit Participations.

                           (i)      Effective on the Closing Date, the
applicable L/C Issuer irrevocably agrees to grant and hereby grants to each Synthetic Loan Lender, and each Synthetic Loan Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the relevant L/C Issuer, on the terms and conditions hereinafter stated, for such Synthetic Loan Lender's own account and risk an undivided interest equal to its Pro Rata Share of the Synthetic Loan Letter of Credit Obligations (as to each Synthetic Loan Lender, its "Synthetic Loan Participation"). The purchase price for the Synthetic Loan Participation of each Synthetic Loan Lender shall equal the amount set forth opposite such Synthetic Loan Lender's name in Annex J under the heading "Synthetic Loan Commitment" (the "Synthetic Loan Credit-Linked Deposit"). Each Synthetic Loan Lender shall pay to Administrative Agent its Synthetic Loan Credit-Linked Deposit in full on the Closing Date. Each Synthetic Loan Lender unconditionally and irrevocably agrees with Administrative Agent and each L/C Issuer that, if a draft is paid under any Synthetic Loan Letter of Credit for which such L/C Issuer is not reimbursed in full by Borrower or pursuant to paragraph (b) above in cash (the amount of the reimbursement required in respect thereof, the "Synthetic Loan Reimbursement Amount"), such Synthetic Loan Lender shall authorize, and hereby authorizes, Administrative Agent to reimburse to such L/C Issuer the Synthetic Loan Reimbursement Amount from such Synthetic Loan Lender's Synthetic Loan Credit-Linked Deposit on deposit with Administrative Agent in the Synthetic Loan Credit-Linked Deposit Account. In the event any L/C Issuer is reimbursed pursuant to a Revolving Credit Advance under paragraph
(b)(i) above or a charge to the Synthetic Loan Credit-Linked Deposit Account by Administrative Agent, in either case, for a draft paid under a Synthetic Loan Letter of Credit that has not been reimbursed by Borrower in cash, Borrower shall pay over to Administrative Agent in reimbursement thereof (for deposit into the Synthetic Loan Credit-Linked Deposit Account) an amount equal to the amount so charged or advanced, as applicable and such payment by Borrower shall correspondingly reduce or satisfy, as applicable, Borrower's reimbursement obligations in respect of such Synthetic Loan Letter of Credit. Each Synthetic Loan Lender hereby agrees that its obligation to participate in the Synthetic Loan Letters of Credit and to pay or to reimburse any L/C Issuer for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

                           (ii)     The Synthetic Loan Credit-Linked Deposits
shall be held by Administrative Agent in the Synthetic Loan Credit-Linked Deposit Account and invested by Administrative Agent as set forth in paragraph
(d) below and no party other than Administrative Agent shall have a right of withdrawal from the Synthetic Loan Credit-Linked Deposit Account nor any other right or power with respect to the Synthetic Loan Credit-Linked Deposits, except as expressly provided in paragraph (c)(i) above or Section 1.3(b). Notwithstanding anything in this Agreement to the contrary, the sole funding obligation of each Synthetic Loan Lender in respect of its Synthetic Loan Participation and/or Synthetic Loan Commitment shall be satisfied upon funding of its Synthetic Loan Credit-Linked Deposit.

                  (t)      Earnings on Synthetic Loan Credit-Linked Deposit.

                           (i)      Borrower hereby acknowledges and agrees that
each Synthetic Loan Lender is funding its Synthetic Loan Credit-Linked Deposit to Administrative Agent for application in the manner contemplated by paragraph
(c)(i) above and that Administrative Agent has agreed to invest the Synthetic Loan Credit-Linked Deposits so as to earn a return for the Synthetic Loan Lenders at a rate per annum, reset daily on each Business Day for the period until the next following Business Day, equal to the Benchmark LIBOR Rate. Such interest will be paid to the Synthetic Loan Lenders by Administrative Agent monthly in arrears when Letter of Credit fees are payable pursuant to paragraph
(f) below. In addition to the foregoing payments by Administrative Agent, Borrower agrees to make payments to the Synthetic Loan Lenders monthly in arrears when Letter of Credit Fees are payable pursuant to paragraph (f) below (and together with the payment of such fees) in an amount equal to the difference between the rate of return earned by the Synthetic Loan Lenders on the Synthetic Loan Credit-Linked Deposits and the rate of return that would have been earned by the Synthetic Loan Lenders thereon based on the amount on deposit in the Synthetic Loan Credit-Linked Deposit Account on the Closing Date had the interest rate applicable thereto been equal to the Benchmark LIBOR Rate (irrespective of the undrawn face amount of the Letters of Credit outstanding at such time). Administrative

Agent shall compute all amounts due under this paragraph (d)(i) and shall notify Borrower and such Synthetic Loan Lender of each such amount due.

                           (ii)     The Borrower hereby unconditionally promises
to pay Administrative Agent for the account of the Synthetic Loan Lenders on the Commitment Termination Date the positive difference between the aggregate Synthetic Loan Credit-Linked Deposits and any amounts on deposit in the Synthetic Loan Credit-Linked Deposit Account on the Commitment Termination Date to the extent such difference exists as a result of Synthetic Loan Letter of Credit Obligations that have not been reimbursed by Borrower pursuant to paragraph (c)(i) above or pursuant to a Revolving Credit Advance under paragraph
(b)(i) above prior to the Commitment Termination Date.

                  (u)      Cash Collateral.

                           (i)      If Borrower is required to provide cash
collateral for any Letter of Credit Obligations prior to the Commitment Termination Date pursuant to:

                                    (A)      Section 1.3(a), Section 1.11,
                  Section 8.2, this Annex B or the definition of "Commitment Termination Date," then Borrower will, or will cause the relevant Subsidiary Credit Party to, pay to Administrative Agent, for the ratable benefit of itself, Lenders and the L/C Issuers, cash or Cash Equivalents in an amount equal to one hundred and five percent (105%) (the "Specified Percentage") of the maximum amount available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower or such Subsidiary Credit Party (such aggregate amount, the "Maximum Available Amount"); provided that, so long as no Default or Event of Default has occurred, such Maximum Available Amount shall be adjusted on the first Business Day of each month cash collateral is required to reflect the current calculated Maximum Available Amount and any difference shall be promptly remitted to Administrative Agent or refunded to Borrower, as applicable; and

                                    (B)      Section 1.3(b), then Borrower will,
                  or will cause the relevant Subsidiary Credit Party to, pay to Administrative Agent, for the ratable benefit of itself, the Revolving Lenders and the L/C Issuers, cash or Cash Equivalents in an amount equal to the Overage (after giving effect to any repayment of the Swing Line Advances and the Revolving Credit Advances required by Section 1.3(b), if applicable).

                  Such cash or Cash Equivalents shall be held by Administrative Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Administrative Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Administrative Agent, for the benefit of Administrative Agent, Lenders and the L/C Issuers, in a manner satisfactory to Administrative Agent. Borrower hereby pledges and grants to Administrative Agent, on behalf of itself and the Secured Parties, a security interest in the Cash Collateral Account and all cash and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit

Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                           (ii)     If any Letter of Credit Obligations, whether
or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall, or shall cause the relevant Subsidiary Credit Party to, either (A) provide cash collateral therefor in the manner described in paragraph(e)(i)(A) above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like duration (plus thirty (30) additional days) of, and in an amount equal to the Specified Percentage of the Maximum Available Amount in respect of, such Letters of Credit and shall be issued by a Person, and shall be subject to such terms and conditions, as shall be satisfactory to the applicable L/C Issuer in its sole discretion.

                           (iii)    From time to time after funds are deposited
in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such cash or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, as shall be or shall become due and payable by Borrower or any Subsidiary Credit Party to Administrative Agent and Lenders with respect to such Letter of Credit Obligations of Borrower or such Subsidiary Credit Party and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Obligations then due and payable, and upon payment in full in cash of such Obligations, any excess shall be returned to Borrower or the relevant Subsidiary Credit Party or as otherwise required by law.

                           (iv)     Neither Borrower, any Credit Party nor any
Person claiming on behalf of or through Borrower or such Credit Party shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower or such Credit Party to Administrative Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full in cash of such Obligations any remaining amount shall be paid to Borrower or such Credit Party or as otherwise required by law or pursuant to paragraph (e)(i)(A). Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

                  (v)      Fees and Expenses.

                           (i)      Borrower agrees to pay to Administrative
Agent, for its benefit and/or the benefit of Revolving Lenders, as applicable, as compensation to such Lenders for Revolving Loan Letter of Credit Obligations incurred hereunder, for each month during which any Revolving Loan Letter of Credit Obligation shall remain outstanding, a fee (the "Revolving Loan L/C Fee") in an amount equal to the Applicable Revolving L/C Margin from time to time in effect multiplied by the average daily Maximum Available Amount under the applicable Letter of Credit. The Revolving Loan L/C Fee shall be paid to Administrative Agent for the benefit of the Revolving Lenders, in arrears, on the first Business Day of each month and on the Commitment Termination Date.

                           (ii)     Borrower agrees to pay to Administrative
Agent, for its benefit and/or the benefit of Synthetic Loan Lenders, as applicable, as compensation to such Lenders for Synthetic Loan Letter of Credit Obligations incurred hereunder, for each month during which any Synthetic Loan Letter of Credit shall remain outstanding, a fee (the "Synthetic Loan L/C Fee"; and together with the Revolving Loan L/C Fee, each a "Letter of Credit Fee" and collectively, the "Letter of Credit Fees") in an amount equal to the Applicable Synthetic L/C Margin from time to time in effect multiplied by the average daily Maximum Available Amount under the applicable Letter of Credit. The Synthetic Loan L/C Fee shall be paid to Administrative Agent, for the benefit of Synthetic Loan Lenders, in arrears on the first Business Day of each month and on the Commitment Termination Date.

                  (w) L/C Issuer Fees and Expenses. Borrower shall pay, for each Letter of Credit that is outstanding, a fronting fee in an amount equal to ..25% per annum multiplied by the average daily Maximum Available Amount under the applicable Letter of Credit during such month. Such fronting fee shall be paid to the relevant L/C Issuer, in arrears on the first Business Day of each month and on the Commitment Termination Date. Additionally, Borrower shall pay, on demand, such other customary fees, charges and expenses of each L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of the Letters of Credit or otherwise payable pursuant to the application and related documentation under which such Letters of Credit are issued.

                  (x) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Administrative Agent and the applicable L/C Issuer at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the relevant L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit, as applicable, in the form of Exhibit B-1 or B-2 if the L/C Issuer is Administrative Agent, or for any other L/C Issuer, in the form prescribed by such L/C Issuer. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and the other Credit Parties and approvals by Administrative Agent and the relevant L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Administrative Agent and the relevant L/C Issuer.

                  (y) Obligation Absolute. The obligation of Borrower or any other Credit Party on whose account a Letter of Credit has been issued (an "Account Party") to reimburse Administrative Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower, such Account Party and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                           (i)      any lack of validity or enforceability of
any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                           (ii)     the existence of any claim, setoff, defense
or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower, any Credit Party or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                           (iii)    any draft, demand, certificate or any other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv)     payment by Administrative Agent (except as
otherwise expressly provided in paragraph (j)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                           (v)      any other circumstance or event whatsoever,
that is similar to any of the foregoing; or

                           (vi)     the fact that a Default or an Event of
Default has occurred and is continuing.

                  (z)      Indemnification; Nature of Lenders' Duties.

                           (i)      In addition to amounts payable as elsewhere
provided in the Agreement, Borrower and each Account Party hereby agrees to pay and to protect, indemnify, and save harmless Administrative Agent, each Lender and each L/C Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable out-of-pocket expenses (including reasonable attorneys' fees) that Administrative Agent, any Lender or any L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Administrative Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Administrative Agent or such Lender (as finally determined by a court of competent jurisdiction); provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent (in its capacity as such), Co-Syndication Agents (in their capacity as such) and the applicable L/C Issuer (in its capacity as such), such reimbursement shall be limited to one counsel for all such Lenders.

                           (ii)     As between any L/C Issuer, Administrative
Agent and any Lender, on the one hand and Borrower and any Account Party, on the other hand, Borrower or such Account Party, as applicable, assumes all risks of the acts and omissions of any beneficiary, or misuse of any Letter of Credit by any beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Administrative

Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason,
(C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that in the case of any payment by any L/C Issuer or Administrative Agent under any Letter of Credit or guaranty thereof, as applicable, such L/C Issuer or Administrative Agent, as applicable, shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof, (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher, (E) errors in interpretation of technical terms, (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof, (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof, and (H) any consequences arising from causes beyond the control of any L/C Issuer, Administrative Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Administrative Agent's or any Lender's rights or powers hereunder or under the Agreement.

                           (iii)    Nothing contained herein shall be deemed to
limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including the Master Documentary Agreement and the Master Standby Agreement entered into with Administrative Agent.

                  (aa)     Guaranty by Borrower.

                           (i)      Borrower hereby absolutely, unconditionally
and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Letter of Credit Obligations now or hereafter existing, of each of its Subsidiaries that is an Account Party which arise out of, or are incurred in connection with, such Letters of Credit, whether for principal, interest, fees, expenses or otherwise, and indemnifies and holds harmless each L/C Issuer, Administrative Agent and each Lender for any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) incurred by such L/C Issuer, Administrative Agent or such Lender, as the case may be, in enforcing any rights under the guaranty contained in this paragraph (k); provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent (in its capacity as such), Co-Syndication Agents (in their capacity as such) and the applicable L/C Issuer (in its capacity as such), such reimbursement shall be limited to one counsel for all such Lenders.

                           (ii)     The guaranty contained in this paragraph (k)
constitutes a guaranty of payment when due and not of collection, and Borrower specifically agrees that it shall not be necessary or required that any L/C Issuer, Administrative Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower, any Account Party or any other Credit Party (or any other Person) before or as a condition to the obligations of Borrower under the guaranty contained in this paragraph (k) (such obligations hereinafter referred to as the "Borrower Guaranteed Obligations").

                           (iii)    Guaranty Absolute, etc. The guaranty
contained in this paragraph (k) shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. Borrower guarantees that Borrower Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreement, this Annex B and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any L/C Issuer, Administrative Agent or any Lender with respect thereto. The liability of Borrower under the guaranty contained in this paragraph (k) shall be absolute, unconditional and irrevocable irrespective of:

                                    (A)      any lack of validity, legality or
         enforceability of the Agreement or any other Loan Document;

                                    (B)      the failure of any L/C Issuer,
         Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Account Party, any other Credit Party or any other Person (including any other guarantor (including Borrower)) under the provisions of the Agreement, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor (including Borrower) of, or collateral securing, any Borrower Guaranteed Obligations;

                                    (C)      any change in the time, manner or
         place of payment of, or in any other term of, all or any of Borrower Guaranteed Obligations, or any other extension, compromise or renewal of any Borrower Guaranteed Obligations;

                                    (D)      any reduction, limitation,
         impairment or termination of any Borrower Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Borrower Guaranteed Obligations or otherwise;

                                    (E)      any amendment to, rescission,
         waiver, or other modification of, or any consent to departure from, any of the terms of the Agreement or any other Loan Document;

                                    (F)      any addition, exchange, release,
         surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any L/C Issuer, Administrative Agent or any Lender securing any of Borrower Guaranteed Obligations; or

                                    (G)      any other circumstance which might
         otherwise constitute a defense available to, or a legal or equitable discharge of, any Account Party any surety or any guarantor.

                           (iv)     Reinstatement, etc. Borrower agrees that the
guaranty contained in this paragraph (k) shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of Borrower Guaranteed Obligations is rescinded or must otherwise be restored by any L/C Issuer, Administrative Agent or any Lender, upon the insolvency, bankruptcy or reorganization of Borrower or any Account Party or otherwise, all as though such payment had not been made.

                           (v)      Waiver, etc. Borrower hereby waives
promptness, diligence, notice of acceptance and any other notice with respect to any of Borrower Guaranteed Obligations and the guaranty contained in this paragraph (k) and any requirement that any L/C Issuer, Administrative Agent or any Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Account Party, any other Credit Party or any other Person (including any other guarantor) or entity or any collateral securing Borrower Guaranteed Obligations.

                           (vi)     Postponement of Subrogation, etc. Borrower
agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty contained in this paragraph (k), by any payment made under the guaranty contained in this paragraph (k) or otherwise, until the Termination Date. Any amount paid to Borrower on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of each L/C Issuer, Administrative Agent and Lenders and shall immediately be paid to Administrative Agent for the benefit of such L/C Issuer, Administrative Agent and Lenders and credited and applied against Borrower Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and this Annex B; provided, however, that if

                                    (A)      Borrower has made payment to any
         L/C Issuer, Administrative Agent or any Lender of all or any part of Borrower Guaranteed Obligations, and

                                    (B)      the Termination Date has occurred,

each of such L/C Issuer, Administrative Agent and each Lender agrees that, at Borrower's request, Agent, on behalf of such L/C Issuer, itself and Lenders, will execute and deliver to Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Borrower of an interest in Borrower Guaranteed Obligations resulting from such payment by Borrower. In furtherance of the foregoing, until the Termination Date, Borrower shall refrain from taking any action or commencing any proceeding against any Account Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty contained in this paragraph (k) to such L/C Issuer, Administrative Agent or any Revolving Lender.

                           (vii)    Successors, Transferees and Assigns; etc.
The guaranty contained in this paragraph (k) shall:

                                    (A)      be binding upon Borrower, and its
         successors, transferees and assigns; and

                                    (B)      inure to the benefit of and be
         enforceable by each L/C Issuer, Administrative Agent and each Lender.

Without limiting the generality of the foregoing clause (B), but subject to
Section 9.1, any Lender may assign or otherwise transfer (in whole or in part) any Obligation held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including the guaranty contained in this paragraph (k)) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of the Agreement.

                  (bb) L/C Issuer Reports. Each L/C Issuer shall deliver to Administrative Agent each Friday a report setting forth a complete list of all Letters of Credit issued by such L/C Issuer, together with the undrawn face amount and expiration date in respect of each such Letter of Credit. On the first Business Day following Administrative Agent's receipt of such reports, Administrative Agent shall deliver a copy thereof to Borrower.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

                  Borrower and each Subsidiary Credit Party shall establish and maintain the Cash Management Systems described below:

                  (a) Existing Depository Accounts. Each Credit Party shall be entitled to maintain the local deposit accounts set forth in Part A of Disclosure Schedule (3.19) as of the Closing Date (each, an "Existing Depository Account") with the financial institution(s) identified therein (each, an "Existing Depository Bank"); provided that on or prior to the Closing Date, the relevant Credit Party shall deliver to Administrative Agent evidence satisfactory to Administrative Agent that such Credit Party has delivered to each of its Existing Depository Banks a letter in substantially the form of
Exhibit 3.19 (a "Letter of Direction"), with appropriate blanks completed.

                  (b) New Depository Accounts. From and after the Closing Date, each Credit Party may establish and maintain deposit accounts in addition to those set forth in Part A of Disclosure Schedule (3.19) (each (other than Excluded Accounts), a "New Depository Account"; and any such New Depository Account or any Existing Depository Account being referred to herein as a "Depository Account") with an Existing Depository Bank or a financial institution which is not an Existing Depository Bank (each, a "New Depository Bank"; and any such New Depository Bank or any Existing Depository Bank being referred to herein as a "Depository Bank"), but only to the extent that simultaneously with the opening of any such New Depository Account, Borrower shall have obtained a Letter of Direction with respect to each such New Depository Account which has been duly executed and delivered by the relevant Depository Bank and Borrower shall deliver such executed Letter of Direction to Administrative Agent within five (5) Business Days following the opening of any such account. The Credit Parties may from time to time terminate any Depository Account so long as any replacement account is established in accordance with the terms of this clause (b).

                  (c) Concentration Accounts. Until the Termination Date, Borrower shall establish the accounts set forth in Part B of Disclosure Schedule (3.19) (together with any other accounts established in accordance with the last sentence of this clause (c), each, a "Concentration Account", and collectively, the "Concentration Accounts") with The Bank of New York and Bank of America, N.A. (together with any other financial institution (having total assets of more than $1,000,000,000 at the time any Concentration Account is established) at which such accounts are maintained, each, a "Concentration Account Bank", and collectively, the "Concentration Account Banks"). Borrower will cause to be delivered to Administrative Agent a Control Agreement (in form and substance satisfactory to Administrative Agent) duly executed by each Concentration Account Bank and Borrower (the "Closing Date Control Agreements") within the timeframes set forth in Section 5.15(c). Borrower shall not (nor shall it permit any other Credit Party or any of their respective Subsidiaries to) (i) terminate any Concentration Account unless prior to doing so (w) such Person has established a replacement Concentration Account (which replacement may be any then-existing Concentration Account) and (x) in the case of any replacement Concentration Account for which there does not exist a Control Agreement in form and substance reasonably acceptable to Administrative Agent (an "Existing Control Agreement"), such Person shall have delivered to Administrative Agent a Control Agreement substantially in the form of the Closing Date Control Agreement or otherwise in form and substance reasonably acceptable to it and executed by such replacement Concentration Account Bank and such Person or (ii) open new or additional Concentration Accounts (or accounts having a similar functions) without (y) giving prior written notice thereof to Administrative Agent (it being acknowledged that no consent of Administrative Agent to the opening of such new or additional account shall be required so long as the total assets of such financial institution are more than $1,000,000,000 at the time such account is opened) and (z) in the case of any new or additional Concentration Account, having delivered to Administrative Agent prior to the establishment of any such account, a Control Agreement (in form and substance substantially similar to the Closing Date Control Agreement or otherwise reasonably satisfactory to Administrative Agent) duly executed by the Concentration Account Bank and such Person. Except as set forth in paragraph (d) below, Administrative Agent shall, from time to time, deposit proceeds of Advances and Overadvances made to Borrower pursuant to
Section 1.1 into the Concentration Account for use by Borrower solely in accordance with the provisions of Section 1.4.

                  (d) Loan Proceeds Account. Until the Termination Date, Borrower shall establish and maintain a zero balance disbursement account under account number 6301373498 (the "Loan Proceeds Account") with The Bank of New York (the "Loan Proceeds Account Bank") or such other financial institution as approved by Agent and the Majority Lenders in writing. On or prior to the Closing Date, Borrower will cause to be delivered to Administrative Agent a Control Agreement (in form and substance satisfactory to Administrative Agent) duly executed by the Loan Proceeds Account Bank and Borrower. If a Cash Dominion Event has occurred (and no corresponding Cash Dominion Termination Event has theretofore occurred), Administrative Agent shall, from time to time, deposit proceeds of Advances and Overadvances made to Borrower pursuant to Section 1.1 into the Loan Proceeds Account for use by Borrower solely in accordance with the provisions of Section 1.4.

                  (e) Transfers of Funds in Depository Accounts. Funds on deposit in a Depository Account in excess of the "peg balance" for such account identified in Part A of Disclosure Schedule (3.19) (as Part A of such Schedule may be updated from time to time as provided in paragraph (n) of Annex E) shall be wire transferred or so long as no Event of Default has occurred or is continuing, transferred by means of an Automated Clearing House transaction to the Concentration Account specified in the related Letter of Direction for such Depository Account on a daily or, subject to the prior written approval of Administrative Agent, weekly basis in respect of immaterial Depository Accounts; provided that if a Cash Dominion Event has occurred and is continuing, all funds on deposit in a Depository Account shall be wire transferred to such Concentration Account on a daily basis or, in the discretion of Administrative Agent, weekly in respect of immaterial Depository Accounts.

                  (f) Cash Dominion over Concentration Account; Loan Proceeds Account. Upon the occurrence of a Cash Dominion Event and until the occurrence of a Cash Dominion Termination Event, if any, Administrative Agent shall have sole dominion and control over the funds on deposit in the Concentration Accounts and the Loan Proceeds Account, and funds on deposit in the Concentration Accounts and any undisbursed proceeds in the Loan Proceeds Account shall be wire transferred to the Collection Account as provided in the related Control Agreement.

                  (g) Termination of Accounts. Each Credit Party shall close a Concentration Account or Loan Proceeds Account (and establish replacement accounts in accordance with the terms of this Annex C) promptly and in any event within ninety (90) days unless otherwise approved by Administrative Agent following notice from Administrative Agent if the total assets of such Concentration Account Bank or Loan Proceeds Account Bank, as applicable, are less than $1,000,000,000.

                  (h) Cash Collateral. Each Depository Account, Concentration Account and the Loan Proceeds Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Credit Party shall have granted a Lien to Agent, on behalf of itself and the Secured Parties, pursuant to the Security Agreement other than funds on deposit therein in respect of (i) the purchase of hunting and fishing licenses,
(ii) the purchase of lottery tickets and (iii) Western Union transfers (collectively, the "Third Party Funds").

                  (i) Deemed Receipt of Funds. All amounts deposited in the Collection Account shall be deemed received by Administrative Agent in accordance with Section 1.10 and shall be applied (and allocated) by Administrative Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (j) Collateral Held in Trust. Each Credit Party shall, and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person"), to (i) hold in trust for Administrative Agent, for the benefit of itself and the Secured Parties, all checks, cash and other items of payment received by such Credit Party or any such Related Person with respect to the Collateral and (ii) within three (3) Business Days after receipt by such Credit Party or any such Related Person of any checks, cash or other items of payment then constituting good funds (other than cash constituting Store Cash) with respect to the Collateral, deposit the same into a Depository Account or Concentration Account of such Credit Party. Each Credit Party and each Related Person acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral (other than cash constituting Store Cash), shall be deposited directly into a Depository Account or Concentration Account, as applicable.

                  (k) Release of Cash Management on Termination Date. On the Termination Date, so long as no suits, actions, proceedings or claims are pending against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Administrative Agent shall take all reasonable action to release the Collateral subject to the Cash Management System that is reasonably requested by Borrower or any Credit Party (and at the sole expense of Borrower or such Credit Party), including, but not limited to, Administrative Agent sending revocation letters to each Depository Bank, Concentration Account Bank and/or Loan Proceeds Account Bank; provided that under no circumstances will Administrative Agent be liable to Borrower or any Subsidiary Credit Party for the failure of any Concentration Account Bank or Loan Proceeds Account Bank to comply with the actions or directives given by Administrative Agent pursuant to this paragraph
(k). Furthermore, Borrower and each Subsidiary Credit Party shall provide Administrative Agent with such assistance in connection with its actions under this paragraph (k) as Administrative Agent shall reasonably request.

                  (l) Release of Cash Management upon a Cash Dominion Termination Event. Upon the occurrence of a Cash Dominion Event and until the occurrence of a corresponding Cash Dominion Termination Event, Administrative Agent may exercise exclusive dominion and control over the Concentration Accounts and the Loan Proceeds Account. Upon the occurrence of a Cash Dominion Termination Event (or, prior to the occurrence of any Cash Dominion Event), Administrative Agent shall revoke instructions given to any Concentration Bank and the Loan Proceeds Account Bank and permit Borrower and the Subsidiary Credit Parties to give instructions with respect to the Concentration Accounts and the Loan Proceeds Account and to such end, Administrative Agent shall take such reasonable action as is reasonably requested by Borrower or the Subsidiary Credit Parties (at the expense of Borrower or such Subsidiary Credit Party) to permit Borrower or such Subsidiary Credit Parties to give instructions with regards to the funds on deposit in such accounts; provided that under no circumstances will Administrative Agent be liable to Borrower or any Subsidiary Credit Party for the failure of any Concentration Account Bank or Loan Proceeds Account Bank to comply with the actions or directives given by Administrative Agent pursuant to this paragraph (l). Furthermore, Borrower and each Subsidiary Credit Party shall provide Administrative Agent with such assistance in connection with its actions under this paragraph (l) as Administrative Agent shall reasonably request. In no event shall any action taken by Administrative Agent pursuant to this paragraph (l) be deemed to negate the dominion and control granted to Administrative Agent pursuant to the Control Agreements.

                             ANNEX D (SECTION 2.1(a))
                                       TO
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

                  In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Administrative Agent in form and substance satisfactory to Administrative Agent and Co-Syndication Agents on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

                  (a)      Credit Loan Documents. Each of the following:

                           (i)      Appendices. All Appendices to the Agreement,
in form and substance satisfactory to Administrative Agent and Co-Syndication Agents.

                           (ii)     Revolving Notes and Swing Line Note. Duly
executed originals of the Revolving Notes and Swing Line Note for each applicable Lender, dated the Closing Date.

                           (iii)    Security Agreement. Duly executed originals
of the Security Agreement, dated the Closing Date.

                           (iv)     Affiliate Guaranty. Duly executed originals
of the Affiliate Guaranty, dated the Closing Date.

                           (v)      Subsidiary Guaranty. Duly executed originals
of the Subsidiary Guaranty, dated as of the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

                           (vi)     Subordination and Intercreditor Agreements.
Administrative Agent and Lenders shall have received (A) originals of the ESL Subordination Agreement duly executed by ESL and each other party thereto (other than Administrative Agent) and (B) originals of the Vendor Intercreditor Agreement duly executed by each party thereto (other than Administrative Agent), in each case, in form and substance reasonably satisfactory to Administrative Agent and Co-Syndication Agents.

                           (vii)    Master Standby Agreement. A Master Agreement
for Standby Letters of Credit between Borrower and GE Capital and any other similar agreements required by any other L/C Issuer.

                           (viii)   Master Documentary Agreement. A Master
Agreement for Documentary Letters of Credit between Borrower and GE Capital and any other similar agreements required by any other L/C Issuer.

                  (b) Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Administrative Agent or any Co-Syndication Agent, in favor of Administrative Agent, on behalf of Lenders.

                  (c)      Security Interests and Code Filings.

                           Evidence satisfactory to Administrative Agent and
Co-Syndication Agent that Administrative Agent (for the benefit of itself and the Secured Parties), upon the filing of UCC-1 financing statements with the Secretary of State (or similar office) in the jurisdiction of organization or formation, as applicable, of each Credit Party and the receipt of Control Agreements with respect to the Concentration Accounts and the Loan Proceeds Account, has a valid and perfected (other than as to the Existing Depository Accounts and monies credited thereto) first priority security interest in the Collateral, subject to Permitted Encumbrances, including (i) such documents duly executed by each Credit Party (including applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Administrative Agent or any Co-Syndication Agent may reasonably request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements (other than fixture filings) that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the DIP Facility Claims and Pre-Petition Lender Claims (as each such term is defined in the Plan of Reorganization, and all of which Liens shall be terminated on the Closing Date) and Permitted Encumbrances.

                  (d) Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents, dated the Closing Date, reflecting information concerning the Borrowing Base and Borrowing Availability as of a date not more than seven (7) days prior to the Closing Date.

                  (e) Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

                  (f) Pay Proceeds Letter. Duly executed originals of a letter from Borrower addressed to Administrative Agent, in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

                  (g) Cash Management System; Control Agreements. Evidence reasonably satisfactory to Administrative Agent and Co-Syndication Agents that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of the Letters of Direction as required by Annex C.

                  (h) Charter and Good Standing. For each Credit Party, in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents, such Person's (i) charter and all amendments thereto,
(ii) good standing certificates (including verification of tax status) in its state of incorporation and (iii) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

                  (i) Bylaws and Resolutions. For each Credit Party, in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents, (i) such Person's bylaws, together with all amendments thereto and (ii) resolutions of such Person's Board of Directors and stockholders, if required, approving and authorizing the execution, delivery and performance of the Credit Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

                  (j) Incumbency Certificates. For each Credit Party, in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents, signature and incumbency certificates of the officers of each such Person executing any of the Credit Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

                  (k) Opinions of Counsel. Duly executed originals of opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Administrative Agent, each in form and substance reasonably satisfactory to Administrative Agent and its counsel and Co-Syndication Agents and their respective counsel, dated the Closing Date, and Borrower hereby authorizes and directs such counsel to address its opinion to Administrative Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Administrative Agent and Lenders are authorized to rely on such opinion.

                  (l) Accountants' Letter. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Administrative Agent and Lenders in accordance with Section 4.2.

                  (m) Officer's Certificate. Administrative Agent shall have received duly executed originals of a certificate of the Chief Executive Officer or the Chief Financial Officer of Borrower, in form and substance reasonably acceptable to Administrative Agent and Co-Syndication Agents, dated the Closing Date, stating that, since Borrower's last consolidated financial statement for the period ended January 29, 2003, (i) no event or condition has occurred or is continuing which could reasonably be expected to have a Material Adverse Effect, it being understood that none of (1) a war or armed conflict instituted by or against the United States, (2) changes reflected in the Business Plan directly resulting from transactions contemplated thereby, nor (3) the rejection of the Fleming Contract and changes as a result of such rejection shall constitute a Material Adverse Effect under this clause (i) and (ii) there has been no material increase in the liabilities, liquidated or contingent, of Borrower and its Subsidiaries, taken as a whole, or a material decrease in the assets of Borrower and its Subsidiaries, taken as a whole, it being understood that neither (A) the Store Closure Sales contemplated by the January Business Plan nor (B) the application of "fresh start" accounting by Borrower shall constitute a material decrease in the assets of Borrower and its Subsidiaries.

                  (n) Waivers. Borrower shall have utilized commercially reasonable efforts to deliver to Administrative Agent, on behalf of Lenders, landlord waivers and consents executed and delivered by the landlord of each DC.

                  (o) Appraisals. Administrative Agent shall have received appraisals performed by Abacus Advisors as to all Inventory which shall (i) be in form and substance similar to those issued in connection with the DIP Facility or otherwise satisfactory to Administrative Agent and (ii) reflect net appraised Eligible Inventory values of at least $2,350,000,000 or such lesser amounts acceptable to Administrative Agent and Co-Syndication Agents.

                  (p) Updated Field Audit. Administrative Agent shall have completed updated field audits with results satisfactory to Collateral Agents substantially similar to the field audit performed by Collateral Agents from January 24, 2003 through February 14, 2003 and reported on March 9, 2003.

                  (q) Audited Financials; Financial Condition. Administrative Agent shall have received Borrower's consolidated Financial Statements for the period ending January 31, 2003 and, to the extent available, its audited Financial Statements for such period, in each case, certified by a Financial Officer and in form and substance reasonably satisfactory to Administrative Agent and Co-Syndication Agents.

                  (r) Post-Closing Letter. Administrative Agent and Borrower shall have executed and delivered a letter agreement pertaining to (i) the clarification of certain financing statements and (ii) the provision of insurance endorsements.

                  (s) Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Administrative Agent or any Lender may reasonably request.

                            ANNEX E (SECTION 4.1(a))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

                  Borrower shall deliver or cause to be delivered to Administrative Agent or to Administrative Agent and Lenders, as indicated, the following (it being understood that such deliveries may be made in electronic format):

                  (a) Monthly Financials. To Administrative Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by a Financial Officer, consisting of (i) consolidated (A) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (B) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the monthly figures, if any, for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments) and (ii) the consolidated Cash on Hand for the last Business Day of each calendar week occurring during such Fiscal Month and the Business Plan Cash on Hand for such Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a monthly basis and (B) the certification of a Financial Officer that (1) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (2) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. To Administrative Agent and Lenders, within forty-five (45) days after the end of each of the first three
(3) Fiscal Quarters, consolidated financial information regarding Borrower and its Subsidiaries, certified by a Financial Officer, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the quarterly figures, if any, contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of a Financial Officer of Borrower that (1) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (2) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Administrative Agent and Lenders, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

                  (c) Operating Plan. To Administrative Agent and Lenders, as soon as available, but not later than forty-five (45) days after the end of each Fiscal Year, an annual operating plan for Holdings and its Subsidiaries, approved by the Board of Directors of Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets and a monthly budget for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, and representing Borrower's estimates (which were made in good faith and believed to be reasonable at the time made) of the future financial performance of Borrower and its Subsidiaries for the period(s) set forth therein, and including plans for personnel, Capital Expenditures and facilities.

                  (d) Annual Audited Financials. To Administrative Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by one of the "big four" public accounting firms or a firm otherwise reasonably acceptable to Administrative Agent. Such Financial Statements shall be accompanied by (i) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, (iv) the certification of the Chief Executive Officer or a Financial Officer that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default and (v) a management discussion and analysis that includes a comparison to budget for that Fiscal Year and a comparison of performance for that Fiscal Year to the corresponding period in the prior year.

                  (e) Management Letters. To Administrative Agent and Lenders, promptly after receipt thereof by any of Holdings or any of its Subsidiaries, copies of all management letters, exception reports or similar letters or reports received by such Person from its independent certified public accountants.

                  (f) Default Notices. To Administrative Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of (i) any Default, and (ii) Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

                  (g) SEC Filings and Press Releases. To Administrative Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any of Holdings or any of its Subsidiaries to its security Secured Parties; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission; and
(iii) all press releases and other statements made available by any of Holdings or any of its Subsidiaries to the public concerning material changes or developments in the business of any such Person.

                  (h) Subordinated Debt and Equity Notices. To Administrative Agent, as soon as practicable, copies of all material written notices given or received by any of Holdings or any of its Subsidiaries with respect to any Subordinated Debt of such Person or Stock of Holdings, and, within five (5) Business Days after any such Person obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

                  (i) Supplemental Schedules. To Administrative Agent, supplemental disclosures, if any, required by Section 5.6.

                  (j) Litigation. To Administrative Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any of Holdings or any of its Subsidiaries that (i) seeks damages in excess of $50,000,000, (ii) seeks injunctive relief with respect to any portion of the Collateral having a value in excess of $50,000,000, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any of Holdings or any of its Subsidiaries or their respective ERISA Affiliates in connection with any Plan involving claims in excess of $25,000,000, (iv) alleges criminal misconduct (other than misdemeanors at the Store level) by any of Holdings or any of its Subsidiaries, (v) alleges the violation of any law regarding, or could reasonably be expected to result in the exercise of remedies in connection with, any Environmental Liabilities in excess of $50,000,000; or
(vi) involves any product recall with respect to Inventory with a value in excess of $50,000,000 then being held for sale in Stores.

                  (k) Lease Default Notices. To Administrative Agent, (i) within ten (10) days after receipt thereof, copies of any and all default notices received under or with respect to any leased DCs and (ii) such other notices or documents as Administrative Agent may reasonably request.

                  (l)      Lease Amendments. To Administrative Agent, within ten
(10) Business Days after receipt thereof, copies of all material amendments to real estate leases pertaining to the DCs.

                  (m) ERISA Notices. To Administrative Agent promptly, and in any event within ten (10) days, after:

                           (i)      such party knows, or has reason to know, of
the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to any Pension Plan subject to Title IV of ERISA (a "Reportable Event"), a copy of the materials that are filed by the applicable plan administrator with the PBGC, or the materials that would have been filed if the PBGC had not waived the notice requirements;

                           (ii)     the receipt of notice by a Credit Party or
any ERISA Affiliate or any administrator of any Pension Plan who is an employee of a Credit Party or any ERISA Affiliate from the PBGC of the PBGC's intention to terminate any such Pension Plan or to appoint a trustee to administer any such Pension Plan, a copy of such notice;

                           (iii)    the filing thereof with the IRS, copies of
each annual report that is filed on Treasury Form 5500 with respect to any Pension Plan subject to Title IV, together with any actuarial statements on Schedule B to such Form 5500;

                           (iv)     a Credit Party or any ERISA Affiliate knows
or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition;

                           (v)      an application has been made to the
Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code with respect to any Pension Plan, a copy of such application; and

                           (vi)     the receipt by any Credit Party or any ERISA
Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment;

in each case, together with a statement signed by an appropriate officer of such Credit Party or ERISA Affiliate setting forth details as to such Reportable Event, filing, notice, event or condition, assessment or application and the action that will be taken with respect thereto.

                  (n) Other Notices. To Administrative Agent, together with each Compliance Certificate, notice that, since the date of the last Compliance Certificate, (i) any Credit Party has changed the location of its chief executive office, principal place of business, other corporate offices, warehouses or other locations at which Collateral is held or stored, or the location of its records concerning the Collateral from the locations set forth on Disclosure Schedule (3.2) or otherwise previously disclosed in a prior Compliance Certificate and the address of such new locations and the name of the Credit Party using or occupying such new location,
(ii) the "peg balances" set forth in Part A of Disclosure Schedule (3.19) have been increased beyond the amounts set forth in such Schedule and setting forth such new "peg balances" as of such date (it being understood that such "peg balances" may be increased (or decreased) from time to time without the prior written consent of Administrative Agent so long as no Cash Dominion Event has occurred for which a corresponding Cash Dominion Termination Event has not occurred, and that the aggregate of such balances may not be increased by more than twenty percent (20%) from those amounts set forth on Part A of Disclosure Schedule (3.19) as of the Closing Date without the prior written consent of Administrative Agent, (iii) an update to Part A of Disclosure Schedule (3.19) setting forth any new Store Depository Account established by Borrower or any Subsidiary Credit Party, the name and address of the financial institution at which such account is maintained and the "peg balance" with respect thereto,
(iv) the occurrence of any event which would have a material adverse effect on the aggregate value of the Collateral (other than as a result of a disposition permitted hereunder) or on the Liens created under the Loan Documents and (v) the aggregate of any Lien (other than Permitted Encumbrances) or claim made or asserted against any Collateral with a value in excess of $50,000,000.

                  (o) Reconciliation of Third Party Funds. If a Cash Dominion Event has occurred (and no corresponding Cash Dominion Termination Event has occurred), Borrower shall, on the third (3rd) Business Day of each calendar week, deliver to Administrative Agent a report reconciling the amount of Third Party Funds received by Borrower and its Subsidiaries during the previous calendar week and the amount of Third Party Funds disbursed to the Persons entitled thereto during such week.

                  (p) Surplus Cash Investments. Promptly (but in any event within five (5) days) after the making of any Investment pursuant to Section 6.2(j), (k) or (l) a notice to Administrative Agent setting forth the amount of Surplus Cash invested in respect thereof.

                  (q) Good Standing Certificates. Not less frequently than once during each calendar quarter, Borrower and each other Grantor which owns at least five percent (5%) of the Collateral shall, unless Administrative Agent shall otherwise consent, provide to Administrative Agent a certificate of good standing from its state of incorporation or organization.

                  (r) Liens. To Administrative Agent, notice of any carriers', warehousemen's or other similar possessory Liens arising by operation of law which are past due for more than fifteen (15) days the nonpayment of which would result in a Lien on the Collateral.

                  (s) Other Documents. To Administrative Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Administrative Agent or any Lender (through Administrative Agent) shall, from time to time, reasonably request.

                  Notwithstanding anything in clauses (b) or (d) of this Annex E to the contrary, in the event the Securities and Exchange Commission shortens at any time the periods within which annual and quarterly reports must be publicly filed, the periods set forth in such clauses shall be correspondingly shortened.

                  Any of the foregoing items delivered to Administrative Agent only will be made available to Lenders in electronic format unless such item was not delivered to Administrative Agent in electronic format in which case, such items will be delivered to Lenders by Administrative Agent upon request.

                            ANNEX F (SECTION 4.1(b))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

                  Borrower shall deliver or cause to be delivered the following (it being understood that such deliveries may be made in electronic format):

                  (a) to Administrative Agent, on or prior to the fifth Business Day following each fiscal week, a certificate signed by a Financial Officer setting forth the Liquidity Threshold for such fiscal week (the "Availability Certificate").

                  (b) to Administrative Agent and Lenders (i) if the Liquidity Threshold as reflected on the Availability Certificate for the immediately preceding fiscal week is less than $750,000,000, on or before the fifth Business Day (with supporting documentation to be furnished no later than the sixth Business Day) following the end of each fiscal week, a weekly Borrowing Base Certificate as of the last day of the immediately preceding week,
(ii) if the Liquidity Threshold as reflected on the Availability Certificate for the immediately preceding fiscal week is greater than or equal to $750,000,000 but less than $1,000,000,000, on or before the fifth Business Day (with supporting documentation to be furnished no later than the sixth Business Day) following the end of every other fiscal week, a bi-weekly Borrowing Base Certificate as of the last day of the second immediately preceding fiscal week or (iii) if the Liquidity Threshold is greater than or equal to $1,000,000,000 on or before the fifth Business Day (with supporting documentation to be furnished no later than the sixth Business Day) following the end of each Fiscal Month, a monthly Borrowing Base Certificate as of the last day of the immediately preceding month. Such Borrowing Base Certificate shall include the following:

                           (i)      with each weekly, bi-weekly or monthly
Borrowing Base Certificate, as applicable:

                                    (A)      Makoro Key Inventory Statistics
                  report from stockledger by division, and reconciliation from stockledger to Makoro (containing the information available on such report as of the Closing Date, and, if such Key Inventory Statistics reports are not available or no longer contain such information, other reports containing such information) for total company and by division, detailing sales, ending inventory at retail, ending inventory at cost, mark on %, POS and hard (permanent) markdowns, gross margin in dollars and as a percent of sales both before and after shrink and allowances, and inventory turns;

                                    (B)      Reconciliation between the prior
                  period's ending inventory balance per the prior period's Borrowing Base Certificate and the current period's beginning inventory balance per the stockledger;

                                    (C)      Total page per ILR report;
                  reconciliation between the ILR report and the stockledger;

                                    (D)      Inventory by location per
                  stockledger - in aggregate for stores, DC's and geographic region;

                                    (E)      Supporting documentation and
                  analysis for accrued invoices;

                                    (F)      Inventory by division (at cost and
                  retail);

                                    (G)      Inventory balance at cost and
                  retail for Martha Stewart inventory on hand;

                                    (H)      Inventory balance at cost and
                  retail for any other licensed inventory;

                                    (I)      Import 2000 in-transit inventory
                  report at cost;

                                    (J)      Discontinued inventory report at
                  retail; and

                                    (K)      Seasonal apparel aging inventory
                  report at retail.

                           (ii)     with each monthly Borrowing Base
Certificate:

                                    (A)      Reconciliation of inventory balance
                  at cost per stockledger to general ledger and monthly Financial Statements delivered pursuant to Annex E;

                                    (B)      Inventory by location per
                  stockledger - detailed by store, distribution center and geographic region;

                                    (C)      an aging of accounts payable and a
                  reconciliation of that accounts payable aging to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E;

                                    (D)      a reconciliation of the outstanding
                  Loans as set forth in the monthly Loan Account statement provided by Administrative Agent to Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E;

                                    (E)      Consigned inventory at cost and
                  retail by vendor;

                                    (F)      Return to vendor and RGC from
                  stores and DCs at cost and retail;

                                    (G)      Physical test count results and
                  comparison to accruals; and

                                    (H)      Plan to actual results by
                  merchandising division.

                  (c) to Administrative Agent the results of each physical verification, if any, that Borrower or any of the Credit Parties may in their discretion have made, or caused any other

Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and be continuing, Borrower shall, upon the request of Administrative Agent, conduct, and deliver the results of, such physical verifications as Administrative Agent may require).

                  (d) if requested by Administrative Agent at any time when Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, or at any time following the occurrence and continuance of an Event of Default, as soon as reasonably available, but in no event later than three (3) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the last Business Day of the prior fiscal week (or as of the date of the most recent Borrowing Base Certificate in the case of any inaccuracy), in each case with supporting documentation required by paragraph f of this Annex F and (iii) such other supporting documentation and additional reports with respect to the Borrowing Base as Administrative Agent shall reasonably request.

                  (e) if requested by Administrative Agent, use its commercially reasonable efforts to cause its Cash Management Banks to provide promptly, but in any event within three (3) Business Days, an exposure report of each Cash Management Bank detailing its exposure in respect of Cash Management Obligations.

                  (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral or Obligations of any or all Credit Parties as Administrative Agent shall from time to time request in its reasonable discretion.

                  Any of the foregoing items delivered to Administrative Agent only will be made available to Lenders in electronic format unless such item was not delivered to Administrative Agent in electronic format in which case, such items will be delivered to Lenders by Administrative Agent upon request.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  Neither Holdings nor its Subsidiaries shall breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a) Maximum Capital Expenditures. Borrower and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period             Maximum Capital Expenditures per Period
------             ---------------------------------------
 2003                            $385,000,000
 2004                            $550,000,000
 2005                            $600,000,000

; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by (i) the positive amount equal to the lesser of (A) 20% of the amount of permitted Capital Expenditures for the immediately prior period, and (B) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount") and (ii) Capital Expenditures incurred in connection with Capital Leases resulting from sale leasebacks permitted under Section 6.12. In addition to the foregoing, Borrower and its Subsidiaries, on a consolidated basis, may make Capital Expenditures with Surplus Cash as provided in Section 6.2(l).

                  (b) Minimum EBITDA. During the period from and after the Fiscal Month immediately prior to an EBITDA Trigger Date and continuing until an EBITDA Release Date, if any, has occurred, Holdings and its Subsidiaries, on a consolidated basis, shall have at the end of each Fiscal Month set forth below, LTM EBITDA of not less than the following:

-----------------------------------------------------------
Period                      LTM EBITDA (in millions)
-----------------------------------------------------------
5/31/03                              -23
-----------------------------------------------------------
6/30/03                              -46
-----------------------------------------------------------
7/31/03                              -66
-----------------------------------------------------------
8/31/03                             -155
-----------------------------------------------------------
9/30/03                             -274
-----------------------------------------------------------
0/31/03                             -248
-----------------------------------------------------------
1/31/03                             -266
-----------------------------------------------------------
2/31/03                               49
-----------------------------------------------------------
1/31/04                              -10
-----------------------------------------------------------
2/28/04                             -127
-----------------------------------------------------------
3/31/04                             -169
-----------------------------------------------------------

-----------------------------------------------------------
 4/30/04                             -70
-----------------------------------------------------------
 5/31/04                               8
-----------------------------------------------------------
 6/30/04                              47
-----------------------------------------------------------
 7/31/04                              85
-----------------------------------------------------------
 8/31/04                             148
-----------------------------------------------------------
 9/30/04                             230
-----------------------------------------------------------
10/31/04                             218
-----------------------------------------------------------
11/31/04                             187
-----------------------------------------------------------
12/31/04                             289
-----------------------------------------------------------
 1/31/05                             274
-----------------------------------------------------------
 2/28/05                             284
-----------------------------------------------------------
 3/31/05                             304
-----------------------------------------------------------
 4/30/05                             349
-----------------------------------------------------------
 5/31/05                             372
-----------------------------------------------------------
 6/30/05                             391
-----------------------------------------------------------
 7/31/05                             413
-----------------------------------------------------------
 8/31/05                             432
-----------------------------------------------------------
 9/30/05                             442
-----------------------------------------------------------
10/31/05                             455
-----------------------------------------------------------
11/31/05                             477
-----------------------------------------------------------
12/31/05                             533
-----------------------------------------------------------
 1/31/06                             550
-----------------------------------------------------------
 2/28/06                             551
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 3/31/06                             552
-----------------------------------------------------------
 4/30/06                             576
-----------------------------------------------------------

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event shall there be more than two EBITDA Release Dates during the term of this Agreement.

                  (c) Minimum Excess Availability. Borrower shall maintain Excess Availability of not less than $100,000,000 at all times.

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Credit Loan Document, then at the request of Borrower, Administrative Agent or any Lender, the parties to this Agreement shall enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holding's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of the Majority Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants, (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Administrative Agent, Borrower and the Majority Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Credit Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agent, Borrower and the Majority Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements and Projections delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Credit Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. Notwithstanding anything to the contrary contained in any Loan Document, GAAP, consistently applied, shall include the effect of "fresh-start" accounting, and the application of "fresh-start" accounting shall not constitute an Accounting Change for the purposes hereof and thereof. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agent.

                            ANNEX H (SECTION 1.1(d))
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION

GE CAPITAL:

Name:                General Electric Capital Corporation
Bank:                Deutsche Bank Trust Company Americas
                     New York, New York
ABA#:                021001033
Account #:           50232854
Account Name:        GECC/CAF Depository
Reference:           CFN5033, Kmart POR

FLEET:

Name:                Fleet Retail Finance, Inc.
Bank:                FleetBoston Bank
ABA#:                011000138
Account #:           Kmart
Account Name:        UPS Capital, Distribution Finance
Reference:           Kmart

BOFA:

Name:                Bank of America, N.A.
Bank:                Bank of America, N.A.
ABA#:                121000358
Account #:           12353-03848
Account Name:        Credit to Bank of America Business Credit Inc.
Reference:           Kmart

OTHER LENDERS:

Name:                AmSouth Bank
Bank:                AmSouth Bank
ABA#:                062000019
Account #:           00110245
Account Name:        Corporate Clearing.
Reference:           Kmart; Attn: Anna x-5896

Name:                Bank One, N.A.
Bank:                Bank One, N.A.
ABA#:                071000770
Account #:           103103007
Account Name:        Syndications service
Reference:           Syndications servicing - K Mart

Name:                The CIT Group
Bank:                JPMorgan Chase Bank
ABA#:                021000021
Account #:           144-0-64425
Account Name:        The CIT Group/Business Credit, Inc.
Reference:           Kmart

Name:                Citigroup Investments Corporate Loan Fund, Inc.
Bank:                State Street Bank and Trust Co.
ABA#:                011000028
Account #:           6873-983-8
Account Name:        The Travelers Corporate Loan Fund
Reference:           Kmart

Name:                Congress Financial Corporation (Central)
Bank:                Wachovia Bank, N.A.
ABA#:                053000219
Account #:           5000000030266
Account Name:        Congress Financial Corporation (Central)
Reference:           KMART

Name:                Foothill Capital Corporation
Bank:                JPMorgan Chase Bank
ABA#:                021000021
Account #:           323-266193
Account Name:        Foothill Capital Corporation
Reference:           Kmart

Name:                The Foothill Group, Inc.
Bank:                JPMorgan Chase Bank
ABA#:                021000021
Account #:           323-266185
Account Name:        The Foothill Group, Inc.
Reference:           AIM/FGI/K-Mart

Name:                GMAC Commercial Finance LLC
Bank:                Bank One, Michigan
ABA#:                072000326
Account #:           3163249-84
Account Name:        GMAC Commercial Finance LLC
Reference:           Kmart Corporation

Name:                KZH CypressTree-1 LLC
Bank:                JPMorgan Chase Bank
ABA #:               02100021
Account #:           507-8-39196
Account Name:        KZH CypressTree-1 LLC
Reference:           Attn: Virginia Conway/Kmart

Name:                KZH ING-2 LLC
Bank:                JPMorgan Chase Bank
ABA #:               02100021
Account #:           507-8-76105
Account Name:        KZH ING-2 LLC
Reference:           Attn: Virginia Conway/Kmart

Name:                KZH STERLING LLC
Bank:                JPMorgan Chase Bank
ABA #:               02100021
Account #:           507-899083
Account Name:        KZH STERLING LLC
Reference:           Attn: Virginia Conway/Kmart

Name:                Longacre Master Fund, Ltd.
Bank:                JPMorgan Chase Bank
ABA#:                021000021
Account #:           904762521
Account Name:        Longacre Master Fund, Ltd.
Reference:           Kmart

Name:                Merrill Lynch Capital, a division of Merrill Lynch Business
                     Financial Services, Inc.
Bank:                LaSalle Bank, NA
ABA#:                071000505
Account #:           5800393182
Account Name:        MLBFS - Corporate Finance
Reference:           Kmart (Exit)

Name:                National City Commercial Finance, Inc.
Bank:                National City Bank
ABA#:                041000124
Account #:           3790116
Account Name:        National City Commercial Finance
Reference:           KMART Corporation

Name:                Orix Financial Services
Bank:                Mellon Bank
ABA#:                043000261
Account #:           0502481
Account Name:        Orix Financial Services, Inc.
Reference:           Kmart Corporation

Name:                PB Capital Corporation
Bank:                The Bank of New York
ABA#:                021000018
Account #:           890-0388-935
Account Name:        PB Capital Corporation
Reference:           Kmart

Name:                The Provident Bank
Bank:                The Provident Bank
ABA#:                042000424
Account #:           11320
Account Name:        Commercial Loans /CC-213
Reference:           Kmart

Name:                RZB Finance LLC
Bank:                Citibank, N.A.
ABA#:                021000089

Account #:           36177625
Account Name:        RZB Finance
Reference:           Kmart Exit

Name:                State of California Public Employees' Retirement System
Bank:                State Street Bank and Trust Co.
ABA#:                011 000028
Account #:           10733236
Account Name:        SW7F - Internal Mortgage ABL
Reference:           Attn: IMS/Kyla La Pierre

Name:                Textron Financial Corporation
Bank:                Bank One, N.A.
ABA#:                071000013
Account #:           5262496
Account Name:        Textron Financial Corporation
Reference:           Kmart

Name:                Transamerica Business Capital Corporation
Bank:                Bank One
ABA#:                071000013
Account #:           52-97184
Account Name:        Transamerica
Reference:           Kmart

Name:                Travelers Insurance Company
Bank:                JPMorgan Chase Bank
ABA#:                021000021
Account #:           910-2-587434
Account Name:        Travelers Private Placement Account
Reference:           Kmart

Name:                UPS Capital Corporation
Bank:                Bank of America, N.A.
ABA#:                111000012
Account #:           3751552118
Account Name:        UPS Capital, Distribution Finance
Reference:           Kmart Corporation

Name:                Whitehall Business Credit Corporation
Bank:                Webster Bank
ABA#:                21170101
Account #:           GL$ 1516001480
Account Name:        Kmart Emergence
Reference:           Kmart Corporation

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)      If to Administrative Agent or GE Capital, at

         General Electric Capital Corporation
         500 West Monroe Street
         Chicago, Illinois 60661-3679
         Attention: K-Mart, Account Manager
         Telecopier No.: (312) 463-3840
         Telephone No.: (312) 463-2300

         with copies to:

         Weil, Gotshal & Manges LLP
         100 Crescent Court, Suite 1300
         Dallas, Texas 75201
         Attention: Angela L. Fontana
         Telecopier No.: (214) 746-7777
         Telephone No.: (214) 746-7895

         and

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention:  Corporate Counsel-Commercial Finance
         Telecopier No.: (203) 316-7889
         Telephone No.: (203) 316-7552

(B)      If to Borrower, at
         Kmart Corporation
         3100 West Big Beaver Road
         Troy, Michigan 48084
         Attention: General Counsel
         Telecopier No.: (248) 637-4857
         Telephone No.: (248) 463-1000

         With copies to:

         Kmart Corporation
         3100 West Big Beaver Road
         Troy, Michigan 48084
         Attention: Chief Financial Officer
         Telecopier No.: (248) 262-8491
         Telephone No.: (248) 463-1000
         and

         Skadden, Arps, Slate, Meagher & Flom
         Four Times Square
         New York, New York 10036-6522
         Attention: Larry Frishman
         Telecopier No.: (212) 735-2000
         Telephone No.: (212) 735-3000

         and

         Skadden, Arps, Slate, Meagher & Flom
         333 West Wacker Drive
         Chicago, Illinois 60606
         Attention: John Wm. Butler, Jr.
         Telecopier No.: (312) 407-0411
         Telephone No.: (312) 407-0700

(C)      If to Lenders, at:

         Fleet Retail Finance, Inc.
         40 Broad Street, 10th Floor
         Boston, Massachusetts 02109
         Attention: James Dore
         Telecopier No.: (671) 434-4312
         Telephone No.: (671) 434-4184

         Bank of America, N.A.
         40 Broad Street, 10th Floor
         Boston, Massachusetts 02109
         Attention: James Dore
         Telecopier No.: (671) 434-4312
         Telephone No.: (671) 434-4184

         AmSouth Bank
         c/o AmSouth Capital Corp.
         350 Park Avenue, 20th Floor
         New York, New York 10022
         Attention: Kevin Rogers
         Telecopier No.: (212) 935-7458
         Telephone No.: (212) 935-2237

         Bank One, N.A.
         120 S. LaSalle Street, 8th Floor
         Mail Code IL1-1454
         Chicago, Illinois 60603
         Attention: Joseph R. Heskett
         Telecopier No.: (312) 661-6929
         Telephone No.: (312) 661-9759

         The CIT Group
         1211 Avenue of the Americas, 21st Floor
         New York, New York 10036
         Attention: Deborah Rogut
         Telecopier No,: (212) 536-9379
         Telephone No.: (212) 382-9002

         Citigroup Investments Corporate Loan Fund Inc.
         c/o Citigroup Investments, Inc.
         242 Trumbull Street
         P.O. Box 150449, 7th Floor
         Hartford, Connecticut 06115-0449
         Attention: Bill Galligan
         Telecopier No.: (617) 662-9663
         Telephone No.: (617) 662-1215

         Congress Financial Corporation (Central)
         150 S. Wacker Drive
         Suite 2200
         Chicago, Illinois 60606
         Attention: Keith C. Chapman
         Telecopier No.: (312) 332-0420
         Telephone No.: (312) 332-0424

         Foothill Capital Corporation
         2450 Colorado Avenue
         Suite 3000 West
         Santa Monica, California 90404
         Attention: Lan Wong
         Telecopier No.: (310) 453-7446
         Telephone No.: (310) 453-7316

         The Foothill Group, Inc.
         2450 Colorado Avenue
         Suite 3000 West
         Santa Monica, California 90404
         Attention: Mike Bohannon, Senior Vice President
         Telecopier No.: (310) 453-7470
         Telephone No.: (310) 453-7380

         GMAC Commercial Finance LLC
         461 Fifth Avenue
         New York, New York 10017
         Attention: Thomas Maiale
         Telecopier No.: (212) 489-3980
         Telephone No.: (212) 329-1603

         KZH CypressTree-1 LLC;
         KZH ING-2 LLC; and
         KZH STERLING LLC
         c/o JPMorgan Chase Bank
         4 MetroTech Center - 10th Floor
         Brooklyn, New York 11245
         Attention: Virginia Conway
         Telecopier No.: (718) 242-6220
         Telephone No.: (718) 242-4932

         Longacre Master Fund, Ltd.
         810 Seventh Avenue, 22nd Floor
         New York, New York 10019
         Attention: Marc Simon
         Telecopier No.: (212) 259-4247
         Telephone No.: (212) 259-4310

         Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.
         2 World Financial Center
         225 Liberty Street, 5th Floor
         New York, New York 10281
         Attention: Nicola Richards
         Telecopier No.: (212) 236-0048
         Telephone No.: (212) 236-5873

         National City Commercial Finance, Inc.
         1965 E. 6th Street, Suite 400
         Locator #3049
         Cleveland, Ohio 44114
         Attention: Kathryn Ellero, Vice President
         Telecopier No.: (216) 222-9555
         Telephone No.: (216) 222-3261

         Orix Financial Services, Inc.
         One S. Wacker Drive, Suite 2750
         Chicago, Illinois 60606
         Attention: Michael DuBois
         Telecopier No.: (770) 970-8094
         Telephone No.: (312) 469-5169

         PB Capital Corporation
         590 Madison Avenue, 30th Floor
         New York, New York 10022
         Attention: Tyler J. McCarthy
         Telecopier No.: (212) 756-5536
         Telephone No.: (212) 756-5923

         The Provident Bank
         309 Vine Street
         Cincinnati, Ohio 45202
         Attention: Tom Evans
         Telecopier No.: (513) 639-1588
         Telephone No.: (513) 639-1612

         RZB Finance LLC
         24 Grassy Plain Street
         Bethel, Connecticut 06801
         Attention: Chris Hoedl
         Telecopier No.: (203) 744-6474
         Telephone No.: (203) 207-7727

         State of California Public Employees' Retirement System
         400 P Street, Suite 3492
         Sacramento, California 95814
         Attention:  Paul Gee
         Telecopier No.: (916) 326-3330
         Telephone No.: (916) 341-2317

         Textron Financial Corporation
         11575 Great Oaks Way
         Suite 210
         Alpharetta, Georgia 30022
         Attention: Robert J. Dysart, Jr.
         Telecopier No.: (770) 360-1672
         Telephone No.: (770) 360-9600

         Transamerica Business Capital Corporation
         555 Theodore Fremd Avenue
         Suite C-301
         Rye, New York 10580
         Attention: Dennis Hultgren
         Telecopier No.: (914) 921-9072
         Telephone No.: (914) 925-7203

         The Travelers Insurance Company
         c/o Citigroup Investments, Inc.
         242 Trumbull Street
         P.O. Box 150449, 7th Floor
         Hartford, Connecticut 06115-0449
         Attention: Allen Cantrell
         Telecopier No.: (860) 308-8547
         Telephone No.: (860) 308-8320

         UPS Capital Corporation
         35 Glenlake Parkway
         Atlanta, Georgia 30328
         Attention: Jim DiProva
         Telecopier No.: (404) 828-4350
         Telephone No.: (404) 828-7962

         Whitehall Business Credit Corporation
         45 Braintree Hill Office Part
         Suite 303
         Braintree, Massachusetts 02184
         Attention: Brian Kennedy
         Telecopier No.: (781) 849-0140
         Telephone No.: (781) 849-8923

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT

                                                     REVOLVING LOAN        SYNTHETIC LOAN
LENDER                                                 COMMITMENT            COMMITMENT
General Electric Capital Corporation                $  425,000,000(1)      $   83,000,000

Fleet Retail Finance Inc.                           $  156,000,000         $   19,000,000

Bank of America, N.A                                $  156,000,000         $   19,000,000

AmSouth Bank                                        $   20,000,000

Bank One, NA                                        $  125,000,000         $   10,000,000

The CIT Group/Business Credit, Inc.                 $  125,000,000         $   10,000,000

Citigroup Investments Corporate Loan Fund, Inc.                            $    1,200,000

Congress Financial Corporation (Central)            $  123,000,000

Foothill Capital Corporation                        $   83,000,000         $    7,000,000

The Foothill Group, Inc.                            $   42,000,000         $    3,000,000

GMAC Commercial Finance LLC                         $  125,000,000         $   10,000,000

KZH CypressTree-1 LLC                                                      $    9,250,000

KZH ING-2 LLC                                                              $    9,250,000

KZH STERLING LLC                                                           $    5,500,000

Longacre Master Fund, Ltd.                                                 $   10,000,000

Merrill Lynch Capital                               $   50,000,000



---------------------
(1) Includes a Swing Line Commitment of $75,000,000.

                                               REVOLVING LOAN
LENDER                                           COMMITMENT      SYNTHETIC LOAN COMMITMENT
National City Commercial Finance, Inc.        $  100,000,000

Orix Financial Services, Inc.                 $   25,000,000

PB Capital Corporation                        $   25,000,000

The Provident Bank                            $   10,000,000

RZB Finance LLC, Connecticut Office
                                              $   15,000,000

State of California Public Employees'
Retirement System                             $  100,000,000

Textron Financial Corporation                 $   25,000,000

Transamerica Business Capital Corporation     $   25,000,000

The Travelers Insurance Company               $   10,000,000         $    3,800,000

UPS Capital Corporation                       $   20,000,000

Whitehall Business Credit Corporation
                                              $   15,000,000

TOTAL                                         $1,800,000,000         $  200,000,000

                              ANNEX K (SECTION 1.7)
                                       TO
                                CREDIT AGREEMENT

           ESTABLISHMENT OF RESERVES; OTHER CHANGES TO BORROWING BASE

                  (a) Except as provided in clause (e) below, Administrative Agent may from time to time (and, if required by Section 11.2, with the consent of Lenders required thereunder) establish new Reserves or modify existing Reserves against the Borrowing Base in Administrative Agent's reasonable and customary credit judgment upon ten (10) Business Days' notice to Borrower.

                  (b) Notwithstanding clause (a) above, Administrative Agent may (and, if required by Section 11.2, with the consent of Lenders required thereunder) establish new Reserves or modify existing Reserves against the Borrowing Base in its reasonable and customary credit judgment without notice to Borrower at any time if (i) an Event of Default has occurred and is continuing or (ii) as of any date of determination by Administrative Agent, Excess Availability has been less than the Applicable Trigger for the immediately preceding five (5) consecutive days (an "Initial Failure") and thereafter Excess Availability is less than the Applicable Trigger at any time within three (3) months of such Initial Failure (regardless of whether Excess Availability thereafter exceeds the Applicable Trigger) (each such event set forth in clauses (i) and (ii) of this clause (b), a "Trigger Event").

                  (c) Notwithstanding anything to the contrary contained herein, no Reserve shall be established with respect to creating a "holdback" equal to a specified percentage of the Revolving Commitment or the Borrowing Base.

                  (d)      (i) The following Reserves shall constitute Primary
Reserves:

                                    (A)      a Reserve in respect of any
                  Concentration Account if (A) any Concentration Account Bank requires Administrative Agent to guaranty or backstop any claims that such bank may have against the Collateral or (B) such Concentration Account Bank otherwise asserts a claim against the Collateral which is not permitted by the Control Agreement with respect to such Concentration Account;

                                    (B)      a Reserve in respect of the Pari
                  Passu Cash Management Obligations in an amount not to exceed the Pari Passu Cash Management Obligations;

                                    (C)      a Reserve in respect of any New
                  Depository Account unless Borrower provides Administrative Agent with a Letter of Direction (in the form of Exhibit 3.19 or otherwise reasonably acceptable to Administrative Agent) duly executed by the related Depository Bank and the relevant Credit Party;

                                    (D)      a Reserve in respect (i) of Stores
                  for which rent is overdue and which are located in states in which the landlord would have a priming lien by operation of law and (ii) DCs for which rent is overdue, unless Borrower has delivered a certificate, duly executed by a Financial Officer and dated as of the date of the most recent Borrowing Base Certificate which was delivered nearest to the last day of the preceding calendar month, that the rental expenses that are due and payable for at least ninety-five percent (95%) of all Stores and one-hundred percent (100%) of all DCs have been paid current as of the immediately preceding calendar month; provided that, to the extent such certification cannot be made by Borrower, Administrative Agent shall not establish a Reserve for any such Store or DC for which it has received a landlord's lien waiver in form and substance reasonably satisfactory to it signed by such landlord;

                                    (E)      a Reserve for Specified Hedging
                  Agreements and Bank Product Agreements to the extent the Obligations thereunder are secured by a pari passu Lien on the Collateral; and

                                    (F)      without duplication of clause (D)
                  above, a Reserve for the failure to deliver any consent or waiver required pursuant to Section 5.9.

                           (ii)     The following Reserves shall constitute
Secondary Reserves:

                                    (A)      the Martha Stewart Reserve, if
                  applicable;

                                    (B)      Reserves for royalties payable in
                  respect of licensed merchandise (other than Martha Stewart merchandise); and

                                    (C)      the Kmart Gift Card Liability
                  Reserve.

                  (e) Without limiting clauses (a) and (b) of this Annex K, changes in the amount of (based on arithmetic and not on the modification of, or establishment of new, criteria with respect to) the Reserves set forth in clause
(d) above or any new Reserve established in accordance with the terms of this Annex K may be made from time to time by Administrative Agent without notice to Borrower.

                  (f) With respect to any Reserves established or modified pursuant to paragraphs (a) or (b) of this Annex K, Administrative Agent shall notify Borrower of the manner in which such Reserves are to be deducted from Borrowing Availability (e.g., whether as an "Inventory Reserve", a "Primary Reserve" or a "Secondary Reserve".).

                  (g) Notwithstanding anything to the contrary contained herein, (i) no Reserve shall be established with respect to cash management-related obligations or statutory landlord Liens except as expressly provided in paragraphs (d)(i)(A), (d)(i)(B), (d)(i)(C) and (d)(i)(D) above and
(ii) any Reserves taken in any appraisal shall be without duplication of any Reserve taken herein.

                                TABLE OF CONTENTS

                                                                                                                  PAGE
1.       AMOUNT AND TERMS OF CREDIT.............................................................................    2

         1.1      Credit Facilities.............................................................................    2

         1.2      Letters of Credit.............................................................................    5

         1.3      Prepayments...................................................................................    5

         1.4      Use of Proceeds...............................................................................    6

         1.5      Interest and Applicable Margins...............................................................    7

         1.6      Intentionally Omitted.........................................................................    9

         1.7      Imposition of Reserves, etc...................................................................    9

         1.8      Cash Management Systems.......................................................................   10

         1.9      Fees..........................................................................................   10

         1.10     Receipt of Payments...........................................................................   10

         1.11     Application and Allocation of Payments........................................................   10

         1.12     Loan Account and Accounting...................................................................   12

         1.13     Indemnity.....................................................................................   12

         1.14     Access........................................................................................   14

         1.15     Taxes.........................................................................................   14

         1.16     Capital Adequacy; Increased Costs; Illegality.................................................   16

         1.17     Change of Lending Office......................................................................   17

         1.18     Single Loan...................................................................................   17

2.       CONDITIONS PRECEDENT...................................................................................   18

         2.1      Conditions to the Initial Loans...............................................................   18

         2.2      Further Conditions to Each Loan...............................................................   19

3.       REPRESENTATIONS AND WARRANTIES.........................................................................   20

         3.1      Corporate Existence; Compliance with Law......................................................   20

         3.2      Executive Offices, Collateral Locations, FEIN.................................................   21

         3.3      Corporate Power, Authorization, Enforceable Obligations.......................................   21

         3.4      Financial Statements and Projections..........................................................   21

         3.5      Material Adverse Effect.......................................................................   22
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         3.6      Ownership of Property; Liens..................................................................   22

         3.7      Labor Matters.................................................................................   23

         3.8      Ventures and Subsidiaries; Outstanding Stock and Indebtedness.................................   23

         3.9      Government Regulation.........................................................................   24

         3.10     Margin Regulations............................................................................   24

         3.11     Taxes.........................................................................................   24

         3.12     ERISA.........................................................................................   25

         3.13     No Litigation.................................................................................   26

         3.14     Brokers.......................................................................................   26

         3.15     Intellectual Property.........................................................................   26

         3.16     Full Disclosure...............................................................................   27

         3.17     Environmental Matters.........................................................................   27

         3.18     Insurance.....................................................................................   28

         3.19     Deposit and Loan Proceeds Accounts............................................................   28

         3.20     Vendor and Trade Relations....................................................................   28

         3.21     Solvency......................................................................................   28

         3.22     Status of Holdings............................................................................   29

         3.23     Subordinated Debt.............................................................................   29

         3.24     Obligations of Non-Credit Parties.............................................................   29

4.       FINANCIAL STATEMENTS AND INFORMATION...................................................................   29

         4.1      Reports and Notices...........................................................................   29

         4.2      Communication with Accountants................................................................   29

         4.3      Collateral Monitoring and Review..............................................................   29

5.       AFFIRMATIVE COVENANTS..................................................................................   30

         5.1      Maintenance of Existence and Conduct of Business..............................................   30

         5.2      Payment of Charges............................................................................   30

         5.3      Books and Records.............................................................................   31

         5.4      Insurance; Damage to or Destruction of Collateral.............................................   31
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         5.5      Compliance with Laws..........................................................................   33

         5.6      Supplemental Disclosure.......................................................................   33

         5.7      Intellectual Property.........................................................................   33

         5.8      Environmental Matters.........................................................................   34

         5.9      Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.........   35

         5.10     Further Assurances............................................................................   35

         5.11     Compliance with Material Agreements...........................................................   36

         5.12     Letters of Direction..........................................................................   36

         5.13     ERISA.........................................................................................   36

6.       NEGATIVE COVENANTS.....................................................................................   37

         6.1      Mergers.......................................................................................   37

         6.2      Investments; Loans and Advances...............................................................   37

         6.3      Indebtedness..................................................................................   39

         6.4      Employee Loans and Affiliate Transactions.....................................................   41

         6.5      Capital Structure and Business................................................................   42

         6.6      Guaranteed Indebtedness.......................................................................   42

         6.7      Liens.........................................................................................   43

         6.8      Sale of Stock and Assets......................................................................   43

         6.9      ERISA.........................................................................................   46

         6.10     Financial Covenants...........................................................................   47

         6.11     Hazardous Materials...........................................................................   47

         6.12     Sale-Leasebacks...............................................................................   47

         6.13     Restricted Payments...........................................................................   47

         6.14     Change of Corporate Name or Location; Change of Fiscal Year...................................   48

         6.15     No Impairment of Intercompany Transfers.......................................................   49

         6.16     Changes Relating to Subordinated Debt; Material Contracts.....................................   49

         6.17     Holdings......................................................................................   49

         6.18     No Speculative Transactions...................................................................   50
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7.       TERM...................................................................................................   50

         7.1      Termination...................................................................................   50

         7.2      Survival of Obligations Upon Termination of Financing Arrangements............................   50

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................................................................   50

         8.1      Events of Default.............................................................................   50

         8.2      Remedies......................................................................................   52

         8.3      Waivers by Credit Parties.....................................................................   53

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT....................................................   53

         9.1      Assignment and Participations.................................................................   53

         9.2      Appointment of Administrative Agent...........................................................   57

         9.3      Administrative Agent's Reliance, Etc..........................................................   58

         9.4      GE Capital and Affiliates.....................................................................   58

         9.5      Lender Credit Decision........................................................................   59

         9.6      Indemnification...............................................................................   59

         9.7      Successor Administrative Agent................................................................   59

         9.8      Setoff and Sharing of Payments................................................................   60

         9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert......................   61

10.      SUCCESSORS AND ASSIGNS.................................................................................   63

         10.1     Successors and Assigns........................................................................   63

11.      MISCELLANEOUS..........................................................................................   64

         11.1     Complete Agreement; Modification of Agreement.................................................   64

         11.2     Amendments and Waivers........................................................................   64

         11.3     Fees and Expenses.............................................................................   66

         11.4     No Waiver.....................................................................................   67

         11.5     Remedies......................................................................................   68

         11.6     Severability..................................................................................   68

         11.7     Conflict of Terms.............................................................................   68

         11.8     Confidentiality...............................................................................   68
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         11.9     GOVERNING LAW.................................................................................   69

         11.10    Notices.......................................................................................   70

         11.11    Section Titles................................................................................   70

         11.12    Counterparts..................................................................................   70

         11.13    WAIVER OF JURY TRIAL..........................................................................   70

         11.14    Press Releases and Related Matters............................................................   71

         11.15    Reinstatement.................................................................................   71

         11.16    Advice of Counsel.............................................................................   71

         11.17    No Strict Construction........................................................................   71
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